UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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PayPal Holdings, Inc.

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Notice of 2016
Annual Meeting
of Stockholders and
Proxy Statement

Date: May 25, 2016 at 8:00 a.m. Pacific Time

Virtual Meeting by webcast at pypl.onlineshareholdermeeting.com

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MESSAGE FROM OUR CHAIRMAN OF THE BOARD AND LEAD INDEPENDENT DIRECTOR

Dear PayPal Stockholder:

We are pleased to invite you to attend the first annual meeting of stockholders of PayPal Holdings, Inc. on Wednesday, May 25, 2016 at 8:00 a.m. Pacific Time. Our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via live webcast. You will be able to attend the virtual annual meeting of stockholders online and submit your questions during the meeting by visiting pypl.onlineshareholdermeeting.com. You also will be able to vote your shares electronically at the virtual annual meeting.

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the company. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Details regarding how to attend the meeting online and the business to be conducted at the annual meeting are more fully described in the accompanying proxy statement.

We will be providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2015 Annual Report beginning on or about April 14, 2016. This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how to receive a paper copy of our proxy materials, including this proxy statement, our 2015 Annual Report, and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail.

Your vote is important. Regardless of whether you plan to participate in the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet, by telephone, or by mail (if you received paper copies of the proxy materials) by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the virtual annual meeting regardless of whether you attend the meeting online. You may also vote your shares electronically during the virtual annual meeting.

Sincerely yours,

John J. Donahoe Chairman of the Board	David M. Moffett Lead Independent Director

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2016 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement

2016 Proxy Statement

3

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NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 25, 2016

Time:	8:00 a.m. Pacific Time

Place:	The 2016 Annual Meeting of Stockholders will be held virtually and can be accessed online at pypl.onlineshareholdermeeting.com. There is no physical location for the 2016 Annual Meeting.

Items of Business:

1.	Election of nine director nominees identified in the proxy statement.
2.	Advisory vote to approve the compensation of our named executive officers.
3.	Advisory vote to approve the frequency of our future advisory votes approving the compensation of our named executive officers.
4.	Approval of the amendment and restatement of our 2015 Equity Incentive Award Plan.
5.	Approval of the amendment and restatement of the PayPal Employee Incentive Plan.
6.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2016.
7.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date:

The Board of Directors set April 4, 2016 as the record date for the Annual Meeting. That means our stockholders of record at the close of business on that date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournment or postponements of the Annual Meeting.

Voting Information:

It is important that your shares be represented and voted at the Annual Meeting. You may vote your shares electronically via the Internet, by telephone, by mail, or during the virtual Annual Meeting. Please carefully review the proxy materials and follow the instructions on Pages 111-112 to vote.

By Order of the Board of Directors

A. Louise Pentland

Senior Vice President, Chief Legal Officer and Secretary
April 14, 2016

How to Vote

YOUR VOTE IS IMPORTANT. You are eligible to vote if you were a stockholder at the close of business on April 4, 2016. Even if you plan to attend the meeting, please vote as soon as possible using any of the following methods. In all cases, you should have your proxy card or voting instruction form on hand and follow the instructions:

By Internet

Before the meeting, you can vote your shares online at www.proxyvote.com.

During the meeting, you can vote your shares online at pypl.onlineshareholdermeeting.com

By Telephone

You can vote your shares by calling (800) 690-6903

By Mailing Your Proxy Card

You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope

Participation in Virtual Meeting:

We are pleased to invite you to participate in our first Annual Meeting, which will be presented exclusively online. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how to vote your shares of Company stock by attending the virtual Annual Meeting by webcast. To submit your questions during the Annual Meeting, please log on to pypl.onlineshareholdermeeting.com. You will need to enter the 16-digit control number received with your Proxy or Notice of Internet Availability of Proxy Materials to enter the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON MAY 25, 2016

This Notice of Annual Meeting and Proxy Statement and our
2015 Annual Report are available at
https://investor.paypal-corp.com/annuals-proxies.cfm.

2016 Proxy Statement

5

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Proposals Requiring Your Vote

Stockholders are being asked to vote on the following matters at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”):

Proposal 1	Election of nine directors identified below (page 11)

The Board and the Corporate Governance and Nominating Committee believe that the nine director nominees identified in this proxy statement possess the necessary experience, skills and qualifications to provide advice and oversight of the strategic and operational direction of the Company and oversee its executive management to support the long-term interests of the Company and its stockholders.

Our Board’s Recommendation	FOR each director nominee

2016 Director Nominees

				Other Public
		Director	Committee	Company
Name & Primary Occupation	Age	since	Memberships*	Boards
Wences Casares (Independent)	42	2016	Compensation	–
CEO and Founder, Xapo Inc.
Jonathan Christodoro (Independent)	40	2015	Compensation	5
Managing Director, Icahn Capital LP
John J. Donahoe	55	2015		2
Former President and CEO, eBay Inc.
David W. Dorman (Independent)	62	2015	Compensation (Chair);	1
Chairman and CEO, AT&T Corporation (retired)			Governance
Gail J. McGovern (Independent)	64	2015	Audit;	1
President and CEO, American Red Cross			Governance (Chair)
David M. Moffett (Independent)	64	2015	Audit (Chair)	2
CEO, Federal Home Loan Mortgage Corp. (retired)
Pierre M. Omidyar (Independent)	48	2015		1
Founder, eBay Inc.
Daniel H. Schulman	58	2015		2
President and CEO, PayPal Holdings, Inc.
Frank D. Yeary (Independent)	52	2015	Audit	1
Executive Chairman, CamberView Partners, LLC

* Audit = Audit Committee; Compensation = Compensation Committee; Governance = Corporate Governance and Nominating Committee

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6	Proxy Statement Summary

Corporate Governance

The Board of Directors (the “Board” or the “PayPal Board”) of PayPal Holdings, Inc. (the “Company”, “PayPal”, “we”, or “us”) is committed to good corporate governance. We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens Board and management accountability, and engenders public trust. The Board is responsible for providing advice and oversight of the strategic and operational direction of the Company and overseeing its executive management to support the long-term interests of the Company and its stockholders.

The following is a list of key governance provisions that demonstrate PayPal’s commitment to transparency and accountability:

Strong board independence (seven of nine director nominees are independent)	Separate Chairman and CEO roles
Independent Chairman or Lead Independent Director with robust responsibilities	All directors stand for annual election
Majority vote standard for uncontested director elections	Strong stockholder engagement practices
Stockholder right to call a special meeting	Proxy access for qualifying stockholders
Simple majority vote standard for bylaw/charter amendments and transactions	Stock ownership requirements for our executive officers and directors

2016 Proxy Statement

Proxy Statement Summary	7

Proposal 2	Advisory vote to approve the compensation of our named executive officers (page 38)

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say on pay”) as described in the Compensation Discussion and Analysis section beginning on page 40 and the Compensation Tables section beginning on page 75.

Our Board’s Recommendation	FOR

Proposal 3	Advisory vote to approve the frequency of our future advisory votes approving the compensation of our named executive officers (page 39)

We are asking our stockholders to approve, on a non-binding, advisory basis, the frequency of our future stockholder “say on pay” advisory votes.

Our Board’s Recommendation	FOR “EVERY YEAR”

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8	Proxy Statement Summary

Executive Compensation

Our Compensation Program

2015 was a year of transition for our executive compensation program, as we completed our separation from eBay Inc. (the “Separation”) and became a separate public company focused on payments and commerce. Prior to the Separation, the compensation decisions of the Compensation Committee of the Board of Directors of eBay Inc. (“eBay”) were guided by eBay’s compensation philosophy and practices, as follows:

•	align compensation with our business objectives and performance,
•	motivate named executive officers (“NEOs”) to enhance long-term stockholder value,
•	position us competitively among the companies against which we recruit and compete for talent, and
•	enable us to attract, retain, and reward NEOs and other key employees who contribute to our long-term success.

Following the Separation, in addition to the prior philosophy and practices, we prioritized the following:

•	Simplicity, Transparency and Clarity of our programs – such that executives can directly link Company and individual performance to their pay, and further, such that stockholders can directly link returns on their investment to Company performance
•	One Team – unified goals and objectives for the entire executive staff (and all employees Company-wide) to drive operational decisions and Company performance
•	Winning the War for Talent – recognizing the unique financial technology (“FinTech”) space PayPal has entered post-Separation, prioritizing nimble and aggressive compensation strategies to attract and retain key talent
•	Individual Performance – such that top performers are compensated commensurate with results, both on the upside and the downside, and holding leaders accountable for under-performance

Our 2015 NEO Pay

Our guiding principle for our executive compensation program continues to be aligning executive compensation with the interests of our stockholders by tying a significant portion of executive compensation to our performance. The following pie charts show the target total direct compensation mix for 2015 for Mr. Schulman as our Chief Executive Officer and the average for our other NEOs. Target Total Direct Compensation is the sum of (i) 2015 base salary, as shown in the “Salary” column of the Summary Compensation Table, (ii) target 2015 incentive cash award, as shown as the “Target Incentive Amount” in the table under the “Annual Incentive Award Program – Target Incentive Amounts” section below and (iii) target annual long-term incentive value, as shown as “2015 LTI Grant Value” in the tables under the “Long-Term Incentive Components – Long-Term Incentive Annual Target Value” section below.

2016 Proxy Statement

Proxy Statement Summary	9

Our Pay Practices

We are committed to having strong governance standards with respect to our compensation programs and practices. Consistent with this focus, we have the following programs and practices that we believe are mindful of the concerns of our stockholders and governance best practices.

What We Do	Emphasize pay for performance alignment – the majority of our NEOs’ Target Total Direct Compensation in 2015 is performance-based compensation
Maintain a clawback policy
Set meaningful stock ownership guidelines, including certain stock retention requirements until stock ownership guidelines are met for executive officers
Prohibit hedging and pledging transactions
Set multi-year vesting schedule requirements, with limited exceptions
The Compensation Committee retains an independent compensation consultant
We perform an annual risk assessment and based on such assessment, we concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company
The Compensation Committee, with the assistance of its independent compensation consultant, reviews the makeup of our comparator peer groups annually and makes adjustments to the composition of the groups as it deems appropriate
What We Don’t Do	No tax gross-ups for change in control benefits and perquisites
No “single trigger” payments and acceleration of equity awards to executives upon a change in control
No tax gross-ups on perquisites other than in limited circumstances for business-related relocations and assignment-related benefits that are under our control, are at our direction and are deemed to benefit our business operations
No continuation of fringe benefits following a termination of employment under our severance and change in control arrangements
No discounting of stock options or repricing of underwater stock options without stockholder approval

Supporting our Executive Compensation Program

The Compensation Committee believes that the goals of our executive compensation program are appropriate and that our executive compensation programs support PayPal’s growth strategy and are well aligned with creating long-term stockholder value.

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10	Proxy Statement Summary

Proposal 4	Approval of the amendment and restatement of our 2015 Equity Incentive Award Plan (page 89)

We are seeking stockholder approval of the amendment and restatement of our 2015 Equity Incentive Award Plan (the “Amended Plan”), and to approve the material terms, including the performance metrics, of the Amended Plan in connection with the requirements of Section 162(m) of the Internal Revenue Code. We are not requesting approval of any additional shares for issuance under the Amended Plan.

Our Board’s Recommendation	FOR

Proposal 5	Approval of the amendment and restatement of the PayPal Employee Incentive Award Plan (page 99)

We are seeking stockholder approval of the amendment and restatement of the PayPal Employee Incentive Plan (the “Amended EIP”) and to approve the material terms, including the performance metrics, of the Amended EIP in connection with the requirements of Section 162(m) of the Internal Revenue Code.

Our Board’s Recommendation	FOR

Proposal 6	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2016 (page 104)

The Board and the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending December 31, 2016 is in the best interests of the Company and its stockholders. As a matter of good corporate practice, we are asking stockholders to ratify the Audit Committee’s selection of PwC for 2016.

Our Board’s Recommendation	FOR

2016 Proxy Statement

11

PROPOSAL 1 — ELECTION OF DIRECTORS

Nine directors have been nominated by our Board for election at the Annual Meeting to serve until our 2017 Annual Meeting of Stockholders and until their successors are elected and qualified. All of the nominees are currently members of the Board. All of the director nominees are independent under the listing standards of The NASDAQ Stock Market, except for Messrs. Schulman and Donahoe.

Each of our current directors (except for Mr. Casares) joined the Company in June or July 2015 in connection with the Separation. Messrs. Dorman, Donahoe, Moffett, Omidyar, Schulman and Yeary and Ms. McGovern were elected to the Board based on recommendations from the eBay Corporate Governance and Nominating Committee. Mr. Christodoro was initially elected to the eBay Board pursuant to the nomination and standstill agreement between eBay and the lcahn Group entered into on January 21, 2015 (the “Standstill Agreement”). At the time of the Separation in July 2015, the Company assumed certain obligations under the Standstill Agreement, which no longer applied to eBay. Pursuant to the Standstill Agreement, Mr. Christodoro resigned from the eBay Board and became a member of the PayPal Board, with such resignation and appointment effective as of the effective the time of the Separation. A full description of the Standstill Agreement is included in a Form 8-K filed with the SEC by eBay on January 23, 2015. Pursuant to the Standstill Agreement, the Company has agreed to use its reasonable best efforts to cause Mr. Christodoro to be elected, including recommending that the Company’s stockholders vote in favor of Mr. Christodoro. The Standstill Agreement also includes standstill and voting provisions applicable to the Icahn Group’s ownership of shares of the Company’s common stock, including an agreement to vote in favor of the Company’s director nominees so long as Mr. Christodoro is included in the Company’s slate of director nominees. Mr. Casares was elected to the Board in January 2016 based on recommendations from our Corporate Governance and Nominating Committee (the “Governance Committee”). None of our current directors has been elected by our public stockholders.

Each director will be elected by the affirmative vote of a majority of the votes cast, meaning that the numbers of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” that nominee.

We expect that each director nominee will be able to serve if elected. If any director nominee is not able to serve, proxies may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.

Majority Vote Standard

Under our Bylaws, directors must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the Annual Meeting. This means that the number of votes cast “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes are not counted as votes “FOR” or “AGAINST” a director nominee. If a director nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Bylaws and the Governance Guidelines of the Board (the “Corporate Governance Guidelines”), each director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. Within 90 days of the certification of the stockholder vote, the Governance Committee or another committee of the Board would make a recommendation to the Board about whether to accept the resignation, and the Board would be required to decide whether to accept the resignation and to publicly disclose its decision and the rationale behind it.

In a contested election, the required vote would be a plurality of votes cast.

Director Nominees

The Governance Committee and the Board have evaluated each of the director nominees against the factors and principles used to select director nominees. Based on this evaluation, the Governance Committee and the Board have concluded that it is in the best interests of the Company and its stockholders for each of the proposed

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12	Proposal 1 — Election of Directors

director nominees listed below to continue to serve as a director of the Company. The Board believes that each of the director nominees has a strong track record of being a responsible steward of stockholders’ interests and brings extraordinarily valuable insight, perspective and expertise to the Board. Additional reasons that the Board recommends supporting the election of each the director nominees include:

•	All of the director nominees have high-level managerial experience in relatively complex organizations.
•	Each director nominee has highly relevant professional experience in management, technology, innovation, finance and/or payments.
•	Each director nominee is highly engaged and able to commit the time and resources needed to provide active oversight of PayPal and its management. Each of our directors attended at least 75% of all of our Board meetings and committee meetings for committees on which such director served during 2015.
•	We believe each director nominee is an individual of high character and integrity and is able to contribute to strong board dynamics.
•	Each director nominee has experience and expertise that complement the skill sets of the other director nominees.

Below is biographical information about the director nominees and their specific experience, skills and qualifications which led the Board and the Governance Committee to conclude that they should continue to serve as directors of PayPal.

The Board of Directors Recommends a Vote FOR each of the Following Director Nominees

Wences Casares	Age 42	Director since January 2016
CEO and Founder, Xapo Inc.

INDEPENDENT DIRECTOR PayPal Board Committees Compensation		DIRECTOR QUALIFICATION HIGHLIGHTS
CEO Experience
Innovator
Technology Driven
Payments Experience

Biography

Mr. Casares has served as a director of PayPal since January 2016. He is the Founder of Xapo Inc., a bitcoin wallet and vault startup, and has served as its Chief Executive Officer since March 2014. From October 2011 to March 2014, Mr. Casares was Founder and Chief Executive Officer of Lemon Inc., a digital wallet platform. From March 2007 to October 2011, Mr. Casares was Co-Chief Executive Officer of Bling Nation Ltd., a mobile payments platform. He also serves on the Board of Directors of Kiva.org and Endeavor Global, Inc.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Casares’s unique line of sight into the future of commerce and payment technologies is ideally aligned with PayPal’s vision of transforming the management and movement of money for people around the globe.

2016 Proxy Statement

Proposal 1 — Election of Directors	13

Jonathan Christodoro	Age 40	Director since July 2015
Managing Director,
Icahn Capital LP

INDEPENDENT DIRECTOR PayPal Board Committees Compensation		DIRECTOR QUALIFICATION HIGHLIGHTS
Senior Leadership Experience
Public Company Board Service
Finance
Mergers and Acquisitions

Biography

Mr. Christodoro has served as a director of PayPal since July 2015. He was previously a board member of eBay from March 2015 to July 2015. Mr. Christodoro has served as a Managing Director of Icahn Capital LP, the entity through which Carl C. Icahn manages investment funds, since July 2012. Prior to joining Icahn Capital, Mr. Christodoro served in various investment and research roles at P2 Capital Partners, LLC from March 2007 to July 2012. Mr. Christodoro began his career as an investment banking analyst at Morgan Stanley, where he focused on merger and acquisition transactions across a variety of industries. Mr. Christodoro also serves on the Board of Directors of American Railcar Industries, Inc., Cheniere Energy, Inc., Enzon Pharmaceuticals, Inc., Herbalife Ltd., and Lyft, Inc.

Mr. Christodoro received an M.B.A from the University of Pennsylvania’s Wharton School of Business. Mr. Christodoro received a B.S. in Applied Economics and Management Magna Cum Laude from Cornell University. Mr. Christodoro also served in the United States Marine Corps.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Christodoro has over 15 years of extensive financial, strategic and investment experience advising and investing in public companies, including at the board level.

www.paypal.com

14	Proposal 1 — Election of Directors

John J. Donahoe	Age 55	Director since July 2015
Former CEO and President,
eBay Inc.

DIRECTOR QUALIFICATION HIGHLIGHTS
CEO Experience
PayPal Board Committees		Public Company Board Service
None		Strategic Planning
International Experience

Biography

Mr. Donahoe has served as Chairman of the PayPal Board since July 2015. He served as the President and Chief Executive Officer of eBay from March 2008 to July 2015, and a director from January 2008 to July 2015. From January 2012 until April 2012, Mr. Donahoe served as Interim President of the PayPal business. From January 2008 to March 2008, Mr. Donahoe served as CEO-designate of eBay. From March 2005 to January 2008, Mr. Donahoe served as President, eBay Marketplaces. From January 2000 to February 2005, Mr. Donahoe served as the Worldwide Managing Director of Bain & Company. Mr. Donahoe also serves on the Board of Directors of Intel Corporation and Nike, Inc.

Mr. Donahoe received his B.A. in Economics from Dartmouth College and an M.B.A. from the Stanford Graduate School of Business.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Donahoe brings extensive industry experience and deep knowledge of PayPal’s day-to-day operations based on his former role as director, President and Chief Executive Officer of eBay and previous managerial experience as Interim President of the PayPal business.

2016 Proxy Statement

Proposal 1 — Election of Directors	15

David W. Dorman	Age 62	Director since June 2015
Chairman and CEO, AT&T
Corporation (retired)

INDEPENDENT DIRECTOR PayPal Board Committees Compensation (Chair) Governance		DIRECTOR QUALIFICATION HIGHLIGHTS
CEO Experience
Public Company Board Service
Strategic Planning
Finance

Biography

Mr. Dorman has served as a director of PayPal since June 2015. He previously served as a board member of eBay from June 2014 to July 2015. Mr. Dorman has been the Non-Executive Chairman of the Board of CVS Health Corporation, a pharmacy healthcare provider, since May 2011, and is the former Chairman and Chief Executive Officer of AT&T Corporation a telecommunications company (formerly known as SBC Communications Inc.). He is also Founding Partner of Centerview Capital, a private investment firm, since July 2013. He was formerly Non-Executive Chairman of the Board of Motorola Solutions, Inc. (formerly Motorola, Inc.), a leading provider of business and mission critical communication products and services for enterprise and government customers. He served as Non-Executive Chairman of the Board of Motorola, Inc. from May 2008 until the separation of its mobile devices and home businesses in January 2011. From October 2006 to May 2008, he was a Senior Advisor and Managing Director to Warburg Pincus LLC, a global private equity firm. From November 2005 until January 2006, Mr. Dorman served as President and a director of AT&T Corporation. From November 2002 until November 2005, Mr. Dorman was Chairman of the Board and Chief Executive Officer of AT&T Corporation. Prior to this, he was President of AT&T Corporation from 2000 to 2002 and the Chief Executive Officer of Concert Communications Services, a former global venture created by AT&T Corporation and British Telecommunications plc, from 1999 to 2000. Mr. Dorman also serves on the Board of Directors of Yum! Brands, Inc. and as a Trustee for Georgia Tech Foundation, Inc.

Mr. Dorman received his B.S. in industrial management from Georgia Institute of Technology.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Dorman’s leadership as former Chairman and Chief Executive Officer of AT&T Corporation and his extensive experience in global telecommunications-related businesses as a former Chief Executive Officer, as well as expertise in finance, strategic planning and public company executive compensation adds to the strong leadership expertise of the board.

www.paypal.com

16	Proposal 1 — Election of Directors

Gail J. McGovern	Age 64	Director since June 2015
President and CEO,
American Red Cross

INDEPENDENT DIRECTOR PayPal Board Committees Audit Governance (Chair)		DIRECTOR QUALIFICATION HIGHLIGHTS
CEO Experience
Public Company Board Service
Strategic Planning
Finance

Biography

Ms. McGovern has served as a director of PayPal since June 2015. She previously served as a board member of eBay from March 2015 to July 2015. Ms. McGovern is the President and Chief Executive Officer of the American Red Cross, a humanitarian organization, and has served in that position since June 2008. From 2002 to 2008, Ms. McGovern served as a Professor at Harvard Business School. Ms. McGovern also served as President of Fidelity Personal Investments, a unit of Fidelity Investments from 1998 to 2002 and Executive Vice President of the Consumer Markets Division at AT&T Corporation from 1997 to 1998. Ms. McGovern also serves as a trustee of John Hopkins Medicine, and a director of DTE Energy Company.

Ms. McGovern received her B.A. in quantitative sciences from Johns Hopkins University and her M.B.A. from Columbia University.

Skills and Qualifications of Particular Relevance to PayPal

Ms. McGovern’s leadership experience as President and Chief Executive Officer of the American Red Cross adds to the strong leadership expertise of the board and brings a strong perspective from the academic and nonprofit worlds and her extensive executive experience in marketing and sales, customer relations, corporate finance, strategic planning and government relations and knowledge of regulatory matters adds depth to the Board.

2016 Proxy Statement

Proposal 1 — Election of Directors	17

David M. Moffett	Age 64	Director since June 2015
CEO, Federal Home Loan
Mortgage Corp (retired)

INDEPENDENT DIRECTOR PayPal Board Committees Audit (Chair)		DIRECTOR QUALIFICATION HIGHLIGHTS
CEO Experience
Public Company Board Service
Payments Experience
Finance

Biography

Mr. Moffett has served as a director of PayPal since June 2015 and as Lead Independent Director since July 2015. He was previously a board member of eBay from July 2007 to July 2015. Mr. Moffett served as Chief Executive Officer of Federal Home Loan Mortgage Corp. (“Freddie Mac”) from September 2008 until his retirement in March 2009. He also served as a director of Freddie Mac from December 2008 to March 2009. In 1993, Mr. Moffett joined Star Banc Corporation, a bank holding company, as Chief Financial Officer and during his tenure played an integral role in the acquisition of Firstar Corporation in 1998 and later U.S. Bancorp in 2001. Mr. Moffett remained Chief Financial Officer of U.S. Bancorp until 2007. Mr. Moffett also serves on the Board of Directors of CIT Group Inc., Genworth Financial, Inc. and as a Trustee for Columbia Atlantic Mutual Funds and University of Oklahoma Foundation and as a consultant to various financial services companies.

Mr. Moffett received a B.A. from the University of Oklahoma and an M.B.A. from Southern Methodist University.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Moffett has more than 30 years of strategic finance, risk management, and operational experience in banking and payment processing. He brings this strong financial expertise to his role on the Board and as the Chair of the Audit Committee. He also has extensive global financial management and regulatory expertise as a former Chief Executive Officer and Chief Financial Officer of financial services companies. Mr. Moffett has extensive experience in the payments business as a result of his involvement with the development of U.S. Bancorp’s global expansion of its merchant processing business, which is particularly relevant to PayPal’s business. Mr. Moffett’s leadership experience as Chief Executive Officer of Freddie Mac adds to the strong leadership expertise of the Board.

www.paypal.com

18	Proposal 1 — Election of Directors

Pierre M. Omidyar	Age 48	Director since July 2015
Founder, eBay Inc.

INDEPENDENT DIRECTOR PayPal Board Committees None		DIRECTOR QUALIFICATION HIGHLIGHTS
CEO Experience
Public Company Board Service
Social Impact
Technology Driven

Biography

Mr. Omidyar has served as a director of PayPal since July 2015. He founded eBay in September 1995 and has served as a board member of eBay since May 1996, and as Chairman of the eBay board from May 1996 to July 2015. He is the Founding Partner and Chairman of Omidyar Network, a philanthropic investment firm committed to creating opportunity for individuals to improve their lives, and Co-Founder, Chief Executive Officer, and Publisher of Civil Beat, an online news service formed in 2010. Mr. Omidyar is also the founder, Chief Executive Officer and publisher of First Look, a mass media news organization established in 2013. Mr. Omidyar serves on the Board of Trustees of Omidyar-Tufts Microfinance Fund, the Punahou School, Santa Fe Institute, and the Roshan Cultural Heritage Institute.

Mr. Omidyar received a B.S. from Tufts University.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Omidyar has extensive experience as a technologist and innovator. His industry knowledge and long history of driving innovation provides important expertise to PayPal. As the founder of eBay Mr. Omidyar brings to the board of directors a deep understanding of the business and a long-standing history as a leader within the technology industry. In addition to eBay, Mr. Omidyar has also been a founder of several other innovative businesses, including the Omidyar Network and First Look. His extensive experiences as an entrepreneur are particularly relevant to our nimble, fast-changing business.

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Proposal 1 — Election of Directors	19

Daniel H. Schulman	Age 58	Director since July 2015
President and CEO,
PayPal Holdings, Inc.

DIRECTOR QUALIFICATION HIGHLIGHTS
CEO Experience
PayPal Board Committees		Public Company Board Service
None		Payments Experience
Strategic Planning

Biography

Mr. Schulman has served as President and Chief Executive Officer of PayPal since July 2015. He had served as the President and CEO-Designee of PayPal from September 2014 until July 2015. From August 2010 to August 2014, Mr. Schulman served as Group President, Enterprise Group of American Express Company, a financial services company. Mr. Schulman was President, Prepaid Group of Sprint Nextel Corporation, a cellular phone service provider, from November 2009 until August 2010, when Sprint Nextel acquired Virgin Mobile, USA, a cellular phone service provider. Mr. Schulman also serves on the Board of Directors of Flextronics International Ltd. and Symantec Corporation.

Mr. Schulman received a B.A. from Middlebury College and a MBA from New York University’s Leonard N. Stern School of Business.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Schulman’s extensive industry experience and knowledge of PayPal’s day-to-day operations, as well as his previous managerial experience in the payments and technology industries enables Mr. Schulman to provide valuable perspectives on many issues facing PayPal, particularly with respect to business management and strategy. Mr. Schulman’s service on the Board creates an important link between management and the Board and provides PayPal with decisive and effective leadership.

www.paypal.com

20	Proposal 1 — Election of Directors

Frank D. Yeary	Age 52	Director since July 2015
Executive Chairman,
CamberView Partners, LLC

INDEPENDENT DIRECTOR		DIRECTOR QUALIFICATION HIGHLIGHTS
Senior Leadership Experience
PayPal Board Committees		Public Company Board Service
Audit		Finance
Mergers and Acquisitions

Biography

Mr. Yeary has served as a director of PayPal since July 2015. He previously served as a board member of eBay from January 2015 to July 2015. Mr. Yeary has been Executive Chairman of CamberView Partners, LLC, a corporate advisory firm, since 2012. Mr. Yeary was Vice Chancellor of the University of California, Berkeley, a public university, from 2008 to 2012, where he led and implemented major strategic and financial changes to the university’s financial and operating strategy; from 2010 to 2011, he served as interim Chief Administrative Officer, managing a portfolio of financial and operational responsibilities and departments. Prior to 2008, Mr. Yeary spent 25 years in the finance industry, most recently as Managing Director, Global Head of Mergers and Acquisitions and a member of the Management Committee at Citigroup Investment Banking, a financial services company. Mr. Yeary also serves on the Board of Directors of Intel Corporation.

Mr. Yeary received his B.A. in History and Economics from the University of California, Berkeley.

Experience, Skills and Qualifications of Particular Relevance to PayPal

Mr. Yeary’s extensive career in investment banking and finance brings to the Board financial strategy and mergers and acquisitions expertise, including expertise in financial reporting and experience in assessing the efficacy of mergers and acquisitions. In addition, Mr. Yeary’s role as Vice Chancellor and as Chief Administrative Officer of a large public research university provides strategic and financial expertise.

The Board of Directors Recommends a Vote FOR each of the Named Director Nominees.

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Proposal 1 — Election of Directors	21

Consideration of Director Nominees

STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS

The Governance Committee considers director candidates identified for consideration for nomination to the Board from stockholders. In evaluating such recommendations, the Governance Committee addresses the criteria described below under “Director Selection Process and Qualifications.” There are no differences in the manner in which the Governance Committee evaluates nominees for director based on whether the candidate is recommend by a stockholder or otherwise. Stockholders may recommend director candidates by writing to our Corporate Secretary at PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131, stating the candidate’s name and qualifications for Board membership.

In addition, our Certificate of Incorporation and Bylaws provide proxy access rights that permit eligible stockholders to nominate candidates for election to the Board in the Company’s proxy statement (“proxy access candidates”). Stockholders who wish to nominate a proxy access candidate must follow the procedures described in our Bylaws. Proxy access candidates meeting the qualifications and requirements set forth in our Bylaws will be included the Company’s proxy statement and ballot.

DIRECTOR SELECTION PROCESS AND QUALIFICATIONS

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing and recommending qualified director candidates for the Board’s consideration. The Board’s membership qualifications and nomination procedures are set forth in the Corporate Governance Guidelines.

The Board and Governance Committee evaluate directors based on the following attributes:

•	Character
•	Integrity
•	Judgment
•	Skills
•	Background
•	Experience of particular relevance to the Company
•	Ability and willingness to devote sufficient time to the Board

The Board and Governance Committee consider the following factors and principles in evaluating and selecting director nominees:

•	Directors should have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.
•	Directors should represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies.
•	Directors should be individuals of the highest character and integrity, with the ability to work well with others and with sufficient time available to devote to the affairs of the Company in order to carry out their responsibilities.
•	In addressing the overall composition of the Board, diversity (including gender and race), age, international background, and expertise should be considered in evaluating potential board members.

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22	Director Compensation

•	The interplay of a candidate’s background and expertise with that of other Board members, and the extent to which a candidate may be a desirable addition to any Board committee should be considered.
•	The Board should be composed of directors who are highly engaged with our business.
•	The Board should include individuals with highly relevant professional experience.

In particular, the Governance Committee values diversity as a factor in selecting nominees. When searching for new directors, the Governance Committee actively seeks out qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen.

From time to time, the Governance Committee may retain an executive search firm to assist in identifying, screening and evaluating potential candidates.

Director Compensation

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding compensation paid to all directors who are not employees of PayPal, or any parent, subsidiary or affiliate of PayPal, for their Board and committee services.

2015 Director Compensation

The policy in effect for 2015 provides for each non-employee director of the Company to be eligible to receive the following annual retainers, paid in cash in quarterly installments (or, at the non-employee director’s election, paid in part or in whole in deferred stock units (“DSUs”) of an equivalent value), which annual retainer was pro-rated in the event that a director serves for a portion of a year.

2015 Annual Retainers:
All Non-Employee Directors	$80,000/year
Non-Executive Board Chair	$100,000/year
Lead Independent Director	$25,000/year
Audit Committee Chair	$20,000/year
Compensation Committee Chair and Governance Committee Chair	$15,000/year
Audit Committee Member	$18,000/year
Compensation Committee Member	$12,000/year
Governance Committee Member	$10,000/year

Generally, the policy in effect for 2015 provides that immediately following the annual meeting of stockholders, non-employee directors also receive equity awards in the form of DSUs. DSUs represent a right to receive shares of PayPal common stock on a future date. DSU awards become fully vested on the first anniversary of the date of grant (or, if earlier, at the next annual meeting); provided, the director continues to serve as a

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Director Compensation	23

director or consultant of PayPal. In the event of a change in control of PayPal, any equity awards granted to our non-employee directors will become fully vested.

Because PayPal did not hold an annual meeting of stockholders in fiscal year 2015, the non-employee directors did not receive the equity award component of their compensation for 2015 services from PayPal.

Mr. Omidyar did not receive any compensation for his services as a Board member.

2016 Director Compensation

Effective January 1, 2016, each non-employee director of the Company will receive the following annual retainer on the first trading day after January 1 of each year in which the director serves as a non-employee director of the Company, other than Mr. Omidyar, who will not receive any compensation for his services a Board member:

2016 Annual Retainers:
All Non-Employee Directors	$80,000/year
Non-Executive Board Chair	$100,000/year
Lead Independent Director	$75,000/year
Audit Committee Chair and Compensation Committee Chair	$20,000/year
Governance Committee Chair	$15,000/year
Audit Committee Member	$18,000/year
Compensation Committee Member	$18,000/year
Governance Committee Member	$10,000/year

A non-employee director who serves as a Board Chair or as the chair of a committee will be entitled to the Board Chair annual retainer and/or committee chair annual retainer in addition to the non-employee director annual retainer, but will not be entitled to the committee member annual retainer for serving as a member of that specific committee.

A non-employee director may elect to receive 100% of his/her annual retainer(s) in fully vested stock awards of PayPal common stock (i.e., shares of PayPal common stock) under our 2015 Equity Incentive Award Plan having a value equal to the annual retainer(s) in lieu of cash.

If a non-employee director is elected or appointed to serve as a member of the Board, or appointed to serve as a member of a committee or as a chair of a committee in which he/she was not a member prior to such appointment, following the annual retainer payment date for such calendar year (i.e., the first trading day after January 1 of such year), such non-employee director will receive a prorated annual retainer, based on the number of days from the appointment/election date to December 31 of such year.

www.paypal.com

24	Director Compensation

2016 Equity Awards:

In addition to the annual retainers, all non-employee directors of PayPal will receive the following fully vested stock awards of PayPal common stock under our 2015 Equity Incentive Award Plan (i.e., shares of PayPal common stock) promptly following PayPal’s annual meeting of stockholders:

All Independent Directors	$220,000 in PayPal common stock
Board Chair[1]	$100,000 in PayPal common stock

[1]	The Board Chair receives $100,000 in PayPal common stock in addition to the $220,000 in PayPal common stock that he/she receives for services as a non-employee director.

The number of shares of PayPal common stock subject to the stock award is determined by dividing the amount of the annual equity award by the per share fair market value of the common stock (i.e., the closing price of a share of stock) on the date of the annual stockholder meeting, rounded up to the nearest whole share.

If a non-employee director is appointed or elected at any time other than at an annual stockholder meeting, such director will not be eligible to receive an annual equity award for any period prior to the first annual stockholder meeting following his/her appointment or election.

2015 Director Compensation Table

The following table summarizes the total compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2015. Mr. Casares joined the Board after December 31, 2015; therefore, he did not receive any compensation during 2015.

	Fees Earned or	Stock	Option	All Other
Name[1]	Paid in Cash[2]	Awards[3]	Awards[3]	Compensation	Total
(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)
Jonathan Christodoro	46,000	—	—	—	46,000
John J. Donahoe	90,000	—	—	—	90,000
David W. Dorman	52,500	—	—	—	52,500
Gail J. McGovern	56,500	—	—	—	56,500
David M. Moffett	68,500	—	—	—	68,500
Pierre M. Omidyar	—	—	—	—	—
Frank D. Yeary	49,000	—	—	—	49,000

[1]	Prior to the Separation, each of the non-employee directors presented in this table served as a director of eBay and received compensation and stock awards from eBay for their service as eBay directors. This table only presents information regarding the compensation and stock awards that the Company has paid or granted to our non-employee directors for their service to the PayPal Board. For information related to the compensation and stock awards that eBay has paid or granted to these individuals for their service to the eBay board, please refer to eBay’s 2016 proxy statement. Michael Jacobson and Robert Swan were directors of PayPal Holdings, Inc. and resigned effective July 17, 2015, immediately prior to the Separation. Neither Mr. Jacobson or Mr. Swan earned any compensation for their service as directors of the Company. As of December 31, 2015, Mr. Jacobson held 69,604 shares of our common stock subject to stock options and Mr. Swan held 167,052 shares of our common stock subject to stock options.

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[2]	The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each non-employee director in 2015, which includes fees with respect to which the following directors elected to receive DSUs in lieu of cash (such DSUs were granted on November 1, 2015 and February 1, 2016 for third quarter and fourth quarter 2015 fees earned, respectively):

	Fees	DSUs
	Forgone	Received
Name	($)	(#)
Jonathan Christodoro	46,000	1,260
John J. Donahoe	90,000	2,464
David W. Dorman	52,500	1,437
David M. Moffett	68,500	1,876
Frank D. Yeary	49,000	1,342

[3]	As of December 31, 2015, our non-employee directors held the following equity awards.

	Total DSUs	Total Options
	Held as of	Held as of
	12/31/15	12/31/15
Name	(#)	(#)
Jonathan Christodoro	4,732	—
John J. Donahoe	1,250	368,513
David W. Dorman	8,780	—
Gail J. McGovern	3,711	—
David M. Moffett	48,077	29,985
Pierre M. Omidyar	—	—
Frank D. Yeary	4,799	—

www.paypal.com

26

Corporate Governance

The Board is committed to good corporate governance. We believe that good corporate governance promotes the long-term interests of our stockholders, strengthens Board and management accountability, and engenders public trust. The Board is responsible for providing advice and oversight of the strategic and operational direction of the Company and overseeing its executive management to support the long-term interests of the Company and its stockholders.

We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are key to our relationship with our stockholders. We strive to have regular, constructive conversations with our stockholders to better understand our stockholders’ priorities and perspectives, and to provide us with useful input concerning our corporate governance and compensation practices.

To help our stockholders understand our commitment to this relationship and our governance practices, the Board has adopted the Corporate Governance Guidelines to serve as a framework within which the Board conducts its business. Our Corporate Governance Guidelines, charters of our principal Board committees, our Code of Business Conduct and Ethics (“Code of Business Conduct”), and other governance materials are available on our investor relations website at https://investor.paypal-corp.com/corporate-governance.cfm.

The following sections provide an overview of PayPal’s corporate governance practices.

The Board’s Role and Responsibilities

RISK OVERSIGHT

Management is responsible for assessing and managing risk, subject to oversight by the Board. The Board executes its oversight responsibility for risk assessment and risk management directly and through its committees.

The Board has delegated to the Audit Committee primary responsibility for the oversight of risk management at PayPal. In accordance with its charter, the Audit Committee discusses and reviews with management our major risk exposures, including financial, operational, privacy, security, competition, business continuity, legal, and regulatory risks, and the steps we have taken to monitor and actively manage and control such exposures and the Company’s risk assessment and risk management policies. The Audit Committee reviews with our Senior Vice President, Chief Legal Officer significant legal, compliance, and regulatory matters that could have a material impact on our financial statements, compliance policies or our business, including material notices to or inquiries received from governmental agencies.

To oversee and manage risk, we have embedded a global, Company-wide enterprise risk management (“ERM”) program involving the Audit Committee, management, and other personnel. The ERM program is designed to identify, assess, prioritize, monitor, manage and mitigate our major risk exposures which could affect our ability to execute on our corporate strategy and fulfill our business objectives. The ERM program is designed to enable the Audit Committee to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review and discuss the Company’s risk exposure and risk tolerance, and to elevate certain key risks for oversight at the Board level. In connection with the ERM program, the Audit Committee discusses individual risk areas with management throughout the year.

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The other principal Board committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee reviews the risks associated with our compensation policies and practices. Management has assessed the Company’s compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company, and the Compensation Committee agreed with this conclusion. The Governance Committee reviews the risks associated with our overall corporate governance.

COMMUNICATION WITH THE BOARD

Stockholders are invited to contact the Board or any individual director by writing to the Corporate Secretary at our principal executive offices: PayPal Holdings, Inc., 2211 North First Avenue, San Jose, California 95131, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Company for forwarding to the Board or specified Board member(s) will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

BOARD AND COMMITTEE EVALUATIONS

The Board and its principal committees perform an annual self-assessment to assess their performance and effectiveness and to identify opportunities to improve Board and committee performance. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors. The Lead Independent Director then follows up on this feedback and takes such further action with directors receiving comments and other directors as needed.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our director orientation programs familiarize new directors with the Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. All other directors are also invited to attend the orientation programs. From time to time, management advises, or invites outside experts to attend Board meetings to advise, the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Board members may attend, at the Company’s expense, accredited director education programs.

SUCCESSION PLANNING

The Board recognizes the importance of effective executive leadership to PayPal’s success. A formal CEO succession plan is reviewed and updated annually by the Board. This includes addressing the possibility of an emergency situation. The Board may also choose to review succession for other key leadership positions. In conducting these reviews, the Board considers, among other factors, organizational and operational needs, competitive challenges, leadership/management potential and development, and emergency situations.

CODE OF BUSINESS CONDUCT

We expect our directors, officers, and employees to conduct themselves with the highest degree of integrity, ethics, and honesty. Our credibility and reputation depend upon the good judgment, ethical standards, and personal integrity of each director, officer, and employee. PayPal’s Code of Business Conduct requires that directors, executive officers, and other employees disclose actual or potential conflicts of interest and recuse themselves from related decisions. We regularly review the Code of Business Conduct and related policies to ensure that they provide clear guidance to our directors, executive officers, and employees. The Code of Business Conduct is available at https://investor.paypal-corp.com/corporate-governance.cfm. Concerns about accounting or auditing matters or possible violations of our Code of Business Conduct should be reported under the procedures outlined in the Code of Business Conduct.

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28	Corporate Governance

OUTSIDE ADVISORS

The Board may retain outside advisors, legal counsel, and consultants of its choosing at the Company’s expense and without obtaining management’s consent. Each principal committee of the Board may retain outside advisors, legal counsel, and consultants of their choosing at the Company’s expense and without obtaining the Board’s or management’s consent.

Director Independence

Under the listing standards of The NASDAQ Stock Market (“NASDAQ”) and our Corporate Governance Guidelines, the Board must consist of a majority of independent directors. Annually, each director completes a questionnaire designed to provide information to assist the Board in determining whether the director is independent under the listing standards of NASDAQ and our Corporate Governance Guidelines, and whether members of the Audit Committee and Compensation Committee satisfy additional Securities and Exchange Commission (“SEC”) and NASDAQ independence requirements. The Board has adopted guidelines setting forth certain categories of transactions, relationships, and arrangements that it has deemed immaterial for purposes of making determinations regarding a director’s independence, and the Board does not consider any of those transactions, relationships, and arrangements in determining director independence.

Based on its review, the Board has determined that each of Wences Casares, Jonathan Christodoro, David W. Dorman, Gail J. McGovern, David M. Moffett, Pierre M. Omidyar, and Frank D. Yeary is independent under the listing standards of NASDAQ and our Corporate Governance Guidelines, including that each director is free of any relationship that would interfere with his or her individual exercise of independent judgment.

The Board limits membership on the Audit Committee, the Compensation Committee, and the Governance Committee to independent directors. Our Corporate Governance Guidelines prohibit directors from serving on the board, or as an officer, of another company that would create a significant conflict of interest. Our Corporate Governance Guidelines also provide that any director who has previously been determined to be independent must inform the Lead Independent Director and our Corporate Secretary of any change in his or her principal occupation or status as a board member of any other public company, or any change in circumstance that may cause his or her status as an independent director to change.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is or has been an employee of PayPal. None of our executive officers served on the board of directors or compensation committee of another entity that has an executive officer that serves on the Board or the Compensation Committee.

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Board Leadership and Lead Independent Director

In accordance with our Bylaws, the Board elects our Chairman of the Board and our CEO. Our Corporate Governance Guidelines require that the roles of Chairman and CEO be held by separate individuals. The Board’s policy is that the positions of Chairman and CEO should be held by separate persons as an aid in the Board’s oversight of management and to allow the CEO to focus primarily on management responsibilities. Mr. Donahoe currently serves as our Chairman.

Our independent directors designated Mr. Moffett as Lead Independent Director in July 2015 to serve a two-year term that will expire following our 2017 Annual Meeting. The Lead Independent Director’s responsibilities are detailed in our Corporate Governance Guidelines, and include:

•	Providing the Chairman with input as to an appropriate schedule of Board meetings;
•	Providing the Chairman with input as to the preparation of agendas for Board meetings;
•	Providing the Chairman with input as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the independent directors to effectively and responsibly perform their duties;
•	Making recommendations to the Chairman regarding the retention of consultants who report directly to the Board (other than consultants who are selected by the various committees of the Board);
•	Presiding over executive sessions of the Board;
•	Acting as a liaison between the Independent Directors and the Chairman of the Board and CEO on sensitive issues;
•	Together with the Chairman, leading the Board in its review of the results of the annual self-assessment process, including acting on director feedback as needed; and
•	Together with the Chair of the Governance Committee, conducting interviews to confirm the continued qualification and willingness to serve of each director whose term is expiring at an annual meeting prior to the time at which directors are nominated for re-election.

Board Committees

The Board has three principal committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Each committee has a written charter, which is available on the corporate governance section of our investor relations website at https://investor.paypal-corp.com/corporate-governance.cfm. The table below provides the current membership for each principal Board committee.

	Audit Committee	Compensation Committee	Governance Committee
Wences Casares
Jonathan Christodoro
John J. Donahoe
David W. Dorman		Chair
Gail J. McGovern			Chair
David M. Moffett*	Chair
Pierre M. Omidyar
Daniel H. Schulman
Frank D. Yeary

*	Mr. Moffett served as a member of the Compensation Committee from June 26, 2015 through January 13, 2016.

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30	Corporate Governance

Below is a description of each principal committee of the Board.

Audit Committee

Members Gail J. McGovern David M. Moffett (Chair) Frank D. Yeary Meetings in 2015: 6	Primary Responsibilities
The Audit Committee provides assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to:
	•	PayPal’s corporate accounting and financial reporting practices;
	•	PayPal’s compliance with legal and regulatory requirements, including PayPal’s compliance management systems;
	•	PayPal’s risk and compliance management programs;
	•	The independent auditor’s qualifications and independence;
	•	The performance of PayPal’s internal audit function and independent auditor;
	•	The quality and integrity of PayPal’s financial statements and reports;
	•	Reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor;
	•	Producing the Audit Committee Report for inclusion in our proxy statement; and
	•	Overseeing PayPal’s Code of Business Conduct as applied to PayPal’s directors and executive officers.

The charter of the Audit Committee describes its specific responsibilities and functions.

Independence
The Board has determined that each member of the Audit Committee meets the independence requirements of NASDAQ and the SEC and otherwise satisfies the requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Moffett is an “audit committee financial expert” as defined by SEC rules.

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Compensation Committee

Members Wences Casares Jonathan Christodoro David W. Dorman (Chair) Meetings in 2015: 4	Primary Responsibilities
The primary responsibilities of the Compensation Committee are to:

• Review and approve all compensation programs applicable to directors and executive officers, the overall strategy for employee compensation, and the compensation of our CEO and our other executive officers;
• Oversee and monitor compliance with the Company’s stock ownership guidelines applicable to directors and executive officers;
• Review the Compensation Discussion and Analysis contained in our proxy statement and prepare the Compensation Committee Report for inclusion in our proxy statement; and
• Review and consider the results of any advisory stockholder votes on executive compensation.

The charter of the Compensation Committee describes its specific responsibilities and functions.

Independence
Each member of the Compensation Committee meets the independence requirements of NASDAQ and the SEC.

Additionally, the Compensation Committee assesses on an annual basis the independence of its compensation consultants, outside legal counsel, and other compensation advisers. Additional disclosure regarding the role of the Compensation Committee in compensation matters, including the role of consultants in compensation decisions, can be found under “Compensation Discussion and Analysis — Other Compensation Practices and Policies — Roles and Responsibilities — Independent Compensation Consultant” below.

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32	Corporate Governance

Corporate Governance and Nominating Committee

Members David W. Dorman Gail J. McGovern (Chair) Meetings in 2015: 2	Primary Responsibilities
The primary responsibilities of the Governance Committee include:
	•	Making recommendations to the Board as to the appropriate size of the Board or any Board committee;
	•	Reviewing the qualifications of candidates for the Board;
	•	Making recommendations to the Board on potential Board and Board committee members, whether as a result of vacancies (including any vacancy created by an increase in the size of the Board) or as part of the annual election cycle;
	•	Reviewing our Corporate Governance Guidelines annually; and
	•	Establishing procedures to exercise oversight of the evaluation of the Board and senior management, and leading an annual evaluation of the Board and senior management.

The charter of the Governance Committee describes its specific responsibilities and functions.

Independence
Each member of the Governance Committee meets the independence requirements of NASDAQ.

Meetings and Attendance

Our Board holds regularly scheduled quarterly meetings. At each regularly scheduled Board meeting, a member of each principal Board committee reports on any significant matters addressed by the committee since the last quarterly Board meeting. In addition, the outside directors have the opportunity to meet without our management or the other directors as part of each regularly scheduled Board meeting. The Lead Independent Director leads these discussions.

Our Board met two times during 2015. Each director nominee who is a current director attended at least 75% of all of our Board meetings and committee meetings for committees on which he or she served in 2015.

All directors are expected to attend the Annual Meeting.

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Certain Transactions with Directors and Officers

Related-Person Transaction Policy

The Board has adopted a written related-person transaction policy governing the review and approval of related person transactions that is administered by the Audit Committee. The policy applies to any transaction or series of transactions in which the Company or a consolidated subsidiary is a participant, the amount involved exceeds $120,000, and a related person under the policy has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers, beneficial owners of more than 5% of PayPal’s outstanding common stock and their respective immediate family members.

Under the policy, transactions requiring review are referred to the Audit Committee for pre-approval, ratification or other action. Management will provide the Audit Committee with a description of any related-person transaction proposed to be approved or ratified. This description will include the terms of the transaction, the business purpose of the transaction, and the benefits to PayPal and to the relevant related person. In determining whether to approve or ratify a related-person transaction, the Audit Committee will consider the following factors:

•	Whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related person;
•	Whether there are demonstrable business reasons for the Company to enter into the transaction;
•	Whether the transaction would impair the independence of an outside director under the Company’s director independence standards; and
•	Whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the committee deems relevant.

The Company also has practices that address potential conflicts in circumstances where a non-employee director is a control person of an investment fund that desires to make an investment in or acquire a company that may compete with one of the Company’s businesses. Under those circumstances, the director is required to notify the Company’s CEO and Chief Legal Officer of the proposed transaction, and the Company’s senior management then assesses the nature and degree to which the investee company is competitive with the Company’s businesses, as well as the potential overlaps between the Company and the investee company. If the Company’s senior management determines that the competitive situation and potential overlaps between PayPal and the investee company are acceptable, approval of the transaction by the Company would be conditioned upon the director agreeing to certain limitations (including refraining from joining the board of directors of, serving as an advisor to, or be directly involved in the business of the investee company or conveying any confidential or proprietary information regarding the investee company to the Company or regarding the Company’s line of business with which the investee competes to the investee company, abstaining from being the primary decision-maker for the investment fund with respect to the investee company, recusing himself/herself from portions of Board meetings that cover confidential competitive information reasonably pertinent to the investee company and agreeing to any additional limitations deemed to be reasonably necessary or appropriate by the Company’s senior management as circumstances change). All transactions by investment funds in which a non-employee director is a control person also remain subject in all respects to the Board’s written policy for the review of related person transactions, discussed above.

www.paypal.com

34	Corporate Governance

Transactions with Related Persons

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

On January 21, 2015, eBay entered into the Standstill Agreement with the Icahn Group pursuant to which eBay appointed Mr. Christodoro to serve as a member of the eBay board of directors. At the time of the Separation in July 2015, the Company assumed certain obligations under the Standstill Agreement, which no longer applied to eBay. Pursuant to the Standstill Agreement, Mr. Christodoro elected to resign from the eBay board of directors and became a member of the PayPal Board, with such resignation and appointment effective as of the effective time of the Separation. A full description of the Standstill Agreement is included in a Form 8-K filed with the SEC by eBay on January 23, 2015.

While eBay ceased to hold any shares of PayPal common stock upon the completion of the Separation, PayPal is required to disclose these relationships because eBay held more than 5% of PayPal’s outstanding common stock in 2015.

Prior to our Separation from eBay, we entered into a separation and distribution agreement and various other agreements to govern the ongoing relationship between the parties, including an operating agreement, colocation services agreements, transition services agreements, a tax matters agreement, an employee matters agreement, an intellectual property matters agreement, a data sharing addendum, and a product development agreement, to effect the Separation and provide a framework for our relationship with eBay after the Separation. The separation and distribution agreement, the tax matters agreement, the employee matters agreement, and the intellectual property matters agreement determine the allocation of assets and liabilities (including by means of licensing) between PayPal and eBay following the Separation for those respective areas and include indemnification obligations related to liabilities and obligations. The operating agreement, the colocation services agreements and the data sharing addendum establish certain commercial relationships between the PayPal and eBay related to payment processing, credit, information technology infrastructure and data sharing. The transition services agreements provide for the performance of certain services by each company for the benefit of the other for a limited period of time after the Separation. For summaries of these agreements, please see the section entitled “Certain Relationships and Related Party Transactions” in the Information Statement dated June 29, 2015, which was attached as Exhibit 99.1 to Form 8-K filed by PayPal with the SEC on July 20, 2015, the description of which is incorporated by reference herein. The descriptions of these agreements in the Information Statement do not purport to be complete and, in certain cases, are subject to, and qualified in their entirety by reference to, the full terms and provisions of the agreements filed or incorporated by reference as exhibits to our most recent Annual Report on Form 10-K. Except for the information under the caption “Certain Relationships and Related Party Transactions”, none of the information included in the Information Statement is incorporated by reference in, or otherwise constitutes a part of, this proxy statement.

2016 Proxy Statement

35

OUR EXECUTIVE OFFICERS

Executive officers are elected annually by the Board and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of April 4, 2016.

Name	Age	Position	Biography
Daniel H. Schulman	58	President and Chief Executive Officer	Mr. Schulman’s biography is set forth on page 19 under the heading “Proposal 1 — Election of Directors — Director Nominees.”
Jonathan Auerbach	53	Senior Vice President, Chief Strategy & Growth Officer	Mr. Auerbach serves PayPal as Senior Vice President, Chief Strategy & Growth Officer. He has served in that capacity since July 2015.
Tomer Barel	43	Senior Vice President, Chief Risk Officer	Mr. Barel serves PayPal as Senior Vice President, Chief Risk Officer. He has served in that capacity since July 2015.
Gary Marino	59	Senior Vice President, Global Credit and the Americas	Mr. Marino serves PayPal as Senior Vice President, Global Credit and the Americas. He has served in that capacity since July 2015.
Marcia Morales-Jaffe	57	Senior Vice President, Chief People Officer	Ms. Morales-Jaffe serves PayPal as Senior Vice President, Chief People Officer. She has served in that capacity since August 2015.
A. Louise Pentland	44	Senior Vice President, Chief Legal Officer and Secretary	Ms. Pentland serves PayPal as Senior Vice President, Chief Legal Officer and Secretary. She has served in that capacity since July 2015.
John D. Rainey	45	Senior Vice President, Chief Financial Officer	Mr. Rainey serves PayPal as Senior Vice President, Chief Financial Officer. He has served in that capacity since August 2015.
William J. Ready	36	Senior Vice President, Global Head Product & Engineering	Mr. Ready serves PayPal as Senior Vice President, Global Head Product & Engineering. He has served as an executive officer since July 2015.
Sripada Shivananda	43	Senior Vice President, Chief Technology Officer	Mr. Shivananda serves PayPal as Senior Vice President, Chief Technology Officer. He has served in that capacity since April 2016.

www.paypal.com

36

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of April 4, 2016 by (1) each stockholder known to us to be the beneficial owner of more than 5% of our common stock, (2) each director and nominee for director, (3) each of the executive officers named in the 2015 Summary Compensation Table below, and (4) all executive officers and directors as a group. Unless otherwise indicated below, the address for each of our executive officers and directors is c/o PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number	Percent
Pierre M. Omidyar[2]	82,124,658	6.8%
The Vanguard Group[3]	66,870,503	5.5%
Daniel H. Schulman[4]	242,702	*
John D. Rainey[5]	–	*
Patrick L.A. Dupuis[6]	94,103	*
Jonathan Auerbach[7]	59,426	*
Tomer Barel[8]	43,822	*
A. Louise Pentland[9]	46,523	*
Hill Ferguson[10]	–	*
Wences Casares[11]	10	*
Jonathan Christodoro[12]	1,642	*
John J. Donahoe[13]	503,655	*
David W. Dorman[14]	13,163	*
Gail J. McGovern[15]	162	*
David M. Moffett[16]	67,546	*
Frank D. Yeary[17]	1,749	*
All directors and executive officers as a group (19 persons)[18]	83,589,053	7.0%

*	Less than one percent
[1]	This table is based upon information supplied by officers, directors, and principal stockholders and any Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 4, 2016, and restricted stock units (“RSUs”) that are scheduled to vest within 60 days of April 4, 2016 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options or RSUs, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 1,211,931,004 shares of common stock outstanding as of April 4, 2016.

2016 Proxy Statement

Stock Ownership Information	37

[2]	Mr. Omidyar is founder of eBay. Includes 70,000 shares held by his spouse as to which he disclaims beneficial ownership.
[3]	The Vanguard Group and its affiliates and subsidiaries have beneficial ownership of an aggregate of 66,870,503 shares of the Company’s common stock. The Vanguard Group has sole voting power of 2,087,330 shares of the Company’s common stock, shared voting power of 109,100 shares of the Company’s common stock, sole dispositive power of 64,654,811 shares of the Company’s common stock, and shared dispositive power of 2,215,692 shares of the Company’s common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
[4]	Mr. Schulman is our President and CEO. Includes 116,112 shares Mr. Schulman has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2016.
[5]	Mr. Rainey is our Senior Vice President, Chief Financial Officer.
[6]	Mr. Dupuis is our Senior Vice President and our former Interim Chief Financial Officer and served in that capacity until August 24, 2015. Includes 30,271 shares Mr. Dupuis has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2016.
[7]	Mr. Auerbach is our Senior Vice President, Chief Strategy & Growth Officer. Includes 22,072 shares Mr. Auerbach has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2016, and 37,354 RSUs scheduled to vest within 60 days of April 4, 2016.
[8]	Mr. Barel is our Senior Vice President, Chief Risk Officer. Includes 19,671 shares Mr. Barel has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2016.
[9]	Ms. Pentland is our Senior Vice President, Chief Legal Officer and Secretary. Includes 13,244 shares Ms. Pentland has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2016, and 33,279 RSUs scheduled to vest within 60 days of April 4, 2016.
[10]	Mr. Ferguson is our former Senior Vice President, Consumer and served until September 15, 2015. Does not include ownership by Mr. Ferguson as he is no longer employed by the Company and the Company does not have access to information regarding his ownership.
[11]	The address for Mr. Casares is Xapo Inc., 2983 Woodside Road, Woodside CA 94062.
[12]	The address for Mr. Christodoro is Icahn Associates, 767 Fifth Avenue, 47th Floor, New York, NY 10153.
[13]	Includes 368,513 shares Mr. Donahoe has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2016.
[14]	The address for Mr. Dorman is Knoll Ventures, Tower Place 200, Suite 1000, 3348 Peachtree Road, NE, Atlanta, Georgia 30326.
[15]	The address for Ms. McGovern is American Red Cross, 430 17th Street, NW, Washington, DC 20006.
[16]	Includes 14,014 shares Mr. Moffett has the right to acquire pursuant to outstanding options exercisable within 60 days of April 4, 2016.
[17]	The address for Mr. Yeary is CamberView Partners, LLC, 2 Embarcadero Center, Suite 2150, San Francisco, California 94111.
[18]	Includes 792,687 shares subject to options exercisable within 60 days of April 4, 2016, and 131,500 RSUs scheduled to vest within 60 days of April 4, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

We believe that during the fiscal year ended December 31, 2015, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except for James Barrese and Hill Ferguson. Messrs. Barrese and Ferguson each filed one Form 4 two days late in August 2015 on RSU releases.

In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

www.paypal.com

38

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking our stockholders to vote on an advisory basis to approve the compensation paid to our NEOs (“say on pay”), as described in the Compensation Discussion and Analysis and the compensation table sections of this proxy statement.

As discussed in the Compensation Discussion and Analysis, the Compensation Committee is committed to an executive compensation program that serves the long-term interests of our stockholders. We believe that attracting and retaining superior talent — supported by a competitive compensation program that is highly performance-based — is key to delivering long-term stockholder returns. The Compensation Committee believes that the goals of our executive compensation program are appropriate and that the program is properly structured to achieve those goals. In deciding how to vote on this proposal, the Board encourages you to read the Compensation Discussion and Analysis and the compensation table sections of this proxy statement.

The Board recommends that stockholders vote “FOR” the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2015 Summary Compensation Table, and the other related tables and disclosures.”

This “say on pay” vote is advisory, and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

The Board of Directors Recommends a Vote FOR Proposal 2.

2016 Proxy Statement

39

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In addition to providing stockholders with the opportunity to cast a “say on pay” advisory vote on the compensation of our NEOs, in accordance with SEC rules, we are also providing our stockholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our NEOs in the future. This non-binding advisory vote is commonly referred to as a “say on frequency” vote. Under this proposal, our stockholders may indicate whether they would prefer to have an advisory vote on executive compensation every year, every two years, or every three years.

The Compensation Committee and the Board believe that the advisory vote on executive compensation should be conducted every year because we believe this frequency will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to more meaningful and timely communication between the Company and our stockholders on the compensation of our NEOs.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing any of the following four options with respect to this proposal: “every year,” “every two years,” “every three years,” or “abstain.”

For the reasons discussed above, we are asking our stockholders to vote for a frequency of “every year.”

The say on frequency vote is advisory, and therefore not binding on the Company, the Board, or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their vote on this proposal, and will consider the option that receives the most votes in determining the frequency of future advisory votes on compensation of our NEOs.

The Board of Directors Recommends a Vote FOR “EVERY YEAR.”

www.paypal.com

40

COMPENSATION DISCUSSION AND ANALYSIS

Dear PayPal Stockholder:

2015 was a historic year for PayPal, as we completed our separation from eBay in July 2015 to become an independent company again, celebrating the beginning of a new era. Today, PayPal is a leading technology platform company enabling digital and mobile payments on behalf of consumers and merchants worldwide. As a stand-alone company, our active customer accounts increased 11% in 2015 compared to 2014 and our customer engagement increased 12% in 2015 compared to 2014. Our total payment volume increased 20% in 2015 compared to 2014. Further, our FX-neutral revenue increased 19% to $9.2 billion in 2015 compared to 2014. Ultimately, our 2015 results reflect the dedication of approximately 16,800 employees worldwide, led by our President and Chief Executive Officer, Dan Schulman.

In terms of executive compensation, 2015 was a year of transition. We entered the year as part of eBay; and, as part of eBay, executive compensation decisions prior to the separation were made by the Compensation Committee of eBay (“the eBay Compensation Committee”) and designed to meet the objectives of eBay’s combined global business. Expecting that the separation would happen in 2015, the eBay Compensation Committee put into place an executive compensation program designed with two primary objectives.

The first program objective was to incentivize delivering business results for the combined company. The second was to incentivize the important work of creating a transition plan to enable two market leading technology companies to develop strong foundations, business models and leadership teams as separate companies. Following the separation, as the Compensation Committee of the Board of Directors of PayPal Holdings, Inc. (the “Committee”), we undertook a thorough review of the executive compensation programs we inherited from eBay, and redesigned the strategy to better fit our business. Our focus was to consider the unique requirements of the Financial Technology (“FinTech”) competitive landscape, which serve the long-term interests of PayPal’s stockholders.

The Compensation Discussion and Analysis (“CD&A”) that follows will give you an overview of our named executive officers’ compensation for fiscal year 2015 based on the decisions that were made by the eBay Compensation Committee prior to the separation. Just as importantly, the CD&A covers the compensation decisions that we, as the Committee, made post-separation, for the business going forward.

Our goal was to create transparent and simple programs that are motivational to our employees, align with stockholder interests and external expectations, and enable us to effectively compete for and win top talent. Our goal was also to build the strongest possible leadership team for PayPal. As we filled certain key roles, we made compelling employment offers to attract great leaders to choose PayPal over their existing positions and competing offers. We believe that our hiring and compensation decisions are building a strong foundation for future growth.

We encourage you to review this analysis carefully, and we hope you agree that our executive compensation programs support PayPal’s growth strategy and are well aligned with creating long-term stockholder value.

David W. Dorman (Chairman of the Compensation Committee)
Wences Casares
Jonathan Christodoro

2016 Proxy Statement

Compensation Discussion and Analysis	41

Introduction

The company began fiscal 2015 as the payments business of one of the world’s largest e-commerce companies, and ended the year as a separate public company and a global technology platform company focused on payments and commerce. Our executive compensation programs for 2015 were a continuation of the programs that had been established by eBay, with specific performance metrics set for the business of PayPal.

After the separation from eBay in July 2015 (the “Separation”), PayPal’s Compensation Committee (the “Committee”) undertook a careful review of the Company’s business and the competitive environment in which it will operate as an independent public company. Recognizing that, as a financial technology company, PayPal’s business model is significantly different from that of eBay’s, the Committee reviewed the primary elements of the compensation programs in which PayPal’s executive officers participate. The Committee reconsidered its peer groups to tailor them to both the companies against which its performance is compared and the companies with whom it is competing for talent in Silicon Valley and beyond. The Committee also reconsidered the compensation programs with the goal of creating programs that properly incent and reward executives for performance that exceeds expectations; provide transparency for executives and stockholders; and remain comparable and competitive to programs that employees may be offered by other potential employers. After undertaking this thorough review, the Committee proposed, and the independent members of the Board approved, the programs for 2016 described below.

This Compensation Discussion and Analysis (“CD&A”) describes the compensation for each of PayPal’s named executive officers (“NEOs”) for 2015 as well as the executive compensation programs adopted for 2016. For fiscal 2015, the NEOs, whose compensation will be discussed in detail, were:
Daniel H. Schulman	President and Chief Executive Officer
John D. Rainey	Senior Vice President, Chief Financial Officer
Patrick L. A. Dupuis	Senior Vice President, Former Interim Chief Financial Officer
Jonathan Auerbach	Senior Vice President, Chief Strategy & Growth Officer
Tomer Barel	Senior Vice President, Chief Risk Officer
A. Louise Pentland	Senior Vice President, Chief Legal Officer and Secretary
Hill Ferguson	Former Senior Vice President, Consumer

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42	Compensation Discussion and Analysis

Executive Summary - Overview of Executive Compensation Programs

The following is a brief overview of the primary compensation elements for NEOs in 2015 and the changes we made for 2016.

Primary Compensation Elements for NEOs in 2015

Total Direct Compensation
	Salary	Annual Incentive Award	PBRSUs	RSUs	Stock Options
When is it set?	Set at hire; reviewed annually	Paid annually in February	Granted annually in March	Granted annually in April	Granted annually in April
Form of payment	Cash		Equity
Timeframe of targeted performance	Short-term emphasis		Long-term emphasis
Performance period	Ongoing	1 year	2 year period to meet performance targets; an additional 1 year vesting period for all or a portion of earned units	Generally, 4 year time-based vesting period	Generally, 4 year time-based vesting period
2015 performance measures	N/A	Company Performance – FX-Neutral Revenue and Non-GAAP Net Income Individual Performance	FX-Neutral Revenue and Non-GAAP Operating Margin Dollars, with Return on Invested Capital Modifier	Time-based vesting; value varies based on stock price performance	Time-based vesting; stock price appreciation from the grant date
Objective

Compensates for expected day-to-day performance

Rewards individuals’ current contributions to the Company

Reflects the scope of their roles and responsibilities

Attracts highly capable leaders in an extremely competitive talent market

Compensates for successful annual performance

Motivates executives to meet short-term performance goals that are designed to enhance the value of the Company

Attracts highly capable leaders in an extremely competitive talent market

Compensates for successful achievement of two year performance goals that are designed to enhance the longer term value of the Company

Intended to retain executives for the long term

Attracts highly capable leaders in an extremely competitive talent market

Compensates for the creation of longer term value over time

Intended to retain executives for the long term

Recognizes individual executive’s recent performance and potential future contributions

Attracts highly capable leaders in an extremely competitive talent market

Compensates for the creation of longer term value over time

Intended to retain executives for the long term

Provides a total compensation opportunity with payouts that increase in value as stockholder value increases

Attracts highly capable leaders in an extremely competitive talent market

2016 Proxy Statement

Compensation Discussion and Analysis	43

Summary of 2016 Executive Compensation Changes

With the Separation and the formation of a new leadership team and compensation committee, the Company had the opportunity to evaluate the legacy compensation practices and policies and define a go-forward approach tailored to PayPal’s specific business and talent objectives. The Committee determined that the objective of the executive compensation program is to reward strong performance and attract and retain core top talent. Additionally, the program should be transparent and easy to understand for both participants and stockholders.

The Committee began its work by reconsidering the peer group used in measuring performance plans, considering the Committee’s goals to both reward performance and attract and retain core top talent. As discussed in more detail below, in reviewing our executive compensation program, the Committee ultimately considered two peer groups: one peer group utilized for evaluating relative performance and another peer group utilized in designing pay programs calculated to retain key employees against talent competitors. The two peer groups are similar, but there are certain companies in the “talent” peer group that are not in the “performance” peer group.

With the mandate of creating transparent programs that reward strong performance in the short term and the longer term while retaining core top talent, the Committee undertook a thorough review of its programs with the assistance of its independent compensation consultant, Pay Governance LLC (“Pay Governance”). The resulting newly-designed executive compensation program for 2016 is structured to more closely align executive pay with Company performance by rewarding continued financial success in our businesses while also driving strategic growth. The following is a summary description of our executive compensation programs for 2016:

Redesigned Annual Incentive Award Program (“AIP”)	The Company maintained an annual incentive program with a similar construct as prior to the Separation. FX-Neutral Revenue serves as the “gate,” or the funding performance target. Assuming the funding target is achieved, Non-GAAP Net Income is the primary performance metric that establishes the payout. The AIP continues to weight financial performance at 75%, and individual performance at 25%. The one structural change made to the AIP was the introduction of “net new actives” as an additional performance metric. Assuming the funding target is achieved, for every 12.5% increase in net new actives above budgeted target, an incremental 1% will be added to the financial performance component. The net new actives performance metric is intended to reinforce the critical importance of growing the customer base to build for the future.

www.paypal.com

44	Compensation Discussion and Analysis

Restructured Mix of Long-Term Incentives	Recognizing that the Company’s talent peer group companies have been trending away from stock options, we eliminated stock options in the mix of long-term incentives and restructured the mix of long-term incentive grant value for our executive officers to consist of 50% performance-based restricted stock units (“PBRSUs”) and 50% restricted stock units (“RSUs”).

PBRSUs

Emphasis on Long-Term Strategic Growth	To further emphasize the creation of longer term value for stockholders, we increased the performance period of PBRSUs from two-year to three-year performance cycles with full cliff vesting following the end of the performance period, subject to the Committee’s approval of the level of achievement against the predetermined performance targets.

Revised PBRSU Performance Metrics	We simplified the PBRSU performance metrics to focus on compound annual growth rate (“CAGR”) of two key business metrics:
• FX-Neutral Revenue – intended to emphasize growth in active customer accounts, number of payment transactions and total payment volume; and
• Free Cash Flow – intended to emphasize cash generation capability of the business to finance its continued growth and investment requirements, while positioning the Company to take advantage of inorganic growth opportunities.

2016 Proxy Statement

Compensation Discussion and Analysis	45

Changed RSU Time-Based Vesting Schedule to Three Years	In recognition of trends among the Company’s talent peer group, we moved to three-year ratable vesting for RSUs.

Comparison of Mix of Long-Term Incentives

The following charts compare the mix of long-term incentive grant values for our executive officers for 2015 and 2016.

www.paypal.com

46	Compensation Discussion and Analysis

The following is a brief overview of the primary compensation elements for NEOs in 2016.

Primary Compensation Elements for NEOs in 2016

2016 Compensation Changes

	Salary	Total Direct Compensation Annual Incentive Award	PBRSUs	RSUs

When is it set?	Set at hire; reviewed annually	Paid annually in February	Granted annually in March	Granted annually in April

Form of payment	Cash		Equity

Timeframe of targeted performance	Short-term emphasis		Long-term emphasis

Performance period	Ongoing	1 year	3 year performance period with cliff vesting, if any, following end of performance period	3 year time-based vesting ratable period

2016 performance measures	N/A	Company Performance – FX-Neutral Revenue and Non-GAAP Net Income, with Net New Actives adjustment	FX-Neutral Revenue CAGR and Free Cash Flow CAGR	Time-based vesting; value varies based on stock price performance
Individual Performance

Objective

Compensates for expected day-to-day performance

Rewards individuals’ current contributions to the Company

Reflects the scope of their roles and responsibilities

Attracts highly capable leaders in an extremely competitive talent market

Compensates for successful annual performance

Motivates executives to meet short-term performance goals that are designed to enhance the value of the Company

Attracts highly capable leaders in an extremely competitive talent market

Compensates for successful achievement of 3 year performance goals that are designed to enhance the longer term value of the Company

Intended to retain executives for the long term

Attracts highly capable leaders in an extremely competitive talent market

Compensates for the creation of longer term value over time

Recognizes individual executive’s recent performance and potential future contributions

Intended to retain executives for the long term

Attracts highly capable leaders in an extremely competitive talent market

2016 Proxy Statement

Compensation Discussion and Analysis	47

Key Considerations in Setting Pay

OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM

Prior to the Separation, the eBay Compensation Committee’s compensation decisions were guided by eBay’s compensation philosophy and practices.

The goals of the eBay Compensation Committee’s executive compensation program were to:

•	align compensation with the eBay business objectives and performance;
•	motivate NEOs to enhance long-term stockholder value;
•	position us competitively among the companies against which we recruit and compete for talent; and
•	enable us to attract, retain and reward NEOs and other key employees who contribute to our long-term success.

Following the Separation, in September 2015, the Committee articulated PayPal’s redefined compensation philosophy to reflect its separation from eBay and the challenges inherent in operating as an independent FinTech company.

As such, in addition to the prior philosophy and practices, we prioritized the following:

•	Simplicity, Transparency and Clarity of our programs – such that executives can directly link Company and individual performance to their pay, and further, such that stockholders can directly link returns on their investment to Company performance
•	One Team – unified goals and objectives for the entire executive staff (and all employees Company-wide) to drive operational decisions and Company performance
•	Winning the War for Talent – recognizing the unique FinTech space PayPal has entered post-Separation, prioritizing nimble and aggressive compensation strategies to attract and retain key talent
•	Individual Performance – such that top performers are compensated commensurate with results, both on the upside and the downside, and holding leaders accountable for under-performance

PAY FOR PERFORMANCE

Our guiding principle for our executive compensation program continues to be aligning executive compensation with the interests of our stockholders by tying a significant portion of executive compensation to our performance.

2015 Performance Highlights

•	We successfully completed the strategic goal to separate PayPal from eBay to enhance stockholder value.
•	With the expectation that the Company would be separating from eBay during the year, PayPal specific performance metrics were established. Based on 2015 Company performance, the bonus payouts and the performance-based restricted stock units that were granted in 2014 with a two-year performance period paid out slightly above target.
•	We successfully identified, negotiated and completed four acquisitions, including Paydiant and Xoom, and intend to continue to build on our pattern of success in developing the capabilities we have acquired.
•	The following graphic shows certain of our key financial performance metrics and operational highlights for 2015. We use certain of these key metrics as financial performance measures in our compensation program and believe such measures help to align the interests of our executives with those of our stockholders.

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48	Compensation Discussion and Analysis

Our 2015 Key Performance Metrics

Top Line Growth:
Revenue of over $9.2 Billion	Up 19%* from 2014
*Calculated on an FX neutral basis

Expanding Our Base:
Active Customer Accounts of 179 Million	Up 11% from 2014

Driving Customer Engagement:
27 Transactions Per Active Account	Up 12% from 2014

Generated Free Cash Flow of $1.8 Billion**
**See reconciliation to operating cash flow included in the MD&A section on page 46 of our 2015 Annual Report on Form 10-K filed with the SEC on February 11, 2016

Linking 2015 NEO Compensation to Performance

We believe that our executive compensation programs were effective at incentivizing results in 2015 by appropriately aligning pay and performance. The pie charts below show the target total direct compensation mix for 2015 for Mr. Schulman as our CEO and the average for our other NEOs. Target Total Direct Compensation is the sum of (i) 2015 base salary, as shown in the “Salary” column of the Summary Compensation Table, (ii) target 2015 incentive cash award, as shown as the “Target Incentive Amount” in the table under the “Compensation Framework – Incentive (Performance-Based) Compensation for 2015 – Annual Incentive Award Program – Target Incentive Amounts” section below and (iii) target annual long-term incentive value, as shown as “2015 LTI Grant Value” in the tables under the “Compensation Framework – Incentive (Performance-Based) Compensation for 2015 – Long-Term Incentive  Components – Long-Term Incentive Annual Target Value” section below.

2016 Proxy Statement

Compensation Discussion and Analysis	49

Annual Incentive Award Program

Our eligible NEOs earned annual cash bonuses under the 2015 annual incentive award program (the “2015 AIP”), which is the Company’s annual cash bonus program for eligible employees adopted pursuant to the PayPal Employee Incentive Plan. The Committee approved funding 2015 cash bonuses under the 2015 AIP only upon the Company achieving a pre-established threshold level of FX-Neutral Revenue (the “2015 AIP Funding Threshold”), which was set prior to the time of the Separation. Our Committee then approved specific awards of these cash bonuses based upon the Company’s performance with regard to the pre-established Non-GAAP Net Income performance goals and each executive’s individual performance, as further discussed under “Compensation Framework – Incentive (Performance-Based) Compensation for 2015 – Annual Incentive Award Program.” The Company exceeded the 2015 AIP Funding Threshold, and based on the Company’s Non-GAAP Net Income performance against the pre-established performance goals, the Committee determined that the Company performance component of the 2015 AIP earnout was 118% of target.

Performance-Based Restricted Stock Units (PBRSUs)

In 2014, the eBay Compensation Committee awarded Senior Vice Presidents (which included certain of our NEOs) long-term incentive annual target values, granted 50% as PBRSUs, 30% as RSUs and 20% as stock options, to further align compensation of our NEOs to the Company’s performance. PBRSUs granted to our NEOs in 2014 were subject to an additional time-based vesting period if the Company met or exceeded specified financial performance criteria of FX-Neutral Revenue and Non-GAAP Operating Margin Dollars during the 2014-2015 performance period. Recognizing the impact that the Separation would have on performance metrics, the eBay Compensation Committee specified PayPal-specific performance targets for 2015. Under the PBRSUs that were awarded in 2014 with a two-year performance period (the “2014-2015 PBRSUs”), as tailored to specific PayPal performance for 2015, we exceeded the FX-Neutral Revenue threshold goal and the Non-GAAP Operating Margin Dollars and Return on Invested Capital target goals, resulting in an earnout of 102% of the target number of PBRSUs awarded. These PBRSUs were granted as time-based RSUs on March 1, 2016, subject to an additional one-year time-based vesting period from the RSU grant date.

The Company’s 2015 performance affected two PBRSU award cycles, 2014-2015 and 2015-2016. When setting the performance targets of the PBRSUs that were granted in 2015 with a two-year performance period (the “2015-2016 PBRSUs”), the eBay Compensation Committee set PayPal-specific performance targets for 2015 and 2016 that were designed to be challenging but achievable over the two-year performance period. Award earnouts for the 2015-2016 PBRSUs will be determined based on performance against approved targets for FX-Neutral Revenue, Non-GAAP Operating Margin Dollars and Return on Invested Capital (“ROIC”), to be evaluated following the completion of the 2015-2016 performance period.

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50	Compensation Discussion and Analysis

KEY GOVERNANCE PRACTICES

We are committed to having strong governance standards with respect to our compensation programs and practices. Consistent with this focus, we have the following programs and practices that we believe are mindful of the concerns of our stockholders and governance best practices.

What We Do
Pay for Performance	The majority of our NEOs’ Target Total Direct Compensation in 2015 is performance-based compensation.

Clawback Policy	Our clawback policy is applicable to each officer employed as a Vice President or in a more senior position, and permits the Committee to require forfeiture or reimbursement of incentive compensation, which includes any cash incentive award, equity award, or equity-based award paid or awarded to any covered employee during the period in which he or she is designated as a covered employee, if (i) an action or omission by the covered employee constitutes a material violation of the Code of Business Conduct; or (ii) an action or omission by the covered employee results in material financial or reputational harm to the Company. In addition, for covered employees that are employed as a senior vice president or in a more senior position or as a vice president who is a member of the finance function, the following event is also covered: a material restatement of all or a portion of the Company’s financial statements that is the result of a supervisory or other failure by the covered employee.

Meaningful Stock Ownership Guidelines	Our stock ownership guidelines align the long-term interests of our NEOs and non-employee directors with those of our stockholders and discourage excessive risk-taking. Our guidelines require stock ownership levels as a value of PayPal shares equal to a multiple of base salary (CEO at 6x and other executive officers at 2x) or annual retainer (non-employee directors at 5x), and include stock retention requirements for executive officers until such target ownership levels are met.

Prohibition of Hedging and Pledging Transactions	The Company’s insider trading policy prohibits members of our Board, executive officers and other employees from (i) entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities or (ii) pledging PayPal common stock as collateral for any loans.

Multi-Year Vesting Schedule Requirement	The Company’s equity compensation plan provides that awards (other than options and stock appreciation rights) will vest over a minimum vesting period of three years (or, in the case of awards subject to performance goals, one year), with limited exceptions, to reinforce a culture in which the Company’s executives remain focused on the Company’s long-term success.

Independent Compensation Consultant	The Committee engages its own independent compensation consultant, Pay Governance, to advise on executive and director compensation matters. Pay Governance does not provide any other services to the Company.

Annual Risk Assessment	Based on our annual risk assessment, we concluded that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

Annual Comparator Peer Group Review	The Committee, with the assistance of Pay Governance, reviews the makeup of our comparator peer groups annually and makes adjustments to the composition of the groups as it deems appropriate.

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Compensation Discussion and Analysis	51

What We Don’t Do
No Excise Tax Gross-Ups on Severance Payments	We do not provide any gross-ups of excise taxes on severance or other payments in connection with a change in control.

No “Single- Trigger” Payments and Acceleration of Equity Awards	We do not pay “single-trigger” payments or maintain any plans that require single-trigger acceleration of equity awards to executives upon a change in control of the Company.

No Tax Gross-Ups on Perquisites	We do not provide tax gross-ups on perquisites other than in limited circumstances for business-related relocations and assignment-related benefits that are under our control, at our direction and deemed to benefit our business operations.

No Continuation of Fringe Benefits	We do not continue executive fringe benefits following a termination of employment under our severance and change in control arrangements.

No Discounting of Stock Options or Repricing of Underwater Options	We expressly prohibit the discounting of stock options and the repricing of underwater stock options without stockholder approval under the Company’s equity compensation plan.

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52	Compensation Discussion and Analysis

Compensation Framework

Incentive (Performance-Based) Compensation for 2015

When deciding the target amount and form of each element of compensation for each of our executive officers, the eBay Compensation Committee took into account the size and complexity of the executive officer’s job and business unit or function. The Committee continues to take into account such considerations, including the following (the “Incentive Compensation Factors”):

•	performance against financial performance measures for the executive’s business unit or function;
•	defining business unit or function strategy and roadmaps and executing against them;
•	organizational development, including hiring, development and retention of the team of each business unit or function;
•	leadership;
•	improving and supporting innovation and execution for the business unit or function;
•	negotiating, closing and integrating acquisitions, dispositions, and/or strategic partnerships; and
•	achievement of strategic and operational objectives, and executing against budgets.

No specific weightings were assigned to these factors; instead, individual performance was evaluated based on a holistic and subjective assessment of each individual executive’s performance against these factors.

ANNUAL INCENTIVE AWARD PROGRAM

The 2015 AIP provides our NEOs with the opportunity to earn annual cash incentive compensation based on achievement of the Company’s financial and business objectives and each employee’s own individual performance.

The Committee believes that it is important to have our executives’ annual incentives tied to overall Company financial and/or business performance, with individual compensation differentiated based on individual performance.

Target Incentive Amounts

The 2015 annual cash incentive target as a percentage of base salary for each NEO was determined based on (i) the eBay Compensation Committee’s assessment of data from public filings of eBay’s 2015 peer group companies and general industry data for comparable technology companies that were included in proprietary third-party surveys; (ii) each NEO’s position within the Company; and (iii) for the NEOs that commenced employment with us in 2015, arms-length negotiations of offer letters related to each NEO’s employment commencement.

The eBay Compensation Committee aimed to set target annual cash incentive opportunities for our NEOs at approximately the 50th percentile based on that data; however, individual target annual cash incentive opportunities may be higher or lower than the median depending on the Incentive Compensation Factors and the result of the arms-length negotiations of offer letters related to each NEO’s employment commencement.

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Compensation Discussion and Analysis	53

The table below shows the target 2015 AIP opportunities for each of our NEOs, expressed (i) as a percentage of base salary and (ii) in dollars.

	Annual Cash Incentive Target as Percentage of	Target Incentive Amount
Name	Base Salary	(in Dollars)[1]
Daniel H. Schulman	Prior to Separation: 175% After Separation: 200%	$1,884,616
John D. Rainey	100%	$212,500
Patrick L. A. Dupuis	65%	$341,250
Jonathan Auerbach	65%	$265,625
Tomer Barel	65%	$235,268
A. Louise Pentland	100%	$398,846
Hill Ferguson	65%	$233,700

[1]	The Target Incentive Amount is pro-rated based on the eligible earnings paid while such NEO was employed in a 2015 AIP-eligible position during the annual bonus performance period. The amount reported for Mr. Barel’s Target Incentive Amount is 65% of his 2015 base salary, converted from New Israeli Shekels (“NIS”) to U.S. dollars (“USD”) at an exchange rate of 1 NIS to 0.254 USD.

Company Performance Measures

In early 2015, the eBay Compensation Committee set the Company performance measures under the 2015 AIP for our NEOs, to support a tight link between Company performance and incentive payouts. Expecting that PayPal’s business would be separated from eBay during the year, the eBay Compensation Committee established performance metrics and target performance levels specific to the PayPal business. In establishing these targets at the beginning of the year, the eBay Compensation Committee was required to make certain assumptions about the go-forward PayPal business, such as the tax rate that would apply to the Company following the Separation. Certain of these metrics could not be known with perfect certainty at the time, but were made with the best available information. The eBay Compensation Committee adopted, and the Committee later ratified, the two performance measures for the 2015 AIP, as set forth in the following table.

Measure	Definition	Purpose
FX-Neutral Revenue	Calculated on a fixed foreign exchange basis (which we refer to as FX-Neutral)	The eBay Compensation Committee believed, and the Committee continues to believe, that a revenue threshold should be included to ensure that no cash incentive is paid if future income may be impaired by insufficient revenue growth.
Non-GAAP Net Income	Non-GAAP net income excluded certain items, primarily stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, impairment of goodwill, separation expenses, certain one-time gains, losses and/or expenses, and income taxes related to these items. Non-GAAP net income is calculated quarterly, is publicly disclosed as part of our quarterly earnings releases, and is a basis of third-party analysts’ estimates of the Company’s results.	The eBay Compensation Committee believed, and the Committee continues to believe, that non-GAAP net income is a key measure of short- and intermediate-term results for the Company given that it can be directly affected by the decisions of the Company’s management and provides the most widely followed measure of financial performance for our industry. The Committee also believes that this primary non-GAAP net income measure should apply only if a minimum revenue threshold is met and should result in no cash incentive being paid when future income will be negatively impacted by insufficient revenue growth.

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54	Compensation Discussion and Analysis

The eBay Compensation Committee determined that the annual cash incentives payable for 2015 had both a minimum FX-Neutral Revenue threshold (the “2015 AIP Funding Threshold”) and a minimum Non-GAAP Net Income threshold. Unless both of these thresholds are met, there is no incentive payout. If both thresholds are met, the Company uses total Non-GAAP Net Income as the primary determinant of the payout for the 2015 AIP. The Company performance earnout level under the 2015 AIP could range from 50% at the minimum Non-GAAP Net Income level up to 200% at the maximum Non-GAAP Net Income level (assuming the 2015 AIP Funding Threshold was also met). If the plan becomes funded, 75% of the Target Incentive Amount of the 2015 AIP is based on the Company’s Non-GAAP Net Income financial performance against the pre-established goals. The remaining 25% of the Target Incentive Amount of the 2015 AIP is based on individual performance.

The table below shows the (i) threshold, (ii) target and (iii) maximum performance goals established by the eBay Compensation Committee for the 2015 AIP, which were set in the first quarter of 2015 based primarily on the Company’s approved budget for the year, (iv) the actual levels achieved in 2015, and (v) the resulting Company Performance Score, defined as an earnout percentage based on Company performance against pre-established goals.

					Percentage of Target
Company Measure	Threshold	Target	Maximum	2015 Actual	Achieved[1]
FX-Neutral Revenue	$8.64 Billion	N/A	N/A	$9.25 Billion[2]	N/A
Non-GAAP Net Income	$1.57 Billion	$1.65 Billion	$1.78 Billion	$1.69 Billion[2]	118%
Company Performance Score					118%

[1]	After the end of each year, the Company’s actual performance is compared to the performance measures to determine the earnout level of that portion of the AIP, subject to Committee–approved variation due to material events not contemplated at the time the targets were set (such as major acquisitions) and to the Committee’s negative discretion.
[2]	As part of its review of the Company’s performance against its targets, the Committee considered whether any significant corporate events, not contemplated at the time the targets were set, should lead to an adjustment of FX-Neutral Revenue or Non-GAAP Net Income results. The Committee concluded that (1) the FX-Neutral Revenue results should be adjusted to exclude the impact of items that are directly attributable to the Separation and (2) the Company’s Non-GAAP Net Income results should be adjusted to exclude the impact of (i) an increased tax rate to normalize for the impact of non-deductible items and first quarter 2015 transfer pricing reserves, (ii) Consumer Financial Protection Bureau regulatory settlement related to prior years, (iii) the sale of participation interests in a portion of our consumer credit portfolio, which impact was specifically excluded from budget discussions in early 2015, (iv) certain extraordinary executive compensation related expenses related to forming the current executive management team, (v) additional revenue recognized as a result of the amendment of our credit program agreement with Synchrony Financial (formerly GE Capital Retail Bank) and (vi) items that are directly attributable to the Separation.

Individual Performance Measures

To facilitate differentiation based on individual performance, 25% of the Target Incentive Amount for our NEOs is based on individual performance (the “Individual Performance Score”). In circumstances where the Company’s financial performance is above its threshold goal but below target, a modifier is applied to the individual performance component to reduce it proportionately based on the Company financial performance component (the “Non-GAAP Net Income Modifier”). For example, if the Company exceeded the FX-Neutral Revenue threshold but total Non-GAAP Net Income was 90% of target, then the individual performance component would be calculated as follows: Target Incentive Amount x 25% x Individual Performance Score x 90%. The modifier only reduces, and cannot increase, the individual performance component based on the Company’s financial performance.

To determine each NEO’s Individual Performance Score, which may range from 0% to 200%, Mr. Schulman presented to the Committee his assessment of each NEO’s individual performance, and the Committee assessed Mr. Schulman’s individual performance. The evaluations included an assessment of each NEO’s performance with respect to individual performance factors (collectively, the “Performance Factors”).

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Compensation Discussion and Analysis	55

The Performance Factors relate specifically to each executive’s job function and generally encompass the following for each executive:

NEO[1]	Performance Factors
Daniel H. Schulman	•	Lead successful separation of PayPal from eBay
	•	Maintain and strengthen leading market position and brand as independent company
	•	Provide leadership and direction to position PayPal as a leading financial technology platform company enabling digital and mobile payments
	•	Create world class executive management team and culture to enable PayPal to attract and retain top talent
John D. Rainey	•	Execute financial plans designed to meet or exceed expectations for growth, margin and cash flow targets post-Separation
	•	Implement programs and processes to facilitate cost savings and operational efficiencies
	•	Lead effective investor relations activities and external guidance process
Patrick L. A. Dupuis	Prior to Separation
	•	Co-lead successful separation of PayPal from eBay as Interim Chief Financial Officer
	•	Execute financial plans designed to meet or exceed expectations for growth, margin and cash flow targets
	•	Implement programs and processes to facilitate cost savings and operational efficiencies
	•	Lead effective investor relations activities and external guidance process

Post-Separation
	•	Create simplicity, quality and productivity initiatives to increase PayPal’s consumer experience and engagement levels, enabling greater revenue opportunities
Jonathan Auerbach	•	Lead PayPal’s efforts to develop and manage strategic growth priorities, as a newly formed independent company
	•	Support development and implementation of product roadmap based on strategic planning efforts
Tomer Barel	•	Lead initiatives to develop and deploy automated risk management and fraud detection solutions
	•	Continually refine all aspects of risk management of PayPal, including enterprise, regulatory, credit and financial risks
A. Louise Pentland	•	Lead compliance with financial and regulatory requirements
	•	Lead corporate governance initiatives to reflect best practices
	•	Provide effective legal support related to acquisitions and integration

[1]	Mr. Ferguson stepped down from his position as Senior Vice President, Consumer, effective September 15, 2015. In light of his employment termination, he was not eligible for a payout under the 2015 AIP; however, Mr. Ferguson was eligible to receive a prorated 2015 AIP payout pursuant to the terms of the SVP and Above Standard Severance Plan (“Severance Plan”). See “Potential Payments Upon Termination or Change in Control” section below for more information.

In determining the Individual Performance Score for each NEO, Mr. Schulman and the Committee did not place specific weightings on the Performance Factors, but performed a holistic and subjective assessment of each individual executive’s performance against his or her respective Performance Factors, taking into account the relative importance to the Company of the Performance Factor. Mr. Schulman recommended to the Committee each NEO’s Individual Performance Score other than his own.

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56	Compensation Discussion and Analysis

In early 2016, under the direction of our Chairman of the Committee, the Committee evaluated the performance of our CEO and his direct reports under a 360° review process, by which the Chairman of the Board interviewed each of our NEOs (other than Mr. Ferguson) and discussed our CEO’s performance and the performance of each of our NEOs (other than Mr. Ferguson) as part of its review of individual performance. The Committee then made a final determination, in its sole and absolute discretion, as to the Individual Performance Score for each applicable NEO after considering Mr. Schulman’s recommendations (other than with respect to himself), reviewing the individual’s performance with respect to the Performance Factors, and considering its own observations and assessments of the NEOs’ and PayPal’s performance, including its determinations following the Committee’s 360° review process. The Committee approved the Individual Performance Scores of Messrs. Rainey, Dupuis, Auerbach and Barel and Ms. Pentland as recommended by Mr. Schulman of 100%, 150%, 125%, 175% and 150%, respectively. For Mr. Schulman, the Committee approved an Individual Performance Score of 150%.

2015 AIP Payout

The actual amount of an NEO’s 2015 AIP award was determined by the following formula:

Target Incentive Amount

x

(a) 75% x Company Performance Score

+

(b)(i) (25% x Individual Performance Score) x (ii) Non-GAAP Net Income Modifier, if any

= 2015 AIP Payout

Because the minimum threshold for the FX-Neutral Revenue was met in 2015, the 2015 AIP was funded. The table below shows the 2015 AIP Payout for each NEO, based on Company and individual performance.

			(a) 75%		(b)(i) 25%		(b)(ii) Non-
	Target Incentive		(Company		(Individual		GAAP Net
	Amount		Performance		Performance		Income		2015 AIP
NEO	(in Dollars)[1]	x	Score)	+	Score)	x	Modifier	=	Payout
Daniel H. Schulman	$1,884,616		118%		150%		N/A		$2,374,615
John D. Rainey	$212,500		118%		100%		N/A		$241,188
Patrick L. A. Dupuis	$341,250		118%		150%		N/A		$429,975
Jonathan Auerbach	$265,625		118%		125%		N/A		$318,086
Tomer Barel[2]	$235,268		118%		175%		N/A		$311,141
A. Louise Pentland	$398,846		118%		150%		N/A		$502,546
Hill Ferguson[3]	N/A		N/A		N/A		N/A		N/A

[1]	The Target Incentive Amount is pro-rated based on the eligible earnings paid while such NEO was employed in a 2015 AIP eligible position during the annual bonus performance period.
[2]	The amount reported for Mr. Barel’s 2015 AIP Payout is converted from NIS to USD at an exchange rate of 1 NIS to 0.254 USD.
[3]	In connection with Mr. Ferguson stepping down from his position as Senior Vice President, Consumer, effective September 15, 2015, Mr. Ferguson was eligible to receive a prorated 2015 AIP payout pursuant to the terms of the Severance Plan, or $265,250, which is reflected in the “All Other Compensation” column of the 2015 Summary Compensation Table. See “Potential Payments Upon Termination or Change in Control” section below for more information.

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Compensation Discussion and Analysis	57

Supplemental Bonus Payment to Mr. Dupuis

In September 2015, following the determination that Mr. Dupuis would transition into his new role as Senior Vice President, Simplicity, Quality, Productivity, the Committee determined to award Mr. Dupuis a supplemental bonus payment equal to $525,000, in recognition of his leadership role in and contributions related to the Separation, including his instrumental role in negotiating the operating agreement between PayPal and eBay, his leadership role related to the separation of financial operations as Interim CFO and his significant role in investor outreach in connection with the Separation.

2016 AIP

For 2016, the Committee approved an annual incentive design under the PayPal Employee Incentive Plan that retains the FX-Neutral Revenue and Non-GAAP Net Income performance measures framework (the “financial performance-related components”), including the requirement that both the FX-Neutral Revenue threshold and a minimum Non-GAAP Net Income threshold be met for the plan to be funded (the “2016 AIP”). In addition, the Committee introduced the “net new actives” operational performance metric, as an adjustment of 1 percentage point for every 12.5% of net new active accounts above the budgeted target. The introduction of the “net new actives” performance metric is intended to reinforce the critical importance of growing the customer base to build for the future and is defined as the change in the number of active customer accounts compared to the prior period, in this case 2016 compared to 2015. The 2016 AIP also retains the Individual Performance Score construct, to facilitate differentiation based on individual performance.

Further, in February 2016, the Committee approved increases to the annual cash incentive target as a percentage of base salary for the following NEOs that were then-serving as executive officers, for purposes of internal equity and individual performance:

	2015 AIP Target as Percentage of	2016 AIP Target as Percentage of
NEO	Base Salary	Base Salary
Jonathan Auerbach	65%	75%
Tomer Barel	65%	75%

LONG-TERM INCENTIVE COMPONENTS

Long-Term Incentive Annual Target Value

Prior to the Separation, the long-term incentive (“LTI”) annual target value for 2015 was determined within guidelines that the eBay Compensation Committee annually established for each position. These guidelines were based on the desired pay positioning relative to companies with which eBay competed for talent. The midpoint of the guidelines, or the median target award, reflected the 50th percentile of the competitive market. The target levels of individual awards were based on individual performance and potential, as well as comparative market information and the need for individual retention incentives. The individual awards could be higher or lower than the median target award by an amount ranging from zero to three times the median target award. As discussed below, the Company also hired several new executives in key roles; in recruiting these individuals to join the Company, it was necessary to provide these individuals with certain initial and subsequent equity awards.

In 2015, the eBay Compensation Committee set equity award guidelines by position based on the following:

•	equity compensation practices of technology companies in our peer group, as disclosed in their public filings (see “Use of Peer Group Comparisons” below for our 2015 peer group), and
•	equity compensation practices for comparable technology companies that were included in proprietary third-party surveys.

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58	Compensation Discussion and Analysis

Based on these guidelines (and for Mr. Schulman, pursuant to his September 2014 offer letter, in early 2015) the eBay Compensation Committee approved the 2015 LTI grant values for the following NEOs who were employed in the eBay organization at the beginning of 2015, as shown in the table below.

NEO	2015 LTI Grant Value
Daniel H. Schulman	$11,000,000[1]
Tomer Barel	$2,000,000
Hill Ferguson	$2,000,000

[1]	The eBay Compensation Committee agreed to the size of Mr. Schulman’s annual equity award for 2015 as well as an equity award upon the completion of the Separation, as follows:
	a.	2015 annual equity awards: Target Grant Value of $9 million, to be granted pursuant to eBay’s annual equity grant procedures and policy
	b.	Separation awards: Target Grant Value of $2 million, with a grant date effective immediately prior to the Separation

Once the LTI annual target value had been set for each eligible executive officer, the following formula was used to allocate the annual equity awards, resulting in the number of shares subject to such awards, as shown in the table below:

•	50% PBRSUs,
•	30% time-based RSUs, and
•	20% stock options.

NEO	2015 Target PBRSUs[1]	2015 RSUs[2]	2015 Stock Options[3]
Daniel H. Schulman	3/16/15: 121,029	4/1/15: 72,618	4/1/15: 145,234
	7/17/15: 25,402	7/17/15: 15,243	7/17/15: 30,485
Tomer Barel	3/16/15: 26,896	4/1/15: 16,138	4/1/15: 32,275
Hill Ferguson	3/16/15: 26,896	4/1/15: 16,138	4/1/15: 32,275

[1]	The target number of PBRSUs was determined by dividing the USD value of the award by the Average eBay Closing Price (i.e., generally, the average of the closing prices of eBay common stock for a period of 10 consecutive trading days prior to the grant date). For the PBRSUs with a grant date on or before July 17, 2015, the amounts shown represent the target number of PayPal PBRSUs, following adjustment using a conversion ratio based on the volume-weighted average price for each of eBay’s and PayPal’s common stock immediately before and immediately following the Separation (the “Conversion Ratio”).
[2]	The number of RSUs granted was determined by dividing the USD value of the award by the Average eBay Closing Price. For RSUs with a grant date on or before July 17, 2015, the amounts shown represent the number of PayPal RSUs, following adjustment of eBay RSUs using the Conversion Ratio.
[3]	The number of stock options granted was determined by dividing the USD values of the award by the Average eBay Closing Price multiplied by three. For stock options with a grant date on or before July 17, 2015, the amounts shown represent the number of PayPal stock options, following adjustment of eBay options using the Conversion Ratio.

In addition to the LTI annual grant values noted above, the eBay Compensation Committee made, and the Committee may make, special equity-related compensation decisions for performance, retention, acquisitions, and/or recruitment purposes (including “make good” payments for equity or other compensation awards from a former employer that an executive officer may be required to forfeit or forgo by accepting employment with the Company) that cause individual equity compensation in a particular year to differ from the generally stated compensation strategy and guidelines.

2015 was an extraordinary year for the Company in contemplation of the Separation. As a result, the eBay Compensation Committee determined that it was necessary to make compensation decisions to help us attract and retain key executive officers deemed instrumental to the thoughtful and orderly execution of the Separation and the positioning of PayPal for success as an independent, publicly-traded company. Accordingly, the eBay

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Compensation Discussion and Analysis	59

Compensation Committee approved the 2015 LTI grant values for Mr. Auerbach and Ms. Pentland, both of whom commenced employment with eBay following the regular annual grant of equity awards. In addition, following the Separation, the Committee approved the 2015 LTI grant values for Mr. Rainey, who commenced employment with PayPal, and Mr. Dupuis, who transitioned into a new role.

NEO	2015 LTI Grant Value
John D. Rainey	$5,000,000
Patrick L. A. Dupuis[1]	$2,000,000
Jonathan Auerbach	$5,000,000
A. Louise Pentland	$3,000,000

[1]	The Committee determined to award Mr. Dupuis his annual equity award for 2015 on October 15, 2015, after his new role at PayPal following the Separation was identified, which was determined not to be an executive officer position.

The LTI annual target values were converted using the formula used to allocate the annual equity awards: 50% PBRSUs, 30% RSUs and 20% stock options, as shown in the table below.

NEO	2015 Target PBRSUs[1]	2015 RSUs[2]	2015 Stock Options[3]
John D. Rainey	9/15/15: 72,825	9/15/15: 43,695	9/15/15: 87,390
Patrick L. A. Dupuis	10/15/15: 28,885	10/15/15: 18,471	10/15/15: 36,941
Jonathan Auerbach	5/15/15: 67,915	5/15/15: 40,750	5/15/15: 81,498
A. Louise Pentland	5/15/15: 40,750	5/15/15: 24,450	5/15/15: 48,899

[1]	The target number of PBRSUs was determined by dividing the USD value of the award by the Average eBay Closing Price for PBRSUs with a grant date on or before July 17, 2015. For PBRSUs with a grant date after July 17, 2015, the average of the closing prices of PayPal common stock for the 10 consecutive trading days prior to the grant date or the closing price on the date of grant was used. For the PBRSUs with a grant date on or before July 17, 2015, the amounts shown represent the target number of PayPal PBRSUs, following adjustment of eBay PBRSUs using the Conversion Ratio.
[2]	The number of RSUs granted was determined by dividing the USD value of the award by the Average eBay Closing Price or the Average PayPal Closing Price (i.e., the average of the closing prices of PayPal common stock for the 10 consecutive trading days prior to the grant date), as applicable. For RSUs with a grant date on or before July 17, 2015, the amounts shown represent the number of PayPal RSUs, following adjustment of eBay RSUs using the Conversion Ratio.
[3]	The number of stock options granted was determined by dividing the USD values of the award by the Average eBay Closing Price, or the Average PayPal Closing Price, as applicable, multiplied by three. For stock options with a grant date on or before July 17, 2015, the amounts shown represent the number of PayPal stock options, following adjustment of eBay options using the Conversion Ratio.

In addition to the LTI grant values discussed above, the eBay Compensation Committee or the Committee, as applicable, approved supplemental equity grants in the form of RSUs to Mr. Auerbach, Ms. Pentland and Mr. Rainey, pursuant to the terms of their respective offers of employment, as shown in the table below. For Messrs. Auerbach and Rainey, the supplemental grants were “make good” awards intended to replace equity that each forfeited from prior employment. For Ms. Pentland, the supplemental grant was deemed necessary to induce Ms. Pentland to commence employment with PayPal in the face of a competing offer.

NEO	Supplemental Grant Value	Supplemental # of RSUs[1]
John D. Rainey	$4,500,000	9/15/15: 131,085
Jonathan Auerbach	$4,000,000	5/15/15: 108,664
A. Louise Pentland	$4,000,000	5/15/15: 108,664

[1]	The number of RSUs granted was determined by dividing the USD value of the award by the Average eBay Closing Price or Average PayPal Closing Price, as applicable. For RSUs with a grant date on or before July 17, 2015, the amounts shown represent the number of PayPal RSUs, following adjustment of eBay RSUs using the Conversion Ratio. The supplemental RSU awards granted to Mr. Auerbach and Ms. Pentland vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date, subject to continued employment. The supplemental RSU award granted to Mr. Rainey vests in three installments on each of the first, second and third anniversaries of the grant date, subject to continued employment.

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The following describes the three components of our equity-based LTIs: Performance-Based Restricted Stock Units, time-vested restricted stock units and stock options.

Performance-Based Restricted Stock Units (PBRSUs)

The NEOs were eligible to receive awards of PBRSUs, which were designed to result in grants of RSUs with additional time-based vesting requirements if the Company meets or exceeds specified financial performance criteria set by the eBay Compensation Committee. The amount and value of the award depend on the Company’s performance relative to the performance goals approved by the eBay Compensation Committee at the beginning of the performance period, subject to the adjustments relating to the Separation described under “2014-2015 PBRSUs”. The 2014-2015 and 2015-2016 PBRSU cycles each have two-year performance periods and are followed by a time-based vesting condition.

Under the PBRSU program, assuming above-minimum threshold performance, PBRSU recipients would receive time-vesting RSUs. For the 2014-2015 and 2015-2016 performance periods, for all eligible NEOs, one-half of the RSUs vest in March following the end of the performance period and the other half of the award vest in March of the following year, more than one full year following the completion of the performance period. For the 2015-2016 performance period, 100% of any PBRSU awards granted to Mr. Schulman and Mr. Rainey, as CEO and CFO of PayPal on the award date, are expected to vest, if at all, one year after the grant of time-vesting RSUs is made following the end of the two-year performance period, subject to the Committee’s review and approval and the approval of the achievement of the performance goals. This vesting schedule subjects 100% of Mr. Schulman’s and Mr. Rainey’s PBRSU awards to a full three years of stock price volatility before the shares vest. The eBay Compensation Committee believed that the post-performance period vesting feature of the PBRSUs provided an important mechanism that helped to retain and further align their interests with long-term stockholder value.

As discussed above, the eBay Compensation Committee established a target level of total annual equity compensation for each employee at the level of Senior Vice President or above and awarded a portion of his or her annual equity compensation in PBRSUs. For the PBRSUs with the 2014-2015 two-year performance period (“2014-2015 PBRSUs”), the payout is based on aggregate eBay performance for 2014 and PayPal specific performance measures for 2015. For the PBRSUs with the 2015-2016 two-year performance period (“2015-2016 PBRSUs”), the payout will be based on Company performance measures and results over the two-year performance period ending December 31, 2016. For both performance periods, the 2015 performance targets for the Company were set by the eBay Compensation Committee. If company performance meets the target performance goals, the target number of PBRSUs will be granted. If company performance exceeds or falls short of the target performance goals, the number of PBRSUs granted will be increased or decreased formulaically.

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PERFORMANCE MEASURES AND RATIONALES

The following table outlines the performance measures for the 2014-2015 PBRSUs and the 2015-2016 PBRSUs and the eBay Compensation Committee’s rationale for their selection:

Measure/Weighting	Definition	Purpose
FX-Neutral Revenue (50% weighting)	Calculated on a fixed foreign exchange basis (referred to as FX-Neutral)	The eBay Compensation Committee believed that both the FX-Neutral Revenue and Non-GAAP Operating Margin Dollars measures should be used to help ensure that executives are accountable for driving profitable growth, and making appropriate tradeoffs between investments that increase operating expense and future growth in revenue. As discussed above, the Committee selected different performance metrics for the 2016-2018 PBRSUs.
Non-GAAP Operating Margin Dollars (50% Weighting)	Non-GAAP operating margin dollars excludes certain items, primarily stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, impairment of goodwill, separation expenses, and certain one-time gains, losses and/or expenses
Return on Invested Capital (Modifier)		This modifier is used to hold leaders accountable for the efficient use of capital. As discussed above, the Committee determined to not use this modifier for the 2016-2018 PBRSUs in the interest of simplicity and transparency for participants and stockholders.

PBRSU MECHANICS AND TARGETS

The two year targets were generally set at a level consistent with the one-year income target for the annual cash incentive plan and the three year targets provided to the investment community at eBay’s analyst events. To receive a PBRSU earnout, at least one of the FX-Neutral Revenue or Non-GAAP Operating Margin Dollars minimum performance thresholds must be met. Each of the minimum performance thresholds for FX-Neutral Revenue and Non-GAAP Operating Margin Dollars is independent, and if either minimum threshold is met, the award is earnable with respect to that performance measure in accordance with the percentages shown in the table below. If the minimum performance level for either FX-Neutral Revenue or Non-GAAP Operating Margin Dollars is not met, then there is no earnout attributable to that performance measure.

The following chart shows the minimum, target, and maximum levels for FX-Neutral Revenue and Non-GAAP Operating Margin Dollars and the Return on Invested Capital modifier (linear interpolation applies to performance between threshold, target and maximum, with no funding for performance below threshold):

	(50% x FX-Neutral Revenue)	+	(50% x Non-GAAP Operating Margin Dollars)	x	Return on Invested Capital (Modifier)
Threshold	25%		25%		80%
Target	50%		50%		100%
Maximum	100%		100%		120%

The target award is multiplied by the percentage resulting from this calculation to determine the actual number of PBRSUs awarded, subject to variation due to material events not contemplated at the time the

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targets were set (such as major acquisitions) and to the Committee’s negative discretion. Accordingly, PBRSU awards may range from 0% to 240% of the target award, based on FX-Neutral Revenue, Non-GAAP Operating Margin Dollars, and Return on Invested Capital for the two-year performance period.

2014-2015 PBRSUs

The following table shows the goals for the FX-Neutral Revenue and Non-GAAP Operating Margin Dollars set by the eBay Compensation Committee at the beginning of the 2014-2015 performance period, adjusted by the eBay Compensation Committee to reflect PayPal-specific performance goals for 2015, the actual results for these measures and the percentage of target achieved.

					Percentage of Target
Measure	Threshold	Target	Maximum	Actual[1]	Achieved
FX-Neutral Revenue	$26.39 million	$28.37 million	$31.21 million	$27.37 million[2]	75%
Non-GAAP Operating Margin Dollars	$6.24 million	$6.56 million	$7.09 million	$6.60 million[2]	106%
ROIC	15.3%	19.1%	22.9%	21.5%[3]	113%
Total 2014-2015 PBRSU Earnout					102%

[1]	Actual performance includes aggregate eBay performance for 2014 and PayPal-specific performance for 2015.
[2]	As part of its review of the Company’s performance against its targets, the Committee considered whether any significant corporate events not contemplated at the time the targets were set should lead to an adjustment of FX-Neutral Revenue and Non-GAAP Operating Margin Dollars results. The Committee concluded that the Company’s FX-Neutral Revenue and Non-GAAP Operating Margin Dollars results should be adjusted to exclude items that are directly attributable to the Separation.
[3]	Actual ROIC performance is based on adjusted tax rate for the impact of non-deductible items and first quarter 2015 transfer pricing reserves.

2015-2016 PBRSUs

The Company’s 2015 performance will also impact the 2015-2016 PBRSUs. When those targets were set, they were designed to be challenging but achievable over the two-year performance period. As discussed above, the two year targets were generally set at a level consistent with the one-year income target for the annual cash incentive plan and the three year targets provided to the investment community at eBay’s analyst events.

Restricted Stock Units and Stock Options

Included in our 2015 equity-based LTI grants are time-vesting RSUs and stock options:

RSUs	For 2015 and prior periods, generally vest in four equal installments on the first, second, third and fourth anniversaries of the grant date. In contrast to stock options, time-vesting RSUs have some value regardless of whether our stock price increases or decreases. Time-vesting RSUs help to secure and retain executives and instill an ownership mentality over the vesting period.

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Stock Options	Generally vest 25% on the first anniversary and 1/48 each month thereafter, such that 100% of the stock option will be fully vested by the fourth anniversary of the grant date, subject to continuing employment. Stock options have a 7-year term. We grant stock options with the intent of aligning the executives’ interests with stockholders’ interests by providing the opportunity for executives to realize value only when our stock price increases.

Furthermore, if the stock price increases, the vesting period helps to retain executives. However, if our stock price does not increase, then the stock options provide no value to executives.

2016 Long-Term Incentive Program

As discussed above, our executive compensation program prior to 2016 largely reflected the historical practices of eBay approved by the eBay Compensation Committee before the Separation. Following the Separation, the Committee undertook a thorough review of these practices and in January 2016, after consultation with Pay Governance regarding market practices and review of Pay Governance’s recommendations, the Committee established the LTI program for 2016.

As part of the overall design of the 2016 LTI program, the Committee eliminated stock options in favor of an equally-weighted approach to the LTI program, resulting in a restructured mix of long-term incentive grant value for our executive officers consisting of 50% PBRSUs and 50% RSUs. The Committee chose to eliminate stock options as an instrument in the program in light of the trends among our talent peer group away from stock options.

2016 LONG-TERM INCENTIVE ANNUAL TARGET VALUE

The following table shows the 2016 LTI grant values approved in February 2016 by the Committee for the following NEOs that were then-serving as executive officers.

NEO	2016 LTI Grant Value
Daniel H. Schulman	$13,000,000
John D. Rainey	$4,000,000
Jonathan Auerbach	$2,500,000
Tomer Barel	$3,000,000
A. Louise Pentland	$4,000,000

2016 PBRSUs

In January 2016, the Committee approved a revised structure for PBRSUs granted in 2016. To emphasize the importance of long-term, sustained strategic growth, the Committee approved increasing the performance period to three-year performance cycles with cliff vesting following the end of the performance period, subject to the Committee’s approval of the level of achievement against the predetermined performance targets (the “2016-2018 PBRSUs”).

The Committee also approved a simplified approach to the 2016-2018 PBRSU performance metrics to focus on the compound annual growth rates (“CAGR”) of (i) FX-Neutral Revenue and (ii) Free Cash Flow as equally-weighted metrics.

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The Committee believes that CAGR is appropriate as it is consistent with our long-term goal of increasing revenue and free cash flow growth. As discussed previously in this CD&A, FX-Neutral Revenue is intended to emphasize growth in active customer accounts, number of payment transactions and total payment volume and Free Cash Flow is intended to emphasize the cash generation capability of the business to finance its continued growth and investment requirements, while positioning the Company to take advantage of inorganic growth opportunities.

The threshold, target and maximum CAGR goals are aligned with external guidance and were designed to be challenging but achievable over the three-year performance period. The chart below shows earnout at threshold, target and maximum.

	Threshold	Target	Maximum
FX-Neutral Revenue CAGR (50% weighting)	50% Earnout	100% Earnout	200% Earnout
Free Cash Flow CAGR (50% weighting)	50% Earnout	100% Earnout	200% Earnout

2016 RSUs

As part of the overall design of the 2016 LTI program, the Committee approved a vesting schedule for time-vesting RSUs granted in or after January 2016 to vest in approximately equal annual installments on the first, second and third anniversaries of the grant date. The Committee believes that this change is consistent with trends among the Company’s talent peer group. This change also aligns the vesting period of the RSUs with the performance period of the PBRSUs.

Other Compensation Elements

BASE SALARY

At the beginning of each year, the eBay Compensation Committee met and the Committee will continue to meet to review market data and to review and approve each executive officer’s base salary for the year. For 2015, the eBay Compensation Committee and the Committee assessed executive officer’s base salary against the 50th percentile of the salaries paid to comparable executives at peer group companies. The eBay Compensation Committee and the Committee assessed competitive market data on base salaries from public filings of our peer group companies and general industry data for comparable technology companies that are included in proprietary third-party surveys. When considering the competitive market data, the eBay Compensation Committee and the Committee also considered the fact that the data is historical and does not necessarily reflect those companies’ current pay practices. The eBay Compensation Committee and the Committee also considered individual performance, levels of responsibility, breadth of knowledge, and prior experience in their evaluation of base salary adjustments. In hiring a new executive, the eBay Compensation Committee and the Committee must also take into account any competing offers that may be made to the individual. The base salaries of each of Messrs. Rainey, Auerbach and Ms. Pentland were also determined pursuant to arms-length negotiations of offer letters related to their employment commencement. As a result of such analysis, individual base salaries may be higher or lower than the median.

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The table below shows the base salary for each NEO as of the end of fiscal 2015.

NEO	Base Salary as of 12/31/2015
Daniel H. Schulman	$1,000,000
John D. Rainey	$650,000
Patrick L. A. Dupuis	$525,000
Jonathan Auerbach	$625,000
Tomer Barel	$381,000
A. Louise Pentland	$610,000
Hill Ferguson[1]	N/A

[1]	Mr. Ferguson stepped down from his position as Senior Vice President, Consumer, effective September 15, 2015. Mr. Ferguson’s annual base salary prior to his employment termination was $500,000.

In February 2016, the Committee approved base salary increases, effective as of April 1, 2016, for the following NEOs that were then-serving as executive officers, for purposes of internal equity and individual performance:

NEO	Base Salary as of 4/1/2016
Tomer Barel	$500,000
A. Louise Pentland	$ 625,000

MAKE-GOOD AWARDS AND PAYMENTS

Mr. Schulman

In connection with his employment with his former employer, Mr. Schulman was subject to a “clawback agreement” that required Mr. Schulman to repay his former employer for gains made on equity and incentive awards, as well as forfeited equity awards, in the event he accepted employment with a company viewed to be a strategic competitor. By accepting employment with PayPal, which was designated as a strategic competitor by his former employer, Mr. Schulman was required to repay, on a pre-tax basis, all amounts that were realized from vested and exercised equity and certain bonus payments that Mr. Schulman had received in the two years prior to his termination of employment with his prior employer. Mr. Schulman also forfeited vested equity from his former employer. In recognition that the pre-tax income Mr. Schulman received from equity and annual incentive compensation awards that vested or were exercised during the 24 months prior to his termination of employment was required to be repaid to Mr. Schulman’s former employer (a portion of which was paid directly by eBay) pursuant to a clawback arrangement, eBay made a make-good equity grant and an annual incentive award clawback payment in 2014. eBay’s intent in making these payments was to make Mr. Schulman “whole” for these payments, so that, on an after-tax basis, Mr. Schulman would not lose money personally from the repayments. In 2015, the Company and Mr. Schulman determined that the prior payments were insufficient to make Mr. Schulman “whole.” Consequently, in 2015, in recognition of the clawback requirements and the clawback repayments by Mr. Schulman to his former employer pursuant to its demands of repayment, the eBay Compensation Committee approved a payment to Mr. Schulman of $555,000 as a “make-good” payment.

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Mr. Rainey

Mr. Rainey commenced employment with PayPal in August 2015 as our Senior Vice President, Chief Financial Officer. Pursuant to the terms of his offer letter, in recognition of the forfeited bonus payment from and forfeited equity awards with his former employer, Mr. Rainey received a “make-good” cash payment equal to $4,150,000 on March 4, 2016, which had been subject to his continued employment with PayPal through the payment date. Further, pursuant to the terms of his offer letter, in recognition of his forfeited equity awards with his former employer, Mr. Rainey will receive a second “make-good” cash payment equal to $2,000,000 on or around February 28, 2017, subject to his continued employment with PayPal through the payment date. These “make-good” payments are subject to a clawback, should Mr. Rainey’s employment be terminated for cause or should he resign without good reason prior to the second anniversary of his date of employment.

Mr. Auerbach

Mr. Auerbach commenced employment with eBay in April 2015 as PayPal’s Senior Vice President, Chief Strategy and Growth Officer. Pursuant to the terms of his offer letter, in recognition of the forfeited 2014 bonus payment from his former employer, Mr. Auerbach received a “make-good” cash payment equal to $760,000 following his commencement of employment with eBay. Further, pursuant to the terms of his offer letter, in recognition of his forfeited equity awards with his former employer, the eBay Compensation Committee approved additional lump sum cash payments of $1,000,000, $500,000 and $500,000, to be paid on the first, second and third anniversaries of his date of employment, respectively, subject to his continued employment with PayPal through each payment date.

DEFERRED COMPENSATION

The PayPal Holdings, Inc. Deferred Compensation Plan (“DCP”), our non-qualified deferred compensation plan, provides our U.S.-based executives a mechanism to defer compensation in excess of the amounts that are legally permitted to be deferred under our tax-qualified 401(k) savings plan (the “401(k) Plan”). Together, the 401(k) Plan and the DCP allow participants to set aside tax-deferred amounts. The Committee believes the opportunity to defer compensation is a competitive benefit that enhances our ability to attract and retain talented executives while building plan participants’ long-term commitment to PayPal. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan. None of our NEOs participated in the DCP during 2015.

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OTHER BENEFITS

Perquisites

We provide certain executive officers with perquisites and other personal benefits that the Committee believes are reasonable and consistent with our overall compensation program and philosophy. These benefits are provided to enable the Company to attract and retain these executive officers. The Committee periodically reviews the levels of these benefits provided to our executive officers. In 2015, we offered the following perquisites to our NEOs to attract and retain key executive talent:

Limited Personal Use of Corporate Airplane at Mr. Schulman’s Expense	Mr. Schulman was permitted to make limited personal use of the Company’s aircraft for up to 50 hours per year; however, Mr. Schulman is required to reimburse the Company for any personal use of the aircraft pursuant to the terms of a lease arrangement for all trip related expenses and hourly direct operating costs, as permitted under federal aviation regulations. As a result of this arrangement, Mr. Schulman’s personal use of the aircraft resulted in no additional cost to the Company in fiscal year 2015.

Relocation Allowances and Benefits	In circumstances where the Company is recruiting an executive candidate who would have to relocate to accept our job or promotion offer, we provide such executives with relocation allowances to assist the executive candidate’s relocation to and home purchase in Northern California.

In 2015, Mr. Rainey received a one-time relocation allowance of $1,000,000 in connection with his employment commencement with us following an arms-length negotiation with Mr. Rainey, intended to assist Mr. Rainey with his home purchase in northern California. Mr. Rainey’s relocation allowance payment is subject to a two-year clawback, should Mr. Rainey’s employment be terminated for cause or should he resign without good reason prior to the second anniversary of his date of employment. Ms. Pentland also received a one-time relocation allowance of $3,500,000 in 2015 in connection with her employment commencement with us following an arms-length negotiation with Ms. Pentland in the face of a competing offer, intended to assist Ms. Pentland with her relocation and transition to northern California. Ms. Pentland’s relocation allowance payment is subject to a three-year clawback, should Ms. Pentland’s employment be terminated for cause or should she resign without good reason prior to the third anniversary of her date of employment.

We further provide these executives with relocation assistance pursuant to the Company’s standard executive relocation program, which includes travel (including temporary commuting costs), shipping household goods, temporary housing and participation in a home sale program, to assist with the executive’s relocation costs. These payments and expenses benefit the Company, are business-related and are primarily to eliminate or lessen the expenses that the executive incurs as a direct result of the Company’s request.

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International Assignment-Related Benefits	Due to the international footprint of the Company, it is at times necessary for the Company to temporarily relocate employees internationally, away from their home country. In these circumstances, we provide these employees with international assignment-related benefits and tax equalization benefits designed to equalize the income tax paid by the employee so that his or her total income and employment tax costs related to any earnings from the Company while on the international assignment (including earnings related to granting or vesting of equity-based awards) will be no more than an amount the employee would have paid had all of the earnings been taxable solely pursuant to the tax laws in his or her home country. The international assignment-related and tax equalization benefits for our executives are consistent with our global mobility services program applicable to all employees that are temporarily relocated due to long-term international assignments. These payments and expenses are viewed as benefiting the Company, are business-related and are primarily to eliminate or lessen the expenses that the employee incurs as a direct result of the Company’s request.

Security on Personal Travel	We maintain a comprehensive security policy, and as a component of this policy, we may determine that in certain circumstances, certain executives should be required to have personal security protection. Examples of such circumstances may be because a particular threat has been made against an executive or because the executive is on personal travel in a location in which the executive may be a particular target of criminal activity. We require that the executive accept such security protection because we feel it is in the interests of the Company and its stockholders that the executive not be vulnerable to security threats to the executive or members of the executive’s family while on personal travel. Determinations as to the imposition of security protection and the nature and logistics of that protection are made by the Company’s head of corporate security.

Severance and Change in Control Provisions

As of the end of fiscal year 2015, Messrs. Schulman, Rainey, Auerbach, Barel and Dupuis and Ms. Pentland have severance and change in control arrangements (the “Executive Severance Provisions”), either through specific provisions included in their offer letter or substantially similar provisions provided under the Company’s SVP and Above Standard Severance Plan and Change in Control Severance Plan for Key Employees. Under the Executive Severance Provisions, benefits are only provided if an executive’s employment is terminated by PayPal without cause or by the executive for good reason. No benefits are provided under the Executive Severance Provisions if there is a change in control without a qualifying termination of employment. The Executive Severance Provisions do not provide for excise tax gross-ups.

The Committee believes that these Executive Severance Provisions are essential to fulfill our objective to recruit, retain and develop key, high-quality management talent in the competitive market because these arrangements provide reasonable protection to the executive in the event that he or she is not retained under specific circumstances. Further, the Executive Severance Provisions are intended to facilitate changes in the

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leadership team by setting terms for the termination of an NEO in advance, thus allowing a smooth transition of responsibilities when it is deemed to be in the best interest of the Company. Change in control provisions in the Executive Severance Provisions are intended to allow executives to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change in control of PayPal. These factors are especially important in light of the executives’ key leadership roles at PayPal.

See “Potential Payments Upon Termination or Change in Control” for a description of the benefits payable under the Executive Severance Provisions.

Effective as of September 15, 2015, Mr. Ferguson stepped down from his position as Senior Vice President, Consumer. Mr. Ferguson was entitled to benefits under the PayPal Holdings, Inc. SVP and Above Standard Severance Plan. See “Potential Payments Upon Termination or Change in Control” for a description of the severance paid to Mr. Ferguson pursuant to his separation.

Other Compensation Practices and Policies

Roles and Responsibilities

INDEPENDENT COMPENSATION COMMITTEE

Our executive compensation programs are designed and administered under the direction and control of the Committee. The Committee is comprised solely of independent directors, who review and approve our overall executive compensation programs and practices and set the compensation of our senior executives.

INDEPENDENT COMPENSATION CONSULTANT

Pay Governance serves as the Committee’s independent compensation consultant. It provides the Committee with advice and resources to help it assess the effectiveness of the Company’s executive compensation strategy and programs. Pay Governance reports directly to the Committee, and the Committee has the sole power to terminate or replace Pay Governance at any time.

As part of its engagement, the Committee has directed Pay Governance to work with our Senior Vice President, Chief People Officer and other members of management to obtain information necessary for Pay Governance to form recommendations and evaluate management’s recommendations to the Committee. Pay Governance also meets with the Committee during its regular meetings, in executive session (where no members of management are present), and with the Committee chair and other members of the Committee outside of its regular meetings. As part of its engagement in 2015, Pay Governance provided an environmental scan of executive compensation, evaluated the Company’s peer group composition, evaluated compensation levels at the peer group companies, assessed and proposed equity and cash compensation guidelines for various executive job levels, assessed compensation for the Company’s executive officers, advised on the framework for the Company’s annual and long-term incentive awards, evaluated clawback policies, assessed conversion of equity-based awards in connection with the Separation and assessed Board compensation. Pay Governance does not provide any other services to the Company.

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The Committee recognizes that it is essential to receive objective advice from its independent compensation consultant. To that end, the Committee closely examines the procedures and safeguards that its compensation consultant takes to ensure that its services are objective. The Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that Pay Governance’s work for the Committee does not raise any conflict of interest.

CEO AND THE HUMAN RESOURCES (“PEOPLE”) DEPARTMENT

The Committee works with members of our management team, including our CEO, our Senior Vice President, Chief People Officer and Vice President, Compensation and Benefits to formulate the specific plan and award designs, including performance measures and performance levels, necessary to align our executive compensation program with our business objectives and strategies.

Generally, our CEO reviews with the Committee his performance evaluations of each of our other NEOs and his recommendations regarding base salary adjustments, short-term incentive awards and long-term equity awards for them to ensure that the Committee’s decisions reflect our corporate financial and operational results as well as individual performance. In addition to our CEO’s evaluations, in early 2016, under the direction of our Chairman of the Committee, the Committee evaluated the performance of our CEO and his direct reports under a 360° review process, by which the Chairman of the Board interviewed each of the NEOs (other than Mr. Ferguson) and discussed our CEO’s performance and the performance of each of our NEOs (other than Mr. Ferguson) as part of its review of individual performance. The Committee makes all final decisions regarding the compensation of our NEOs.

While certain members of management attended the meetings of the Committee and the Board in 2015 upon invitation, they did not attend executive sessions of the meetings.

Use of Peer Group Comparisons

To set total compensation guidelines, in early 2015, eBay’s Compensation Committee reviewed market data of companies that were viewed as comparable to eBay and that it believed competed with eBay for executive talent, business, and capital. The eBay Compensation Committee reviewed both specific data from public filings from peer group companies and general industry data for comparable technology companies that are included in proprietary third-party surveys. The eBay Compensation Committee believed that it was necessary to consider this market data in making compensation decisions to attract and retain talent. It also recognized that at the executive level, eBay competed for talent against larger global companies, as well as smaller, non-public companies.

In deciding whether a company should be included in the peer group, the eBay Compensation Committee generally considered the following screening criteria:

•	revenue;
•	market value;
•	historical growth rates;
•	primary line of business;
•	whether the company has a recognizable and well-regarded brand; and
•	whether eBay competed with the company for talent.

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For each member of the peer group, one or more of the factors listed above was relevant to the reason for inclusion in the group, and, similarly, one or more of these factors may not have been relevant to the reason for inclusion in the group.

For 2015, the peer group selected by the eBay Compensation Committee consisted of the following companies:

Adobe Systems Incorporated	Cisco Systems, Inc.	MasterCard Incorporated
Amazon.com, Inc.	Facebook, Inc.	Microsoft Corporation
American Express Company	Google Inc. (Alphabet Inc.)	Symantec Corporation
Capital One Financial Corp.	Intel Corporation	Visa Inc.
Charles Schwab & Co., Inc.	Intuit Inc.	Yahoo! Inc.

In considering compensation programs for 2016 and going forward, the Committee began its work by reconsidering the peer group used in measuring performance plans, considering the Committee’s goals to both reward performance and retain core top talent. Traditionally, companies compare their performance against the performance of a group of companies whose business models are relatively similar to those of the company. Compensation programs have been designed to reward performance that is relatively stronger than that of its peers. Compensation programs have also been designed to roughly parallel the programs of members of the performance peer group because employees have historically been recruited by these competitors.

In considering the topic of retention, the Committee considered that, as a company operating in the vibrant, competitive and fast-growing Silicon Valley, attrition of core talent can generally be high. Employees are often recruited by companies whose business models differ from the Company’s. The Committee also considered that employees who were voluntarily leaving the Company frequently reported that they were leaving because the competitive employer offered them a better financial opportunity.

In such an environment, the programs that reward relative performance may be insufficient to retain talent. Consequently, many of the Company’s competitors for talent would not be included in a peer group used for measuring the relative performance of the Company. By comparing its compensation programs only against members of a peer group used to measure relative performance, the Company risks continuous loss of key talent to companies outside the peer group offering more attractive compensation programs.

The Committee considered that because the Company is consistently competing with certain companies that would not be included in a “performance” peer group, it may be appropriate to utilize two peer groups in designing and administering the Company’s compensation programs. One peer group would be utilized for measuring relative performance and another peer group would be utilized in designing pay programs calculated to retain key employees against talent competitors. The two peer groups may be similar, but there may be certain companies in the “talent” peer group that would not be in the “performance” peer group.

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As part of the overall executive compensation program design for 2016, the Committee approved a “talent” peer group for 2016, comprised of internet and technology companies, intended to more closely align with the companies with which we compete for talent, consisting of the following Technology Peer Group Companies and Financial Peer Group Companies (the “2016 Talent Peer Group”):

Technology Peer Group Companies

Apple Inc.	Symantec Corp.
Adobe Systems	LinkedIn Inc.
Amazon.com	Netflix Inc.
Facebook Inc.	Twitter Inc.
Google Inc. (Alphabet Inc.)	Oracle Inc.
Intuit Inc.	Square, Inc.
Salesforce.com

Financial Peer Group Companies

American Express Company	MasterCard Inc.
Discover Financial Services	Vantiv, Inc.
First Data Corp.	Visa Inc.
Global Payments Inc.	The Western Union Company

The Committee also approved the following “performance” peer group for 2016, comprised of companies with which our financial performance is more closely compared, consisting of the following:

American Express Company	MasterCard Inc.
Discover Financial Services	Vantiv, Inc.
First Data Corp.	Visa Inc.
Global Payments Inc.	The Western Union Company

For any performance metric in which relative performance would be considered (for example, “total stockholder return”), the performance peer group would be used. For 2016, the Committee did not select any metrics that were dependent on relative performance, but may do so in the future.

Clawbacks

The Committee has adopted a clawback policy that covers each officer employed as a vice president or in a more senior position (who we refer to as covered employees), and applies to incentive compensation, which includes any cash incentive award, equity award, or equity-based award paid or awarded to any covered employee during the period in which he or she is designated as a covered employee. For all covered employees, the occurrence of either of the following events is covered: (a) an action or omission by the covered employee that constitutes a material violation of the Company’s Code of Business Conduct or (b) an action or omission by the covered employee that results in material financial or reputational harm to the Company. In addition, for covered employees that are employed as a senior vice president or in a more senior position or as a vice president who is a member of the finance function, the following event is also covered: a material restatement of all or a portion of the Company’s financial statements that is the result of a supervisory or other failure by the covered employee.

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Compensation Discussion and Analysis	73

Under the clawback policy, the Committee has the authority and discretion to determine whether an event covered by the policy has occurred and, depending on the facts and circumstances, may (but need not) require the full or partial forfeiture and/or repayment of any incentive compensation covered by the policy that was paid or awarded to a covered employee. The forfeiture and/or repayment may include all or any portion of the following:

•	Any incentive compensation that is greater than the amount that would have been paid to the covered employee had the covered event been known;
•	Any outstanding or unpaid incentive compensation, whether vested or unvested, that was awarded to the covered employee; and
•	Any incentive compensation that was paid to or received by the covered employee (including gains realized through the exercise of stock options) during the twelve month period preceding the date on which the Company had actual knowledge of the covered event or the full impact of the covered event was known, or such longer period of time as may be required by any applicable statute or government regulation.

Stock Ownership Guidelines

Our Board adopted stock ownership guidelines to better align the interests of our directors and executive officers with the interests of our stockholders and further promote our commitment to sound corporate governance. Under these guidelines, our CEO is required to achieve ownership of PayPal common stock valued at six times his annual base salary and our remaining executive officers are required to achieve ownership of PayPal common stock valued at two times their annual base salary. It is expected that each executive officer will meet his or her applicable guideline level within five years of his or her appointment to their position. Our stock ownership guidelines can be found on our investor relations website at https://investor.paypal-corp.com/corporate-governance.cfm.

Prior to the executive officer satisfying his or her applicable guideline level, such executive officer is required to retain an amount equal to 25% of the net shares received as the result of the exercise, vesting or payment of any PayPal equity awards granted to such executive officer.

Our non-employee directors are also subject to the Company’s stock ownership guidelines. The guideline level, generally, for each non-employee director of PayPal is five times such director’s annual retainer (but not including any additional retainer paid as a result of service as a board chair, lead independent director, committee chair or committee member). Directors are required to satisfy their guideline level within five years of joining the Board, and are expected to continuously own sufficient shares to satisfy the guideline once attained for as long as they remain a member of the Board.

Shares that count towards satisfaction of the stock ownership guidelines for directors and executive officers include the following:

•	shares owned outright by the director or executive officer, or his or her immediate family members residing in the same household;
•	shares held in trust for the benefit of the director or executive officer, or his or her immediate family members; and
•	vested deferred stock units, deferred restricted stock units or deferred performance stock units that may only be settled in shares.

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74	Compensation Discussion and Analysis

Hedging and Pledging Policy

The Company’s insider trading policy prohibits directors, executive officers and other employees from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security. The policy also prohibits directors and executive officers from pledging PayPal common stock as collateral for any loans.

Equity Grant Policies

The Committee approves all equity grants to our executive officers. For grants to employees below the executive officer level, the PayPal Holdings, Inc. Non-Officer Equity Committee has been delegated the authority, subject to certain limitations, to approve equity compensation grants, including grants to employees who are newly hired or newly promoted. Mr. Schulman has been the sole member of the Non-Officer Equity Committee following Separation.

In January 2016, the Committee reviewed PayPal’s share usage, overhang and potential dilution, with Pay Governance. Pay Governance estimates that PayPal’s 2015 share usage rate is 1.1%, based on data as of September 2015, ranks near the median, and is well aligned with, our overall 2016 Talent Peer Group Companies, and in the bottom quartile of our Technology Peer Group Companies. Similar to dilution comparisons, PayPal’s overhang levels are below the overall 2016 Talent Peer Group Companies median and falls in the bottom quartile relative to our Technology Peer Group Companies, and for the most recent twelve months, PayPal’s total stock-based compensation expense suggests total award values are well aligned with our overall 2016 Talent Peer Group Companies.

Tax and Accounting Considerations

We are limited by Section 162(m) of the Internal Revenue Code (“IRC”) to a deduction for federal income tax purposes of up to $1 million of compensation paid to our CEO and any of our other three most highly compensated executive officers, other than our CFO, in a taxable year. Compensation above $1 million may be deducted if, by meeting certain technical requirements, it can be classified as “performance-based compensation.” Although the Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation. The Committee expressly retains the full discretion to forgo deductibility when the Committee believes it to be in the interests of the Company and our stockholders.

PayPal accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires the Company to recognize compensation expense for share-based payments (including stock options, restricted stock units and other forms of equity compensation). The impact of FASB ASC Topic 718 has been taken into account by our Committee in determining to use a portfolio approach to equity grants.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2015 Annual Report on Form 10-K.

David W. Dorman (Chairman of the Compensation Committee)
Wences Casares
Jonathan Christodoro

2016 Proxy Statement

75

COMPENSATION TABLES

2015 Summary Compensation Table

The following table summarizes the total compensation earned by each of our named executive officers, or NEOs, for the fiscal year ended December 31, 2015 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal year ended December 31, 2014.

As discussed in this proxy statement, PayPal separated from eBay and became an independent public company effective July 17, 2015 (the “Separation”). The information provided below includes compensation earned by our NEOs for services provided to eBay prior to the Separation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus[6] ($) (d)	Stock Awards[7] ($) (e)	Option Awards[8] ($) (f)	Non-Equity Incentive Plan Compensation[9] ($) (g)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (h)	All Other Compensation[10] ($) (i)	Total ($)
Daniel H. Schulman President and Chief Executive Officer	2015	942,308	–	8,825,674	1,537,111	2,374,615	–	764,783	14,444,491
	2014	204,231	–	14,508,104	1,330,803	335,960	–	22,308,808	38,687,906
John D. Rainey[1] Senior Vice President, Chief Financial Officer	2015	212,500	–	8,369,049	706,251	241,188	–	1,153,558	10,682,546
Patrick L. A. Dupuis Senior Vice President, Former Interim Chief Financial Officer	2015	525,000	525,000	1,639,465	309,566	429,975	–	10,600	3,439,606
	2014	520,904	50,000	2,777,670	138,930	330,514	–	11,208	3,829,226
Jonathan Auerbach[2] Senior Vice President, Chief Strategy and Growth Officer	2015	408,654	–	8,108,545	710,904	318,086	–	928,386	10,474,575
Tomer Barel[3] Senior Vice President, Chief Risk Officer	2015	361,950	–	1,585,208	270,794	311,141	–	2,146,499	4,675,592
A. Louise Pentland[4] Senior Vice President, Chief Legal Officer and Secretary	2015	398,846	–	6,486,866	426,548	502,546	–	3,674,330	11,489,136
Hill Ferguson[5] Former Senior Vice President, Consumer	2015	359,539	–	1,585,208	270,794	–	–	4,236,850	6,452,391
	2014	460,904	–	6,301,753	236,170	259,950	–	11,168	7,269,945

[1]	Mr. Rainey joined PayPal on August 24, 2015.
[2]	Mr. Auerbach joined PayPal on April 27, 2015.
[3]	Amounts reported for Mr. Barel’s “salary” and “non-equity incentive plan compensation” columns were converted from New Israeli Shekels (NIS) to U.S. dollars (USD) at an exchange rate of 1 NIS to 0.254 USD. The amounts reported for his “all other compensation” column were converted from NIS to USD using the published exchange rate from the OANDA Corporation currency database on the first date of each month, which was applied for “all other compensation” amounts that were paid during that month.
[4]	Ms. Pentland joined PayPal on April 27, 2015.
[5]	Mr. Ferguson stepped down from his position as Senior Vice President, Consumer, effective September 15, 2015.
[6]	Amount shown for Mr. Dupuis is a discretionary bonus payment in recognition of his leadership role in and contributions related to the Separation following the determination that Mr. Dupuis would transition into his new role as Senior Vice President, Simplicity, Quality, Productivity.

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76	Compensation Tables

[7]	Amounts shown represent the grant date fair value of RSUs and PBRSUs granted to each of our NEOs as computed in accordance with FASB ASC Topic 718. The grant date fair value of RSUs is determined using the fair value of the underlying common stock on the grant date. The estimated fair value of PBRSUs is calculated based on the probable outcome of the performance measures for the applicable performance period as of the date on which such awards are granted for accounting purposes. Assuming the highest level of performance is achieved under the applicable performance measures for the 2015-2016 PBRSUs, the maximum possible value of those awards using the fair value of the underlying common stock on the date that such awards were granted for accounting purposes is presented below:

Name	Maximum Value of 2015-2016 PBRSUs (as of Grant Date for Accounting Purposes)
Mr. Schulman	$13,405,013
Mr. Rainey	$5,907,564
Mr. Dupuis	$2,399,997
Mr. Auerbach	$6,081,381
Mr. Barel	$2,414,824
Ms. Pentland	$3,648,918
Mr. Ferguson	$2,414,824

[8]	Amounts shown represent the grant date fair value of stock option awards granted to each of our NEOs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are incorporated herein by reference to Note 13 to the combined and consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Form 10-K”).
[9]	Amounts shown represent the performance-based annual incentive plan compensation earned under the Company’s annual incentive plan for fiscal 2015 (“2015 AIP”). See “Compensation Discussion and Analysis – Compensation Framework – Incentive (Performance-Based) Compensation for 2015” for a more detailed discussion.
[10]	The dollar amounts for each perquisite and each other item of compensation shown in the “all other compensation” column and in this footnote represent the Company’s incremental cost of providing the perquisite or other benefit to our NEOs, net of any amounts reimbursed by our NEOs, accrued for payment or paid to the service provider or NEO, as applicable. See “Compensation Discussion and Analysis – Compensation Framework – Other Compensation Elements” for additional discussions on these benefits. Amounts include the following perquisites and other items of compensation provided to our NEOs in 2015.

Name	Relocation[a]	Tax Gross Up for Relocation and Assignment Related Benefits[b]	401(k) Match[c]	Gift Certificate (Award/ Prize)[d]	Severance Pay[e]	Assignment- Related Benefits[f]	Other Payments and Benefits[g]	2015 Pro Rata Bonus[h]	Make Good Payments[i]	Total
Mr. Schulman	$56,360	$33,413	$10,600				109,410		$555,000	$764,783
Mr. Rainey	$1,079,656	$73,902								$1,153,558
Mr. Dupuis			$10,600							$10,600
Mr. Auerbach	$104,063	$64,323							$760,000	$928,386
Mr. Barel		$1,862,242				$198,317	$85,940			$2,146,499
Ms. Pentland	$3,605,907	$68,423								$3,674,330
Mr. Ferguson			$10,600	$500	$3,865,529		$94,971	$265,250		$4,236,850

[a]	Represents the aggregate total of (i) relocation allowances paid to Mr. Rainey and Ms. Pentland pursuant to each NEO’s respective offer letter, which are subject to clawback provisions should such NEO’s employment be terminated for cause or should he or she resign without good reason prior to the expiration of the clawback provision, and (ii) the cost of relocation assistance by the Company, pursuant to the Company’s standard executive relocation program, paid to the respective NEO. See “Compensation Framework – Other Compensation Elements – Other Benefits – Perquisites – Relocation Allowances and Benefits” in the CD&A for further discussion.
[b]	Represents the total value of tax gross-up amounts paid by the Company with respect to taxable relocation benefits received by the respective NEO for fiscal 2015. For Mr. Barel, the amount represents the tax equalization and tax gross up payments paid by the Company with respect to his international assignment pursuant to the Company’s global mobility services program applicable to all employees that are temporarily relocated due to long-term international assignments.
[c]	Represents the amount of the Company match of 401(k) Plan contributions to the respective NEO.
[d]	Represents the amount paid for a patent award, pursuant to the Company’s patent award program.
[e]	Represents the aggregate total related to severance benefits paid to Mr. Ferguson pursuant to his employment termination. See the “Potential Payments Upon Termination or Change in Control – Mr. Ferguson’s Severance Benefits” section for a description of the separation pay and benefits received by Mr. Ferguson in connection with his departure from the Company.
[f]	Represents the aggregate total incremental cost to the Company paid to or on behalf of Mr. Barel in connection with assignment-related benefits, including cost of living allowance, tax preparation, auto sale loss, dependent education, temporary living expenses, transportation allowance, utilities allowance, destination services, dependent education fund contributions of approximately $27,740, housing of approximately $62,300 and shipment of household goods of approximately $25,312.
[g]	For Mr. Schulman, the amount represents amounts the Company paid related to security on Mr. Schulman’s personal vacation. For Mr. Barel, the amount represents paid to or on behalf of Mr. Barel in connection with (i) sick pay, (ii) international overtime pay of $32,226, pursuant to Israeli labor legal requirements and (iii) pension plan contributions of $53,014, pursuant to the terms of the defined contribution plan under which employer contributions equal approximately 15.83% of the eligible employee’s base salary. For Mr. Ferguson, the amount represents accrued amounts paid pursuant to Mr. Ferguson’s employment termination.
[h]	Represents the prorated bonus paid to Mr. Ferguson in 2016 pursuant to the terms of his severance agreement.
[i]	Represents the amount paid to the respective NEO related to make good payments pursuant to the terms of such NEO’s offer letter.

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Compensation Tables	77

2015 Grants of Plan-Based Awards

The following table sets forth information regarding grants of plan-based awards to each of our NEOs for the fiscal year ended December 31, 2015.

The amounts shown that represent equity awards granted prior to the Separation (which were made in shares of eBay common stock pursuant to the eBay 2008 Equity Incentive Award Plan (the “eBay Plan”)), have been adjusted and converted into Company equity awards in shares of Company common stock under the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan”). eBay equity awards outstanding on July 18, 2015 immediately following the Separation were adjusted and converted into Company awards, using a conversion ratio based on the volume-weighted average price for each of eBay’s or Paypal’s common stock immediately before and immediately following the Separation (the “Conversion Ratio”). The exercise price of outstanding stock options was also adjusted using the Conversion Ratio in order to preserve the intrinsic value of the outstanding awards immediately prior to Separation. In general, the adjusted and converted equity awards are subject to substantially the same terms and conditions as the original equity awards, including the original vesting schedule. The continuous service of each NEO with eBay (pre-Separation) and the Company (post-Separation) will be taken into account for vesting purposes.

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Grant
	Approval	Grant	Plan Awards[1]			Plan Awards2 3			of Stock	Underlying	Option	Date
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units[2]	Options[2]	Awards[2]	Fair Value[4]
(a)	(b)	(c)	($)(d)	($)(e)	($)(f)	(#)(g)	(#)(h)	(#)(i)	(#)(j)	(#)(k)	($/Sh)(l)	($)(m)
Daniel H. Schulman
Options	9/26/2014	4/1/2015	—	—	—	—	—	—	—	145,234	35.88	1,218,543
Options	9/26/2014	7/17/2015	—	—	—	—	—	—	—	30,485	41.64	318,568
RSUs	9/26/2014	4/1/2015	—	—	—	—	—	—	72,618	—	—	2,605,534
RSUs	9/26/2014	7/17/2015	—	—	—	—	—	—	15,243	—	—	634,719
Annual Incentive Plan	N/A	N/A	706,731	1,884,616	3,769,232	—	—	—	—	—	—	—
2015-2016 PBRSUs	9/26/2014	3/16/2015	—	—	—	48,412	121,029	290,470	—	—	—	4,527,683
2015-2016 PBRSUs	9/26/2014	7/17/2015	—	—	—	10,161	25,402	60,965	—	—	—	1,057,739
John D. Rainey
Options	7/29/2015	9/15/2015	—	—	—	—	—	—	—	87,390	33.80	706,251
RSUs	7/29/2015	9/15/2015	—	—	—	—	—	—	43,695	—	—	1,476,891
RSUs	7/29/2015	9/15/2015	—	—	—	—	—	—	131,085	—	—	4,430,673
Annual Incentive Plan	N/A	N/A	79,688	212,500	425,000	—	—	—	—	—	—	—
2015-2016 PBRSUs	7/29/2015	9/15/2015	—	—	—	29,130	72,825	174,780	—	—	—	2,461,485
Patrick L. A. Dupuis
Options	9/29/2015	10/15/2015	—	—	—	—	—	—	—	36,941	34.62	309,566
RSUs	9/29/2015	10/15/2015	—	—	—	—	—	—	18,471	—	—	639,466
Annual Incentive Plan	N/A	N/A	127,969	341,250	682,500	—	—	—	—	—	—	—
2015-2016 PBRSUs	9/29/2015	10/15/2015	—	—	—	11,554	28,885	69,324	—	—	—	999,999

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78	Compensation Tables

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise
			Estimated Future Payouts			Estimated Future Payouts			Number	Number of	or Base
			Under Non-Equity Incentive			Under Equity Incentive			of Shares	Securities	Price of	Grant
	Approval	Grant	Plan Awards[1]			Plan Awards2 3			of Stock	Underlying	Option	Date
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units[2]	Options[2]	Awards[2]	Fair Value[4]
(a)	(b)	(c)	($)(d)	($)(e)	($)(f)	(#)(g)	(#)(h)	(#)(i)	(#)(j)	(#)(k)	($/Sh)(l)	($)(m)
Jonathan Auerbach
Options	1/7/2015	5/15/2015	—	—	—	—	—	—	—	81,498	37.31	710,904
RSUs	1/7/2015	5/15/2015	—	—	—	—	—	—	40,750	—	—	1,520,383
RSUs	1/7/2015	5/15/2015	—	—	—	—	—	—	108,664	—	—	4,054,254
Annual Incentive Plan	N/A	N/A	99,609	265,625	531,250	—	—	—	—	—	—	—
2015-2016 PBRSUs	1/7/2015	5/15/2015	—	—	—	27,166	67,915	162,996	—	—	—	2,533,909
Tomer Barel
Options	2/19/2015	4/1/2015	—	—	—	—	—	—	—	32,275	35.88	270,794
RSUs	2/19/2015	4/1/2015	—	—	—	—	—	—	16,138	—	—	579,031
Annual Incentive Plan	N/A	N/A	88,226	235,268	470,536	—	—	—	—	—	—	—
2015-2016 PBRSUs	2/19/2015	3/16/2015	—	—	—	10,758	26,896	64,550	—	—	—	1,006,177
A. Louise Pentland
Options	4/1/2015	5/15/2015	—	—	—	—	—	—	—	48,899	37.31	426,548
RSUs	4/1/2015	5/15/2015	—	—	—	—	—	—	24,450	—	—	912,230
RSUs	4/1/2015	5/15/2015	—	—	—	—	—	—	108,664	—	—	4,054,254
Annual Incentive Plan	N/A	N/A	149,567	398,846	797,692	—	—	—	—	—	—	—
2015-2016 PBRSUs	4/1/2015	5/15/2015	—	—	—	16,300	40,750	97,800	—	—	—	1,520,383
Hill Ferguson
Options	2/19/2015	4/1/2015	—	—	—	—	—	—	—	32,275	35.88	270,794
RSUs	2/19/2015	4/1/2015	—	—	—	—	—	—	16,138	—	—	579,031
Annual Incentive Plan	N/A	N/A	87,638	233,700	467,400	—	—	—	—	—	—	—
2015-2016 PBRSUs	2/19/2015	3/16/2015	—	—	—	10,759	26,896	64,550	—	—	—	1,006,177

[1]	The amounts shown represent potential non-equity incentive plan awards under the 2015 AIP. The threshold amounts payable under the 2015 AIP represent 37.5% of the NEO’s target bonus opportunity under the 2015 AIP, which represents the threshold Company performance under the 2015 AIP. Maximum amounts represent 200% of the NEO’s target bonus opportunity under the 2015 AIP. For a more complete description of the 2015 AIP, see the “Compensation Discussion and Analysis – Compensation Framework – Incentive (Performance-Based Compensation) for 2015” section of this proxy statement.
[2]	For a more complete description of the relevant equity grants, see the “Compensation Discussion and Analysis – Compensation Framework – Incentive (Performance-Based) Compensation for 2015 – Long-Term Incentive Components” section of this proxy statement.
[3]	The amounts shown represent the 2015-2016 PBRSUs granted in 2015. Amounts shown in the “threshold” column represent 40% of the target number of shares, which represents the threshold performance of one of the two performance metrics, adjusted by the modifier at threshold. Awards are capped at the maximum of 240% of the target number of shares. See “Compensation Discussion and Analysis – Compensation Framework – Incentive (Performance-Based) Compensation for 2015 – Long-Term Incentive Components – Performance-Based Restricted Stock Units (PBRSUs)” for more information.
[4]	The grant date fair value, determined in accordance with FASB ASC Topic 718. For stock awards, the grant date was calculated by multiplying the closing price of the underlying common stock on the date of grant by the number of stock awards granted. For equity awards granted prior to the Separation, the closing price of eBay common stock on the date of grant was adjusted using the Conversion Ratio. For the 2015-2016 PBRSUs, the grant date fair value assumes the probable outcome of the performance conditions applicable thereto. See footnote 7 to the “2015 Summary Compensation Table” for more information. The assumptions used by the Company in calculating the grant date fair value of the option awards are incorporated herein by reference to Note 13 to the combined and consolidated financial statements contained in the 2015 Form 10-K.

2016 Proxy Statement

Compensation Tables	79

2015 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards for each of our NEOs as of December 31, 2015.

The amounts shown that represent equity awards granted prior to the Separation (which were made with respect to shares of eBay common stock pursuant to the eBay Plan), have been adjusted and converted into Company equity awards in shares of Company common stock pursuant to the terms of the 2015 Plan. eBay equity awards outstanding on July 18, 2015 immediately following the Separation were adjusted and converted into Company awards, using the Conversion Ratio. The exercise price of outstanding stock options was also adjusted using the Conversion Ratio in order to preserve the intrinsic value of the outstanding awards immediately prior to Separation. In general, the adjusted and converted equity awards are subject to substantially the same terms and conditions as the original equity awards, including the original vesting schedule. The continuous service of each NEO with eBay (pre-Separation) and the Company (post-Separation) will be taken into account for vesting purposes.

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
			Equity							Number	Market
			Incentive					Market		of	or Payout
			Plan					Value		Unearned	Value of
			Awards:				Number	Shares		Shares,	Unearned
			Number of				of Shares	or Units		Units or	Shares,
	Number of	Number of	Securities				or Units	of Stock		Other	Units or
	Securities	Securities	Underlying				of Stock	That		Rights	Other
	Underlying	Underlying	Unexercised	Option			That	Have		That	Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Option	Have Not	Not	Stock	Have Not	That Have
	Options (#)	Options (#)	Options	Price	Grant	Expiration	Vested	Vested	Grant	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	Date	(#)	($)[1]	Date	(#)	($)[1]
Daniel H. Schulman	50,551	111,213[3]		$31.56	10/15/14	10/15/21
	24,205	121,029[2]		$35.88	4/1/15	4/1/22
	–	30,485[2]		$41.64	7/17/15	7/17/22	101,103[4]	3,659,929	10/15/14
							121,965[5]	4,415,133	10/15/14
							72,618[4]	2,628,772	4/1/15
							15,243[4]	551,797	7/17/15
							80,882[10]	2,927,928	3/1/14
										121,029[7]	4,381,250
										25,402[7]	919,552
John D. Rainey	–	87,390[3]		$33.80	9/15/15	9/15/22
							43,695[4]	1,581,759	9/15/15
							131,085[9]	4,745,277	9/15/15
										72,825[7]	2,636,265

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80	Compensation Tables

	Option Awards						Stock Awards
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
			Equity							Number	Market
			Incentive					Market		of	or Payout
			Plan					Value		Unearned	Value of
			Awards:				Number	Shares		Shares,	Unearned
			Number of				of Shares	or Units		Units or	Shares,
	Number of	Number of	Securities				or Units	of Stock		Other	Units or
	Securities	Securities	Underlying				of Stock	That		Rights	Other
	Underlying	Underlying	Unexercised	Option			That	Have		That	Rights
	Unexercised	Unexercised	Unearned	Exercise	Option	Option	Have Not	Not	Stock	Have Not	That Have
	Options (#)	Options (#)	Options	Price	Grant	Expiration	Vested	Vested	Grant	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	Date	(#)	($)[1]	Date	(#)	($)[1]
Patrick L. A. Dupuis	6,511	2,004[2]		$22.98	4/2/12	4/2/19
	10,830	5,415[2]		$34.99	4/1/13	4/1/20
	6,843	9,580[2]		$35.20	4/1/14	4/1/21
	—	36,941[3]		$34.62	10/15/15	10/15/22
							3,004[4]	108,745	4/2/12
							25,079[4]	907,860	4/2/12
							4,060[4]	146,972	4/1/13
							6,157[4]	222,883	4/1/14
							39,818[9]	1,441,412	8/15/14
							18,471[4]	668,650	10/15/15
							2,910[6]	105,342	3/1/13
							13,960[10]	505,352	3/1/14
										28,885[8]	1,045,637
Jonathan Auerbach	—	81,498[3]		$37.31	5/15/15	5/15/22
							108,664[4]	3,933,637	5/15/15
							40,750[4]	1,475,150	5/15/15
										67,915[8]	2,458,523
Tomer Barel	1,910	956[2]		$22.98	4/2/12	4/2/19
	1,173	2,347[2]		$34.99	4/1/13	4/1/20
	4,106	5,749[2]		$36.95	4/1/14	4/1/21
	5,379	26,896[2]		$35.88	4/1/15	4/1/22
							3,821[4]	138,320	4/2/12
							4,692[4]	169,850	4/1/13
							5,866[4]	212,349	4/1/13
							9,853[4]	356,679	4/1/14
							8,211[4]	297,238	4/1/14
							39,937[9]	1,445,719	10/15/14
							16,138[4]	584,196	4/1/2015
										26,896[8]	973,635
A. Louise Pentland	—	48,899[3]		$37.31	5/15/15	5/15/22
							24,450[4]	885,090	5/15/15
							108,664[4]	3,933,637	5/15/15
										40,750[8]	1,475,150
Hill
Ferguson[11]

[1]	Market Value is calculated based on the closing price of $36.20 of our common stock on December 31, 2015.
[2]	Becomes fully vested after four years, with 12.5% vesting on the six-month anniversary of the grant date, and 1/48th vesting monthly thereafter.
[3]	Becomes fully vested after four years, with 25% vesting on the one-year anniversary of the grant date, and 1/48th vesting monthly thereafter.
[4]	Becomes fully vested after four years, with 25% vesting on each of the first four anniversaries of the grant date.

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[5]	Became fully vested on January 28, 2016.
[6]	PBRSU award. Earned in connection with 2013-2014 performance; 50% vested on March 1, 2015, and the remaining 50% vested on March 1, 2016.
[7]	Represents unearned shares under the 2015-2016 PBRSUs awarded in March 2015. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels. Following the performance period, RSUs will be granted, if applicable, in connection with the earnout of the 2015-2016 PBRSUs, with 100% vesting on the first anniversary of the RSU grant date.
[8]	Represents unearned shares under the 2015-2016 PBRSUs awarded in March 2015. In accordance with the SEC executive compensation disclosure rules, the amounts reported in this column are based on achieving target vesting levels. Following the performance period, RSUs will be granted, if applicable, in connection with the earnout of the 2015-2016 PBRSUs, with 50% vesting on the grant date of the RSUs and the remaining 50% vesting on the first anniversary of the RSU grant date.
[9]	Becomes fully vested over three years, with 34% vesting on the first anniversary of the date of grant and 33% vesting on the second and third anniversaries of the date of grant.
[10]	PBRSU award. Earned in connection with 2014-2015 performance; 50% vested on March 1, 2016 and the remaining 50% vested on March 1, 2017.
[11]	Mr. Ferguson did not hold any equity awards as of December 31, 2015.

2015 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options and the vesting of stock awards by each of our NEOs for the fiscal year ended December 31, 2015.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares	Realized	Shares	Realized
	Acquired	on	Acquired	on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)
Daniel H. Schulman	—	—	33,701	1,116,729
John D. Rainey	—	—	—	—
Patrick L. A. Dupuis	—	—	19,917	759,634
Jonathan Auerbach	—	—	—	—
Tomer Barel	—	—	19,977	691,604
A. Louise Pentland	—	—	—	—
Hill Ferguson	30,011	236,523	75,541	2,773,999

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2015 Non-Qualified Deferred Compensation

All NEOs are eligible to participate in the PayPal Holdings, Inc. Deferred Compensation Plan (the “DCP”); however, none of our NEOs participated in the DCP in 2015.

The DCP is a non-qualified voluntary deferred compensation plan that allows participants to defer certain amounts of compensation. The DCP provides an important supplement to our 401(k) Plan and permits personal savings beyond the IRS contribution limits on qualified plans. All amounts deferred under the DCP are reflected in book-keeping accounts. Each participant is permitted to elect to defer annually, in any whole percentages: (i) from 5% to 50% of base salary; (ii) from 5% to 100% of the incentive award earned by the participant under the AIP; and (iii) from 5% to 100% of RSUs, subject to certain limitations pursuant to the terms of the DCP and rounded to the nearest whole share. All amounts deferred under the DCP are fully vested. The DCP has been designed so that federal and state income taxes on the monies deferred are not due until such time as the account balance is paid to a participant. Participants can elect distribution of their account balances from a given year to be paid to them while they are still working or they can elect to have payments made to them in the event of their separation from service with us. Payments can be made in a lump sum payment or as annual installments over a period of greater than two years and less than fifteen years.

The return on the deferred amounts is linked to the performance of market-based investment choices made available to participants under the DCP. While the deferred dollars are not actually invested in the investment fund(s), earnings or losses of the tracking fund are applied to the participant’s deferral dollars as if they were invested in the fund(s). Participants may make changes to their investment choices daily.

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Potential Payments Upon Termination or Change in Control

The following table, footnotes, and narrative set forth our payment obligations pursuant to the compensation arrangements for each of our NEOs, under the circumstances described below, assuming that his or her employment was terminated or a change in control occurred on December 31, 2015.

			Involuntary
			Termination
			Outside of	Involuntary
			Change	Termination
	Voluntary	Termination	in Control	Within Change	Death or
	Termination	for Cause	Period	in Control Period	Disability
Name	($)(a)	($)(b)	($)(c)2 3	($)(d)2 3	($)(e)2 3 [4]
Daniel H. Schulman	—	—	27,304,467	29,743,182	17,179,533
John D. Rainey	—	—	17,377,103	18,719,076	6,772,357
Patrick L. A. Dupuis	—	—	5,046,888	7,439,150	5,278,032
Jonathan Auerbach	—	—	6,352,648	10,428,719	5,187,769
Tomer Barel	—	—	3,348,376	5,801,063	4,227,408
A. Louise Pentland	—	—	5,825,081	9,456,479	3,903,221
Hill Ferguson[1]	N/A	N/A	N/A	N/A	N/A

[1]	Mr. Ferguson stepped down from his position as Senior Vice President, Consumer, effective September 15, 2015. Mr. Ferguson received certain separation pay and benefits in connection with his departure from PayPal, as described below.
[2]	Amounts do not take into account potential reductions due to “best net pay” provisions in respective offer letters and the CIC Severance Plan, as more fully discussed below.
[3]	Amounts assume cash payments equal to the value of equity awards and for Messrs. Dupuis and Barel, amounts assume target performance of outstanding PBRSUs, as more fully discussed below.
[4]	For Messrs. Dupuis and Barel, amounts reflect the death or disability provisions under the terms of the CIC Severance Plan, as more fully discussed below.

Involuntary Termination other than for Cause (Column (c))

SEVERANCE ARRANGEMENTS FOR INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE FOR MESSRS. SCHULMAN, RAINEY AND AUERBACH AND MS. PENTLAND

Each of Messrs. Schulman, Rainey and Auerbach and Ms. Pentland entered into separate offer letters with the Company in connection with the commencement of their respective employment with the Company. Under the terms of their respective offer letters, assuming a termination date of December 31, 2015 each of Messrs. Schulman, Rainey and Auerbach and Ms. Pentland will be entitled to the following in the event that his or her employment with us is terminated outside of the “change in control period,” which is defined as more than 90 days prior to or more than 24 months following a “change in control” (as defined in the 2015 Plan), either (a) by us for any reason other than “cause”, “disability” or death or (b) by the executive for “good reason” (as each term is defined in the respective offer letters), subject to the employee’s execution of a release of claims:

•	a cash payment equal to two times the sum of (a) annual base salary, and (b) target bonus amount (“Offer Letter Cash Severance Payment”);
•	a prorated annual cash bonus based on actual company performance (“Prorated Cash Incentive Award”);
•	for Mr. Schulman and Mr. Rainey, the unpaid portion of any “make good” cash payments to the extent that such payments were not yet paid;

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•	for Mr. Schulman and Mr. Rainey, a cash payment equal to the value of (i) the unvested initial equity awards and “make good” RSU awards (where value is determined using the average closing price of the Company’s common stock for the 10 consecutive trading days ending on and including the trading day immediately prior to the termination date (the “Average Closing Price”)) and (ii) for Mr. Rainey, the unvested supplemental RSUs (where value is determined using the Average Closing Price); and
•	a cash payment equal to the value of any other unvested equity awards that are outstanding and unvested that otherwise would have become vested within 12 months following date of termination of employment (where value is determined using the Average Closing Price and the Valuation Assumptions as defined in the respective offer letters).

SEVERANCE ARRANGEMENTS FOR INVOLUNTARY TERMINATION OTHER THAN FOR CAUSE FOR PARTICIPANTS IN THE PAYPAL HOLDINGS, INC. SVP AND ABOVE STANDARD SEVERANCE PLAN

As of the end of fiscal 2015, Messrs. Dupuis and Barel were eligible to participate in the PayPal Holdings, Inc. SVP and Above Standard Severance Plan (the “Severance Plan”).

The Severance Plan provides eligible employees with severance payments and benefits in the event that an eligible employee’s employment with us or one of our subsidiaries, affiliates or a successor company is involuntarily terminated without “cause” (as defined in the Severance Plan) by us outside of the “change in control period” (as defined above), subject to the employee’s execution of a release of claims, as follows:

•	a cash payment equal to one times the sum of (a) annual base salary, and (b) target bonus amount (“Severance Plan Cash Severance Payment”);
•	a Prorated Cash Incentive Award; provided, that if the NEO remained employed through the end of the given fiscal year but experiences an involuntary termination without cause prior to the payment date of the bonus for such year, the NEO will remain eligible to receive the full bonus based on actual Company performance and target individual performance, to the extent applicable;
•	any unpaid portion of any “make good” cash payments to the extent that such payments were not yet paid;
•	if the NEO is employed by the Company in the U.S., participate in the Company’s health insurance plan and is eligible to continue to participate in the plan under COBRA, such NEO will receive a lump sum cash payment equal to the product of (i) the monthly premium payable by the NEO for himself (and his eligible dependents) under the Company’s health insurance plan in which he participates immediately prior to the employment termination date and (ii) 24;
•	if the NEO is employed by the Company outside of the U.S., such NEO will be eligible for medical and dental insurance coverage that is comparable to such coverage provided to such individuals immediately prior to the employment termination date, with such coverage to be provided for 12 months, to the extent permissible under applicable local law. If the NEO is obligated to pay all or a portion of the premium for such continuation coverage, the NEO will receive a lump sum cash payment equal to the product of (i) the monthly premium payable by the NEO for himself (and his eligible dependents) under such continuation coverage and (ii) 12;
•	accelerated vesting of time-based equity awards that would have otherwise become vested pursuant to their ordinary vesting schedule within the 12 months following the employment termination date, settled in a lump sum, through vesting of stock, payment of cash in lieu of vesting shares of stock, or a combination thereof;

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•	for performance-based equity awards, any such award will remain outstanding and eligible to vest, based solely on the achievement of the Company performance targets upon which the awards are subject for any performance period that ends within the first anniversary of the NEO’s employment termination date; and to the extent such performance targets are determined to have been achieved following the completion of the performance period, the NEO will be treated as though immediately vested in that percentage of the resulting amount of such equity award that would, on or prior to such first anniversary, have otherwise become vested pursuant to the existing vesting schedule that would have applied to such equity awards, to be settled in lump sum, through vesting of stock, payment of cash in lieu of vesting shares of stock, or a combination thereof; and
•	in the event the Company elects to settle any such equity awards through the payment of cash in lieu of vesting shares of stock, the Company will pay the NEO a lump sum cash amount equal to the value of all of the equity awards that are treated as though vested in accordance with the foregoing bullet points above (where value is determined using the Average Closing Price).

MR. FERGUSON’S SEVERANCE BENEFITS

Mr. Ferguson’s employment with the Company terminated as of September 15, 2015. In connection with Mr. Ferguson’s employment termination with the Company, he was eligible to receive severance benefits pursuant to the Severance Plan. Pursuant to the terms of the Severance Plan, Mr. Ferguson received a lump sum cash payment representing the following: (i) $500,000, representing the amount equivalent to one year’s base salary; (ii) $325,000, representing the amount equivalent to his opportunity under the Company’s AIP, paid at the target rate of 65% of base salary; (iii) $48,714, representing the amount of the premium payments for health insurance continuation coverage under COBRA, including the tax gross-up related thereto; and (iv) $2,991,815, representing the amount equivalent to the value of all Company equity awards that were outstanding and unvested as of his employment termination date that would have become vested solely based on his continued services to the Company within 12 months following his employment termination date (where the value was determined using the Average Closing Price). In addition, pursuant to the terms of the Severance Plan, Mr. Ferguson received $265,250 paid in February 2016, representing a prorated portion of the 2015 AIP bonus that he would have otherwise earned and been paid with respect to fiscal 2015, based on the actual Company performance for the full year, with such prorated portion calculated based on the period of time during 2015 that he was employed, relative to the full year.

Change in Control (Column (d))

SEVERANCE ARRANGEMENTS FOR AN INVOLUNTARY TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL FOR MESSRS. SCHULMAN, RAINEY AND AUERBACH AND MS. PENTLAND

Under the terms of the respective offer letters of Messrs. Schulman, Rainey, Auerbach and Ms. Pentland, such executive would be entitled to receive the following if a “change in control” (as defined in the 2015 Plan) occurred as of December 31, 2015 and his or her employment with us is terminated within the “change in control period,” either (a) by us for any reason other than “cause,” “disability” or death or (b) by the executive for “good reason” (as each term is defined in the respective offer letters), subject to the employee’s execution of a release of claims:

•	Offer Letter Cash Severance Payment;
•	Prorated Cash Incentive Award;
•	for Messrs. Schulman and Rainey, the unpaid portion of any “make good” cash payments; and
•	a cash payment equal to the value of all unvested equity awards outstanding (where value is determined using the Average Closing Price and the Valuation Assumptions).

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Under each respective offer letter, in the event any payments or benefits constitute “golden parachute payments” within the meaning of IRC Section 280G and would be subject to the excise tax imposed by IRC Section 4999, such payments or benefits will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in the executive receiving a higher net-after tax amount than such executive would have received absent such reduction (the “best net pay” provision).

SEVERANCE ARRANGEMENTS FOR AN INVOLUNTARY TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL FOR PARTICIPANTS IN THE PAYPAL HOLDINGS, INC. CHANGE IN CONTROL SEVERANCE PLAN FOR KEY EMPLOYEES

As of the end of fiscal 2015, Messrs. Dupuis and Barel were eligible to participate in the PayPal Holdings, Inc. Change in Control Severance Plan for Key Employees (the “CIC Severance Plan”). Under the terms of the CIC Severance Plan, Messrs. Dupuis and Barel will be entitled to receive the following if a “change in control” (as defined in the 2015 Plan) occurred as of December 31, 2015 and his employment with us is terminated within the “change in control period,” either (a) by us for any reason other than “cause,” “disability” or death or (b) by the executive for “good reason” (as each is defined in the CIC Severance Plan), subject to the executive’s execution of a release of claims:

•	A lump sum cash payment of the annual cash bonus that the executive would have earned assuming achievement of target performance, as applicable in respect of the fiscal year in which the termination occurs; except, if the employee’s bonus is intended to constitute performance-based compensation within the meaning of IRC Section 162(m), the bonus will be paid based on actual company performance through the date of termination;
•	A lump sum cash payment equal to the product of (a) the sum of the executive’s base salary (in effect upon the occurrence of the termination event) and target bonus (for the bonus year in which the separation occurs), multiplied by (b) two;
•	If the employee is employed by the Company in the U.S., participates in the Company’s health insurance plan and is eligible to continue to participate in the plan under COBRA, such NEO will receive a lump sum cash payment equal to the product of (i) the monthly premium payable by the NEO for himself (and his eligible dependents) under the Company’s health insurance plan in which he participates immediately prior to the employment termination date and (ii) 48;
•	If the employee is employed by the Company outside of the U.S., such NEO shall be eligible for medical and dental insurance coverage that is comparable to such coverage provided to such individual immediately prior to the employment termination date, with such coverage to be provided for 24 months, to the extent permissible under applicable local law. If the NEO is obligated to pay all or a portion of the premium for such continuation coverage, the NEO will receive a lump sum cash payment equal to the product of (i) the monthly premium payable by the NEO for himself (and his eligible dependents) under such continuation coverage and (ii) 24;
•	The eligible employee’s unvested time-vested equity awards will be treated as fully vested. If the termination occurs during a performance period with respect to an award of PBRSUs, such award will be deemed earned assuming achievement of target performance for purposes of determining the number of awards that will be treated as becoming immediately vested; except, if the employee’s awards are intended to constitute performance-based compensation subject to IRC Section 162(m), such awards will remain outstanding and only be treated as becoming fully vested if and to the extent that they otherwise would have become earned based on actual company performance through the end of the applicable performance period. Settlement of the awards will be through either the vesting of common stock under the award or, in lieu thereof, payment in cash or a combination thereof, at our

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discretion. In general, if cash payment is made in lieu of vesting an award, the value of the unvested award is determined using the average closing price of our common stock for the 10 consecutive trading days ending on and including the trading day immediately prior to the date of separation or at the end of the performance period, as applicable; and
•	Any unvested cash “make good” awards previously granted to an eligible employee will be paid in a cash lump sum.

The payment of all of the benefits described above will be within 90 days following the termination of employment, except as noted above.

Under the CIC Severance Plan, in the event any payments or benefits constitute “golden parachute payments” within the meaning of IRC Section 280G and would be subject to the excise tax imposed by IRC Section 4999, such payments or benefits will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in the officer receiving a higher net-after tax amount than such officer would have received absent such reduction (the “best net pay” provision).

CHANGE IN CONTROL – EQUITY AWARDS

PayPal has not entered into any arrangements with any of its executive officers to provide “single trigger” severance payments upon a change in control. The 2015 Plan generally provides for the acceleration of vesting of awards granted under the plans upon a change in control (as defined in the applicable plan) only if the acquiring entity does not agree to assume or continue the awards. These provisions generally apply to all holders of awards under the equity incentive plans.

Death or Disability (Column (e))

SEVERANCE ARRANGEMENTS IN THE EVENT OF DEATH OR DISABILITY

Under the terms of the respective offer letters of Messrs. Schulman, Rainey and Auerbach and Ms. Pentland, if such executive’s employment terminates due to his or her death or disability, he or she will be entitled to receive a cash payment equal to the value of any unvested equity awards that would have otherwise vested within 24 months of his or her termination date (where value is determined using the Average Closing Price). If the termination date occurs during the performance period of a performance-based equity award, then such award will be deemed to be earned assuming achievement at target.

Under the terms of the Severance Plan, Messrs. Barel and Dupuis will be entitled to accelerated vesting of any unvested equity awards that would have otherwise vested within 24 months of the termination date. If the termination date occurs during the performance period of a performance-based equity award, then such award will be deemed to be earned assuming achievement at target. In the event the Company elects to settle any such awards through the payment of cash in lieu of vesting shares of stock, the Company will pay a lump sum cash amount equal to the value of all of the equity awards that are treated as though vested in accordance with the foregoing (where value is determined using the Average Closing Price).

Under the terms of the CIC Severance Plan, if Messrs. Barel or Dupuis dies or becomes disabled at any time during the change in control period, his unvested equity awards will be treated as fully vested and be settled in the same manner as described above in “Severance Arrangements for an Involuntary Termination in Connection with a Change in Control for Participants in the PayPal Holdings, Inc. Change in Control Severance Plan for Key Employees.”

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EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about shares of our common stock that may be issued upon the exercise of options and rights under our equity compensation plans as of December 31, 2015. We refer to these plans and grants collectively as our Equity Compensation Plans.

(c)
	(a)		Number of Securities
	Number of		Remaining Available
	Securities to	(b)	for Future Issuance
	be Issued Upon	Weighted Average	Under Equity
	Exercise of	Exercise Price	Compensation
	Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected
Plan Category	and Rights	and Rights	in Column(a))
Equity Compensation Plans approved by security holders	34,167,769[1]	$27.2076[2]	81,204,740[3]
Equity Compensation Plans not approved by security holders	1,403,186[4]	$18.5304[2]	—
Total	35,570,955	$26.1464	81,204,740

[1]	Includes (a) 27,038,616 shares of our common stock issuable pursuant to RSUs under our 2015 Equity Incentive Award Plan, or our 2015 Plan, (b) 5,382,271 shares of our common stock issuable pursuant to stock options under our 2015 Plan, (c) 167,456 shares of our common stock issuable pursuant to DSUs under our 2015 Plan, and (d) 1,410,376 shares of our common stock issuable from outstanding PBRSUs awarded under the 2015-2016 PBRSUs (representing the maximum number of shares assuming maximum achievement) and 169,050 shares of our common stock issuable from outstanding PBRSUs awarded under the 2014-2015 PBRSUs (representing actual number of shares that could be earned assuming actual achievement of Company performance for the two-year performance period ending December 31, 2015). RSUs and DSUs each represent an unfunded, unsecured right to receive shares of Company common stock. The value of RSUs and DSUs varies directly with the price of our common stock.
[2]	Does not include outstanding RSUs or DSUs.
[3]	Includes 10,795,930 shares of our common stock reserved for future issuance under our Employee Stock Purchase Plan as of December 31, 2015.
[4]	Represents shares of our common stock to be issued upon exercise of outstanding options or vesting of RSUs assumed from the Modest and Xoom stock plans as part of our acquisitions in 2015. We do not intend to grant any awards under these plans in the future.

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PROPOSAL 4 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR 2015 EQUITY INCENTIVE AWARD PLAN

On March 15, 2016, upon the recommendation by the Compensation Committee, the Board adopted the amendment and restatement of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “Amended Plan”), subject to the approval of our stockholders. The Amended Plan makes changes to the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan (the “2015 Plan”). We are asking you to approve the Amended Plan. The Amended Plan:

•	imposes a fiscal year maximum aggregate grant date fair value limit on equity grants to non-employee members of the Board to $600,000, except that the limit is doubled for each non-employee director’s initial year of service and the limit does not apply to awards made pursuant to a non-employee director’s election to receive an award in lieu of a cash retainer for service on the Board or any committee thereunder or pursuant to a conversion of an eBay award to a Company award;
•	adds a specific change in control provision related to equity awards granted with performance vesting;
•	increases the fungible share ratio from 0.4123 to 0.50 for any stock options and stock appreciation rights that are granted on or after the Annual Meeting;
•	modifies the minimum vesting provision to eliminate certain limited exceptions to the provision;
•	adds specific performance metrics to the definition of Performance Criteria in the 2015 Plan; and
•	revises various other provisions related to the administration and interpretation of the 2015 Plan.

We are also asking you to approve the Amended Plan in connection with the stockholder approval requirements of Section 162(m) of the IRC (“Section 162(m)”). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer and any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. In accordance with a transition rule under Section 162(m), our stockholders must approve the material terms of the performance goals under the 2015 Plan not later than the first annual meeting of stockholders that occurs more than 12 months after the date of the Separation.

Each of these aspects of the Amended Plan is discussed below, and stockholder approval of this Proposal 4 is intended to be deemed to constitute approval of the material terms of the Amended Plan for purposes of the stockholder approval requirements of Section 162(m). Stockholder approval of the Amended Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended Plan’s performance goals for stockholder approval should not be

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90	Proposal 4 — Approval of the Amendment and Restatement of our 2015 Equity Incentive Award Plan

viewed as a guarantee that we will be able to deduct any compensation under the Amended Plan. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

If stockholders do not approve this Proposal 4, the Amended Plan will not become effective and the 2015 Plan will continue as in effect prior to the amendment and restatement.

The Company’s NEOs and members of the Board will be eligible to receive grants under the Amended Plan and therefore have an interest in this Proposal.

Background and Purpose of the Amended Plan

The Compensation Committee and the Board believe that it is in the best interests of the Company and its stockholders to provide, through the Amended Plan, a comprehensive equity incentive program designed to enable the Company to attract, retain and reward employees, non-employee directors and other persons providing services to the Company. The Board also believes that equity compensation is essential to link executive compensation with long-term stockholder value creation. Equity compensation represents a significant portion of the compensation package for our key employees. Since our equity awards generally vest over several years, the value ultimately realized from these awards depends on the long-term value of our common stock. We strongly believe that granting equity awards motivates employees to think and act like owners, rewarding them when value is created for stockholders.

Current Overview of Outstanding Equity Information

Set forth below is the number of shares available for issuance pursuant to the outstanding and future equity awards under the 2015 Plan (the only active equity incentive award plan under which equity awards may be made by the Company), as of April 4, 2016:

		Shares Subject to Outstanding
	Shares Subject to	Full-Value Awards	Shares Remaining Available for
	Outstanding Stock Options	(RSUs and PBRSUs)	Future Grant
2015 Plan	5,013,643[1]	32,927,652[2]	59,404,751

[1]	As of April 4, 2016, the 5 million stock options outstanding had a weighted average exercise price of $27.9645 and a weighted average life of 4.41 years.
[2]	Includes the maximum number of PBRSUs that can be earned under the 2015-2016 PBRSUs and the 2016-2018 PBRSUs as of April 4, 2016, assuming maximum achievement of performance.

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The aggregate total of the table above of approximately 97.3 million shares represents an overhang of approximately 8% based on the Company’s common shares outstanding as of April 4, 2016. The Company calculates “overhang” as the total of (a) shares underlying outstanding equity awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding equity awards and shares available for issuance under future equity awards.

As of April 4, 2016, approximately 17,600 of the Company’s employees, nine executive officers, eight non-employee directors and no consultants were eligible to participate in the 2015 Plan. The closing price of the Company’s common stock on April 4, 2016 was $38.79.

Summary of Plan Terms

The following is a summary of the key provisions of the Amended Plan, subject to stockholder approval. This summary is qualified in its entirety by reference to the full text of the proposed Amended Plan, which is attached to this proxy statement as Appendix A.

Administration

The Compensation Committee has the exclusive authority to administer the Amended Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards, the acceleration or waiver of any vesting restriction, and the authority to delegate such administrative responsibilities.

To the extent permitted by applicable law, the Compensation Committee may delegate to a committee of one or more of our directors or one or more of our officers the authority to grant or amend awards to participants other than our senior executives who are subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m). Pursuant to this provision, our Compensation Committee’s current practice is to delegate to our Chief Executive Officer, as a member of the Board, the authority to determine and make individual grants to our employees who are not subject to Section 16 of the Exchange Act or employees who are “covered employees” within the meaning of Section 162(m). Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m), a non-employee director, and an “independent director” under the rules of The Nasdaq Stock Market (or other principal securities market on which shares of our common stock are traded).

Eligibility

Employees and consultants of the Company and its subsidiaries, as determined by the Compensation Committee and all non-employee members of our Board are eligible to participate in the Amended Plan.

Limitation on Awards and Shares Available

The aggregate number of shares of common stock that may be issued or transferred pursuant to awards granted under the Amended Plan is 108,000,000. The shares of common stock covered by the Amended Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.

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The Amended Plan counts awards against the available plan reserve based on ratios, with full value awards counting as one (1) share for each share subject to such award granted, and options and stock appreciation rights counting as 0.50 shares for each share subject to the option and stock appreciation right granted on or following the Annual Meeting. “Full value awards” are defined as awards denominated in shares of our common stock other than stock options and stock appreciation rights.

To the extent an award granted under the Amended Plan terminates, expires, or lapses for any reason or is settled in cash without delivery of shares to the participant, any shares subject to that award may be used again for new grants under the Amended Plan, pursuant to the terms of the Amended Plan based on the same share counting method that applied when the forfeited award was initially granted. However, any shares that are tendered or withheld to satisfy the grant, exercise price, or tax withholding obligation pursuant to any award may not be used again for new grants under the Amended Plan. To the extent permitted by applicable law or any exchange rule, shares issued in the assumption of, or in the substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against shares available for issuance under the Amended Plan. The payment of cash dividend equivalents in conjunction with outstanding awards will not be counted against the shares available for issuance under the Amended Plan.

The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Amended Plan during any calendar year is 2,000,000 shares, and the maximum amount that may be paid in cash to a “covered employee” during any calendar year with respect to any performance-based award is $3 million. The maximum value of awards granted to non-employee directors pursuant to the Amended Plan during any fiscal year is $600,000; provided, however, that the limit set forth in this sentence is multiplied by two in the fiscal year in which a non-employee director commences service on the Board and the limit does not apply to awards made pursuant to a non-employee director’s election to receive an award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder or pursuant to a conversion of an eBay award to a Company award.

Awards

The Amended Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock units, performance-bonus or performance-based awards. No determination has been made as to the types or amounts of awards that will be granted in the future to specific individuals pursuant to the Amended Plan.

Stock Options. Stock options, including incentive stock options as defined under IRC Section 422 and non-qualified stock options, may be granted pursuant to the Amended Plan. The option exercise price of all stock options granted pursuant to the Amended Plan will not be less than 100% of the fair market value of our common stock on the date of grant. Stock options may be exercised as determined by the Compensation Committee, but in no event may a stock option have a term extending beyond ten years from the date of grant.

Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of the common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000 or such other amount as the IRC provides.

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The Compensation Committee determines the methods by which an option holder may pay the exercise price of an option or the related taxes, including, without limitation: (1) cash, (2) shares of common stock (including, in the case of payment of the exercise price of an award, shares of stock issuable pursuant to the exercise of the award) having a fair market value on the date of delivery equal to the aggregate payments required, or (3) other property acceptable to the Compensation Committee (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of that sale). However, no participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act.

Restricted Stock Units. Restricted stock units (“RSUs”) may be granted pursuant to the Amended Plan. An RSU award provides for the issuance of common stock at a future date upon the satisfaction of specific performance conditions as set forth in the applicable award agreement and/or subject to continuing employment as set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant and may provide for the deferral of receipt of the common stock beyond the vesting date. On or following the maturity date, we will transfer to the participant one unrestricted, fully transferable share of common stock for each RSU scheduled to be paid out and not previously forfeited (subject to applicable tax withholding requirements).

Restricted Stock. Restricted stock may be granted pursuant to the Amended Plan. A restricted stock award is the grant of shares of common stock at a price determined by the Compensation Committee (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Compensation Committee.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted pursuant to the Amended Plan. The exercise price of all SARs granted pursuant to the Amended Plan will not be less than 100% of the fair market value of our common stock on the date of grant. SARs may be exercised as determined by the Compensation Committee, but in no event may an SAR have a term extending beyond ten years from the date of grant.

Additional Awards. The other types of equity awards that may be granted under the Amended Plan include performance share units, performance shares, deferred stock units (“DSUs”), dividend equivalents, and other stock-based awards.

Performance Bonus Awards. Performance bonus awards may be granted pursuant to the Amended Plan. Performance bonus awards are cash bonuses payable upon the attainment of pre-established performance goals based on established performance criteria and may be intended to be performance-based awards within the meaning of Section 162(m). The goals are established and evaluated by the Compensation Committee and may relate to performance over any periods as determined by the Compensation Committee.

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Performance-Based Awards. The following is a brief discussion of the requirements for awards, including performance bonus awards, intended as performance-based awards within the meaning of Section 162(m).

The Compensation Committee may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m), that are intended to be performance-based awards within the meaning of Section 162(m). Under the Amended Plan, these performance-based awards may be either equity awards or performance bonus awards. Participants are entitled to receive payment for a performance-based award for any given performance period only to the extent that pre-established performance goal or performance goals set by the Compensation Committee for the period are satisfied.

Pre-established performance goals are based on one or more of the following types of performance criteria:

•	trading volume;
•	users;
•	gross merchandise volume;
•	total payment volume;
•	revenue;
•	operating income;
•	EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization);
•	net income (either before or after taxes);
•	earnings per share;
•	earnings as determined other than pursuant to GAAP;
•	multiples of price to earnings;
•	multiples of price/earnings to growth;
•	return on net assets;
•	return on gross assets;
•	return on equity;
•	return on invested capital;
•	stock price;
•	cash flow (including, but not limited to, operating cash flow and free cash flow);
•	net or operating margins;
•	economic profit;
•	stock price appreciation;
•	total stockholder returns;
•	employee productivity;
•	market share;
•	volume;
•	customer satisfaction metrics;
•	net sales;
•	expense levels;

•	sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions;
•	implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel;
•	financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions);
•	product revenue growth;
•	gross profit;
•	financial ratios, including those measuring liquidity, activity, profitability or leverage, cost of capital or assets under management;
•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors);
•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;
•	economic value-added models or equivalent metrics;

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•	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents, passing pre-approval inspections (whether of the Company or third parties));
•	gross or cash margins;

•	debt reduction;
•	reductions in costs;
•	year-end cash;
•	working capital levels, including cash, inventory and accounts receivable;
•	research and development achievements;
•	operating efficiencies; and
•	employee engagement/satisfaction metrics;

Any of the above criteria may be measured with respect to us, or any subsidiary, affiliate, or other business unit of ours, either in absolute terms, terms of growth, or as compared to any incremental increase and as compared to results of a peer group, and may be calculated on a pro forma basis or in accordance with GAAP. The Compensation Committee defines in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Compensation Committee may reduce or eliminate (but not increase) the initial award. Performance-based awards are subject to the annual per-person limits described above in “Limitation on Awards and Shares Available.” Unless otherwise provided in an award agreement, a participant will have to be employed by or providing services to the Company on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stockholder approval of the proposed Amended Plan will also be considered approval of the material terms of the performance measures under the Amended Plan, as described above.

Prohibition on Repricing

Except for adjustments described below in “Adjustment Provisions,” the Compensation Committee will not, without stockholder approval, authorize the amendment of any outstanding award to reduce its purchase price per share, the replacement or substitution of any award for an award having a lesser purchase price per share, or an offer to purchase any previously granted option or stock appreciation right for a payment in cash.

Vesting Limitations on Full Value Awards

Subject to the acceleration of vesting as permitted under the terms of the Amended Plan or the applicable award agreement, including upon a change in control, effective as of the Annual Meeting, full value awards that are granted under the Amended Plan will become vested on one or more vesting dates over a period of at least three years (or, in the case of performance-based awards, a performance period of at least one year), except that awards that result in the issuance to one or more participants of up to 5% of the shares of common stock which may be issued or transferred under the Amended Plan may be granted without regard to such minimum vesting provisions.

Adjustment Provisions

Certain transactions with our stockholders not involving our receipt of consideration, such as a stock split, spin-off, stock dividend, or certain recapitalizations, may affect the share price of our common stock (which transactions are referred to collectively as “equity restructurings”). In the event that an equity restructuring occurs, the Compensation Committee or the Board will equitably adjust the class of shares issuable and the maximum number of shares of our stock subject to the Amended Plan, as well as the maximum number of

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shares that may be issued to an employee during any calendar year, and will equitably adjust outstanding awards as to the class, number of shares, and price per share of our stock. Other types of transactions may also affect our common stock, such as a dividend or other distribution, reorganization, merger, or other changes in corporate structure. In the event that there is such a transaction, which is not an equity restructuring, and the Compensation Committee or the Board determines that an adjustment to the plan and any outstanding awards would be appropriate to prevent any dilution or enlargement of benefits under the Amended Plan, the Compensation Committee or the Board will equitably adjust the Amended Plan as to the class of shares issuable and the maximum number of shares of our stock subject to the Amended Plan, as well as the maximum number of shares that may be issued to an employee during any calendar year, and will adjust any outstanding awards as to the class, number of shares, and price per share of our stock in such manner as it may deem equitable.

Effect of Certain Corporate Transactions

Outstanding awards do not automatically terminate in the event of a change in control. A “change in control” generally means a transaction in which any person or group acquires more than 50% of our voting securities, a change in a majority of the Board over a two-year period that is not approved by at least two-thirds of the incumbent Board members, a sale or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but the shares of our stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the Company’s stockholders approval of a liquidation or dissolution of the Company. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. If it does not do so, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards shall lapse. The unexercised portion of all outstanding awards may terminate upon the change in control.

If a change in control occurs during a performance period with respect to an outstanding award that vests based on performance goals or other performance-based objectives, the performance period of the award will end as of the date of the change in control and the performance goals will be deemed to have been satisfied at the actual level of performance as of the date of the change in control, as determined by the Compensation Committee, as constituted immediately prior to the change in control, without proration, and such award, to the extent deemed earned by the Compensation Committee will continue to be subject to time-based vesting following the change in control in accordance with the original vesting schedule; provided, however, that if the awards are not converted, assumed or replaced by a successor entity, then immediately prior to the change in control, such award will become fully vested, as described in the paragraph above.

Awards Subject to Clawback

Any incentive awards granted under the Amended Plan, and any cash or property delivered pursuant to pay incentive awards, are subject to forfeiture, recovery, or other action by PayPal as necessary for compliance with any Company policy or as required by law.

Amendment and Termination

The Compensation Committee, subject to approval of the Board, may terminate, amend, or modify the Amended Plan at any time; however, stockholder approval will be obtained for any amendment (1) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, (2) to increase the number of shares available under the Amended Plan, (3) to permit the Compensation Committee or the Board to grant options with a price below fair market value on the date of grant, or (4) to extend the exercise period for an option or stock appreciation right beyond ten years from the date of grant. In addition,

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absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the Amended Plan in connection with certain changes in capital structure, no option or other award may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price. Further, the Company may not offer to purchase any previously granted option or stock appreciation right for a payment in cash.

The Amended Plan will expire on, and no award may be granted pursuant to the Amended Plan, after July 17, 2025.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary under current law of the material federal income tax consequences to participants in the Amended Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the U.S., are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

With respect to non-qualified stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the excess of the fair market value of the purchased shares at the time of exercise over the option exercise price. A participant receiving incentive stock options will not recognize taxable income upon grant or at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the IRC for incentive stock options, and in the year of the disposition the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of (1) the actual gain realized upon the disposition (i.e., the sale price minus the exercise price) or (2) the fair market value of the shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction.

The current U.S. federal income tax consequences of other awards authorized under the Amended Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); and RSUs, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) with respect to covered employees.

The tax consequences for equity awards outside of the U.S. may differ from the U.S. federal income tax consequences described above.

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ESTIMATE OF BENEFITS

Because grants under the Amended Plan to participants will be within the discretion of the Compensation Committee, it is not possible to determine the grants that will be made to participants under the Amended Plan.

The Amended Plan authorizes the grant of discretionary awards to non-employee directors, the terms and conditions of which are to be determined by the Compensation Committee. Historically, our non-employee directors have received annual equity grants under our equity incentive plans. Although grants to our non-employee directors remain discretionary, under our current Independent Director Compensation Policy, our non-employee directors receive annual equity grants promptly following the date of each annual stockholders meeting in the form of fully vested stock payment awards that have a dollar value in an amount equal to $220,000, and with respect to the Chairman of the Board, an additional fully vested stock payment award that has a dollar value in an amount equal to $100,000.

The following table sets forth information with respect to the number of shares of our common stock subject to equity awards previously granted under the 2015 Plan since its inception through April 4, 2016 for certain individuals:

		Number of Full-
	Number of Stock	Value Awards
	Options Granted	Granted Under the
	Under the 2015 Plan	2015 Plan*
2015 NEOs
Daniel H. Schulman	175,719	1,449,058
John D. Rainey	87,390	509,747
Patrick L. A. Dupuis	36,941	204,782
Jonathan Auerbach	195,595	412,527
Tomer Barel	32,275	200,830
A. Louise Pentland	48,899	391,101
Hill Ferguson	32,275	16,138
Current Director Nominees[1]
Wences Casares	–	–
Jonathan Christodoro	–	5,353
John J. Donahoe	104,957	281,131
David W. Dorman	–	6,154
Gail J. McGovern	–	3,711
David M. Moffett	–	6,617
Pierre M. Omidyar	–	–
Frank D. Yeary	–	5,460
All current executive officers as a group	565,632	2,231,607
All current non-employee directors as a group	104,957	308,426
Associate of any such directors, executive officers or nominees	–	–
Other persons who received or is to receive 5% of such options or rights	–	–
All employees as a group (excluding executive officers)	4,084,508	25,332,780

*	Reflects shares subject to DSUs, RSUs and target shares of PBRSUs with ongoing performance periods.
[1]	Does not include Director Nominee Daniel H. Schulman, who is currently the President and CEO, and is therefore listed above, under the 2015 NEOs designation.

The Board of Directors Recommends a Vote FOR Proposal 4.

2016 Proxy Statement

99

PROPOSAL 5 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PAYPAL EMPLOYEE INCENTIVE PLAN

On March 15, 2016, upon the recommendation by the Compensation Committee, the Board adopted the amendment and restatement of the PayPal Employee Incentive Plan (the “Amended EIP”), subject to the approval of our stockholders. The Amended EIP makes changes to the PayPal Employee Incentive Plan (the “EIP”). We are asking you to approve the Amended EIP. The Amended EIP adds specific performance metrics or performance measures that may be utilized under the EIP and revises various other provisions related to the administration and interpretation of the EIP.

We are also asking you to approve the Amended EIP in connection with the stockholder approval requirements of Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer and any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as “performance-based” under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our stockholders. For purposes of Section 162(m), the material terms include (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals may be based and (c) the maximum amount of compensation that can be paid to an employee under the performance goals. In accordance with a transition rule under Section 162(m), our stockholders must approve the material terms of the performance goals under the EIP not later than the first annual meeting of stockholders that occurs more than 12 months after the date of Separation.

Each of these aspects of the Amended EIP is discussed below, and stockholder approval of this Proposal 5 is intended to be deemed to constitute approval of the material terms of the Amended EIP for purposes of the stockholder approval requirements of Section 162(m). Stockholder approval of the Amended EIP is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Amended EIP to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended EIP’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any compensation under the Amended EIP. Nothing in this proposal precludes us or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

If stockholders do not approve this Proposal 5, the Amended EIP will not become effective and the EIP will continue as in effect prior to the amendment and restatement.

The Company’s NEOs and members of the Board will be eligible to receive awards under the Amended EIP and therefore have an interest in this Proposal 5.

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100	Proposal 5 — Approval of the Amendment and Restatement of the PayPal Employee Incentive Plan

Background and Purpose of the Amended EIP

The Amended EIP is an important element of our overall compensation strategy to align employee compensation with our annual performance and to enable us to attract, retain, and reward individuals who contribute to our success and motivate them to enhance the value of our Company.

A summary of the principal provisions of the Amended EIP is set forth below. The summary is qualified by reference to the full text of the Amended EIP, a copy of which is attached as Appendix B to this proxy statement.

General and Administration

The Amended EIP provides for an annual bonus to eligible employees of PayPal or any corporation or business entity of which PayPal directly or indirectly has an ownership interest of 50% or more or has a right to elect or appoint 50% or more of the board of directors or other governing body. The Compensation Committee is responsible for administering the Amended EIP. The members of the Compensation Committee (or the sub-committee selected to administer the Plan) must qualify as “outside directors” under Section 162(m) in order for incentive awards to “covered employees” to qualify as deductible “performance-based compensation” under the IRC. The Compensation Committee has complete and absolute authority to make decisions regarding the administration of the Amended EIP, including interpreting the terms and provisions, and establishing, adjusting, or paying incentive awards. Under the Amended EIP, no participant may receive an award of more than $8,000,000 (or the equivalent amount of equity, based on fair market value on the date of grant) in any calendar year.

Eligibility

All active regular full-time and part-time employees who are notified by us are eligible to participate in the Amended EIP. Employees who participate in other bonus programs, such as any sales incentive plan, are not eligible to participate in the Amended EIP unless they are specifically made eligible in writing by one of our executive officers. In addition, we may, in our sole discretion, provide for a payout under the Amended EIP for any employee who has changed positions and, as a result, may have been eligible to participate in the Amended EIP and another bonus program during a quarter. The Amended EIP contains special provisions for designating additional eligible employees (e.g., new hires) for participation in the Amended EIP.

As of April 4, 2016, approximately 10,000 employees are currently eligible to participate in the EIP.

Performance

Under the Amended EIP, the Compensation Committee will determine the performance period for measuring actual performance. The Compensation Committee will establish for each performance period:

•	the performance measures based on business criteria and target levels of performance; and
•	a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals.

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Performance measures are based on one or more of the following types of performance criteria:

•	trading volume;
•	users;
•	gross merchandise volume;
•	total payment volume;
•	revenue;
•	operating income;
•	EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization);
•	net income (either before or after taxes);
•	earnings per share;
•	earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”);
•	multiples of price to earnings;
•	multiples of price/earnings to growth;
•	return on net assets;
•	return on gross assets;
•	return on equity;
•	return on invested capital;
•	cash flow (including, but not limited to, operating cash flow and free cash flow);
•	net or operating margin;
•	economic profit;
•	stock price appreciation;
•	total stockholder return;
•	employee productivity;
•	market share;
•	volume;
•	customer satisfaction metrics;
•	sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions;
•	implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel;
•	financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions);
•	Stock price;
•	net sales;
•	expense levels;
•	product revenue growth;
•	gross profit;
•	financial ratios, including those measuring liquidity, activity, profitability or leverage;
•	cost of capital or assets under management;
•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property;
•	establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors);
•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;
•	economic value-added models or equivalent metrics;
•	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents;
•	passing pre-approval inspections (whether of the Company or third parties));
•	gross or cash margins;
•	debt reduction;
•	reductions in costs;
•	year-end cash;
•	working capital levels, including cash, inventory and accounts receivable;
•	research and development achievements;
•	operating efficiencies; and
•	employee engagement/satisfaction metrics.

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102	Proposal 5 — Approval of the Amendment and Restatement of the PayPal Employee Incentive Plan

Each such goal may be expressed in terms of growth, an absolute number or relative to an external group, and may be calculated on a pro forma basis or in accordance with GAAP.

The Compensation Committee may set performance periods and performance goals that differ from participant to participant.

Establishment of Target Bonuses

The Compensation Committee will designate those eligible employees who are to be participants in the Amended EIP for each year and will specify the terms and conditions for the determination and payment of an incentive award to each of those participants. In combination with any of the objective performance measures described above, the Compensation Committee may condition the payment of an incentive award upon the satisfaction of such objective or subjective standards as it deems appropriate. Under ordinary circumstances, performance measures will be established within 90 days of the commencement of a performance period, or within the period that is the first 25% of any performance period that is shorter than 12 months.

Committee Certification and Determination of Incentive Awards

As soon as practicable after the end of each performance period, the Compensation Committee will certify in writing (which may include minutes of a Compensation Committee meeting) whether the stated performance goals have been met and will determine the amount of the incentive award to be paid to each Amended EIP participant. The Compensation Committee may decrease (but cannot increase) an incentive award paid to a covered employee. In determining that amount, the Compensation Committee will consider the established target bonuses, the degree to which the established standards were satisfied, and any other objective or subjective factors it deems appropriate and may reduce the amount of, or eliminate altogether, any incentive award that would otherwise be payable.

Payment of Incentive Awards

Following the Compensation Committee’s determination of incentive awards to be paid, those incentive awards will generally be paid in cash (subject to any election made by an eligible employee to defer all or a portion of the incentive award, if permitted to do so) or equity pursuant to a PayPal equity-based award plan under which securities have been registered on Form S-8 Registration Statements.

Awards Subject to Clawback

Any incentive awards granted under the Amended EIP, and any cash or property delivered pursuant to any incentive awards, are subject to forfeiture, recovery, or other action by PayPal as necessary for compliance with any Company policy or as required by law.

2016 Proxy Statement

Proposal 5 — Approval of the Amendment and Restatement of the PayPal Employee Incentive Plan	103

Duration and Amendment

The Board may amend or terminate the Amended EIP at any time and for any reason, except that the Board may not amend the Amended EIP in any of the following respects without the approval of the stockholders: (i) to increase the maximum amount of incentive award that may be paid under the Amended EIP or otherwise materially increase the benefits accruing to any eligible employee under the Amended EIP; (ii) to materially modify the requirements as to eligibility for participation in the Amended EIP and (iii) to change the material terms of the stated performance goals.

The Board of Directors Recommends a Vote FOR Proposal 5.

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PROPOSAL 6 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for 2016. PwC has served as our independent auditor since the completion of the Separation from eBay in July 2015, and has served as eBay’s independent auditor for all annual periods since 1996. The Board and the Audit Committee believe that the continued retention of PwC to serve as our independent auditor is in the best interests of Company and our stockholders and, we are asking our stockholders to ratify the selection of PwC as our independent auditor for 2016. Although ratification is not legally required, we are submitting the appointment of PwC for ratification by our stockholders because we value our stockholders’ views on the Company’s independent auditors and as a matter of good corporate practice.

In the event that our stockholders do not ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors and the Audit Committee Recommend a Vote FOR Proposal 6.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Charter of the Audit Committee is available on the corporate governance section of PayPal’s investor relations website at https://investor.paypal-corp.com/corporate-governance.cfm. Any future changes in the committee charter or key practices will also be reflected on the website. The Audit Committee is composed entirely of directors who meet the independence requirements of NASDAQ and the SEC, and who otherwise satisfy the requirements for audit committee service imposed by the Exchange Act.

The Audit Committee provides assistance and guidance to the Board in fulfilling its oversight responsibilities with respect to:

•	PayPal’s corporate accounting and financial reporting practices;
•	PayPal’s compliance with legal and regulatory requirements, including PayPal’s compliance management systems;
•	PayPal’s risk management programs;
•	The independent auditor’s qualifications and independence;

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Proposal 6 — Ratification of Appointment of Independent Auditor	105

•	The performance of PayPal’s internal audit function and independent auditor;
•	The quality and integrity of PayPal’s financial statements and reports;
•	Reviewing and approving all audit engagement fees and terms, as well as all non-audit engagements with the independent auditor;
•	Producing this report; and
•	Overseeing PayPal’s Code of Business Conduct and Ethics as applied to PayPal’s directors and executive officers.

The Audit Committee relies on the expertise and knowledge of management, the internal audit department, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of PayPal’s financial statements and reports. Management and the internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PayPal’s independent auditor, PwC, is responsible for performing an audit of PayPal’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles in the U.S. The independent auditor is also responsible for expressing an opinion on the effectiveness of PayPal’s internal control over financial reporting.

During 2015 and early 2016, among other things, the Audit Committee:

•	Reviewed and discussed with management and the independent auditor the Company’s quarterly earnings press releases, combined and consolidated financial statements, and related periodic reports filed with the SEC;
•	Reviewed and discussed with management, internal audit, and the independent auditor management’s assessment of the scope, adequacy and effectiveness of the Company’s internal control over financial reporting and the independent auditor’s opinion about the effectiveness of the Company’s internal control over financial reporting;
•	Reviewed and discussed with management, internal audit, and the independent auditor, as appropriate, the audit scope and plans of both internal audit and the independent auditor.
•	Inquired about significant business, regulatory, and financial reporting risks, reviewed PayPal’s policies for risk assessment and risk management, and assessed the steps management is taking to control these risks;
•	Reviewed the Company’s compliance management system to increase its oversight in this area;
•	Reviewed with the Chief Legal Officer matters that may have a material impact on the combined and consolidated financial statements or internal control over financial reporting and the effectiveness of the Company’s compliance program, and regularly received status reports of compliance issues;
•	Reviewed and discussed with PwC the audited financial statements in the Company’s Annual Report on Form 10-K, including a discussion of the quality and conservatism, not just acceptability, of the accounting principles applied, the reasonableness of significant judgments and estimates, the nature of significant risks and exposures, and the clarity and adequacy of the disclosures in the financial statements; and
•	Held separate executive sessions with PwC, the internal audit team, the internal Sarbanes-Oxley Act of 2002 (“SOX”) team, and senior management to enable them to discuss legal, accounting, auditing and internal controls matters privately with the Audit Committee.

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106	Proposal 6 — Ratification of Appointment of Independent Auditor

The Audit Committee has discussed with PwC the matters required to be discussed by the statement on Auditing Standards No. 16 (Communication with Audit Committees) as adopted by the PCAOB. In addition, the Audit Committee discussed with PwC its independence from PayPal and its management, received the written disclosures and the letter required by applicable PCAOB requirements regarding the independent auditor’s communications with the Audit Committee concerning independence, discussed with PwC its independence, and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence. The Audit Committee has confirmed that PwC’s provision of audit and non-audit services to PayPal and its affiliates is compatible with PwC’s independence.

Based on the Audit Committee’s reviews and discussions described above, the Audit Committee recommended to the Board that the combined and consolidated audited financial statements be included in PayPal’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee also concluded that the appointment of PwC as the Company’s independent auditor for the fiscal year ending December 31, 2016 is in the best interest of the Company and its stockholders. The Board recommends that stockholders ratify this appointment at the Annual Meeting.

AUDIT COMMITTEE

David M. Moffett (Chairman)

Gail J. McGovern

Frank D. Yeary

Audit and other Professional Fees

The following table provides information about fees for services provided by PwC:

Year Ended
December 31, 2015
(in thousands)
Audit Fees[1]	7,048
Audit-Related Fees	446
Tax Fees	16
All Other Fees[2]	668
Total	8,178

[1]	Excludes fees related to the Separation (e.g., PwC audit of combined and consolidated financial statements included in PayPal’s registration statement on Form 10), which were borne by eBay.
[2]	Includes approximately $530 thousand of lease payments to PwC Russia for office space in Russia pursuant to a sublease arrangement negotiated on an arm’s-length basis.

“Audit Fees” include fees for services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements included in our quarterly reports on Form 10-Q, the audit of internal control over financial reporting, and audit services provided in connection with other regulatory or statutory filings for which we have engaged PwC.

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Proposal 6 — Ratification of Appointment of Independent Auditor	107

“Audit-Related Fees” are fees for assurance and related services that are reasonable related to the performance of the audit or review of our combined and consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” These services primarily include fees for procedures in connection with mergers, acquisitions, and investments, and consultation regarding financial accounting and reporting matters.

“Tax Fees” are fees for tax services, including transfer pricing consulting, tax planning and advice, and tax compliance.

“All Other Fees” are fees for permitted services performed by PwC that do not meet the “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” category description. These services primarily include fees for consulting services, compliance-related services, and software licenses, as well as the lease payment described above.

The Audit Committee has determined that the provision of the non-audit services listed above is compatible with PwC’s independence.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy requiring the pre-approval of any audit and permissible non-audit services provided by PwC. Under this policy, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services. For each proposed service, the independent auditor is required to provide detailed supporting documentation at the time of approval to permit the Audit Committee or a designated committee member, to evaluate whether the provision of such services would impair the PwC’s independence. On an interim basis, any non-audit engagement may be presented to the Chair of the Audit Committee for pre-approval and to the full Audit Committee at its next regularly scheduled meeting.

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OTHER INFORMATION

Questions and Answers

Proxy Materials

1.	Why did I receive these proxy materials?

The Board has made these materials available to you on the Internet or, upon your request, has delivered printed proxy materials to you, in connection with the solicitation of proxies by the Company for use at our Annual Meeting, which will take place exclusively online on May 25, 2016. You are receiving these materials because you were a stockholder at the close of business on April 4, 2016, the record date, and are entitled to vote at the Annual Meeting. This proxy statement and our 2015 Annual Report on Form 10-K, together with a proxy card or voting instruction form, are being mailed to stockholders beginning on or about April 14, 2016.

2.	What is included in the proxy materials?

The proxy materials include:

•	Our proxy statement for the Annual Meeting, which includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares; and
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting. If you received a “Notice of Internet Availability of Proxy Materials” (described below) instead of a paper copy of the proxy materials, see Question 10 below for information regarding how you can vote your shares.

3.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We are distributing our proxy materials to certain stockholders over the Internet under the “notice and access” approach in accordance with SEC rules. As a result, we are mailing to many of our stockholders a “Notice of Internet Availability of Proxy Materials” (“Notice”) of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the Notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. In addition, the Notice contains instructions on how you may request access to proxy materials in printed form by mail or electronically on an ongoing basis.

This approach conserves natural resources and reduces our printing and distribution costs, while providing a timely and convenient method of accessing the materials and voting. On April 14, 2016, we mailed the Notice to participating stockholders, containing instructions on how to access the proxy materials on the Internet.

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Other Information	109

4.	How can I access the proxy materials over the Internet?

Your Notice, proxy card or voting instruction card will contain instructions on how to:

•	view our proxy materials for the annual meeting on the Internet; and
•	instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at https://investor.paypal-corp.com/annuals-proxies.cfm and our proxy materials will be available during the voting period starting on April 14, 2016.

Instead of receiving future copies of our proxy statement and annual reports by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. Choosing to receive your proxy materials by email will save us the cost of printing and mailing documents to you and reduce the environmental impact of our Annual Meeting. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Stockholder of Record	Beneficial Owner
• If you vote on the Internet, simply follow the prompts to enroll in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to https://investor.paypal-corp.com/annuals-proxies.cfm and following the enrollment instructions.	• If you hold your shares in a brokerage account or through a broker, bank, or other nominee, you also may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your broker, bank or other nominee regarding the availability of this service.

5.	How may I obtain a paper copy of the proxy materials?

Stockholders who receive a paper copy of the Notice will find instructions about how to obtain a paper copy of the proxy materials on the Notice. Stockholders who receive the Notice by email will find instructions about how to obtain a paper copy of the proxy materials as part of that email. All stockholders of record who do not receive a Notice by paper copy or email will receive a paper copy of the proxy materials by mail.

6.	I share an address with another stockholder and we received only one paper copy of the proxy materials or Notice. How may I obtain an additional copy?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.

Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders of record may contact Broadridge Financial Solutions, Inc. at:

•	By Internet: www.proxyvote.com
•	By telephone: 1-800-579-1639
•	By email: sendmaterial@proxyvote.com

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110	Other Information

Additionally, stockholders who share the same address and receive multiple copies of the Notice can request a single Notice by contacting us at the address, email address or telephone number above.

Beneficial owners of shares may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

Voting Information

7.	What proposals will be voted on at the Annual Meeting? How does the Board recommend that I vote? What is the voting requirement to approve each of the proposals? What effect will abstentions and broker non-votes have?

Vote Required
		Board	to Adopt the	Effect of	Effect of Broker
Proposal	Voting Options	Recommendation	Proposal	Abstentions	Non-Votes*
Item 1: Election of nine directors identified in the proxy statement.	For, Against or Abstain on each nominee	FOR each nominee	Majority of votes cast for such nominee	No effect	No effect
Item 2: Advisory vote to approve the compensation of our named executive officers.	For, Against or Abstain	FOR	Majority of shares represented at the Annual Meeting and entitled to vote	Treated as votes Against	No effect
Item 3: Advisory vote to approve the frequency of our future advisory votes approving the compensation of our named executive officers.	Every One Year, Every Two Years, Every Three Years or Abstain	FOR “EVERY YEAR”	Plurality of shares represented at the Annual Meeting and entitled to vote	No effect	No effect
Item 4: Approval of the amendment and restatement of our 2015 Equity Incentive Award Plan.	For, Against or Abstain	FOR	Majority of shares represented at the Annual Meeting and entitled to vote	Treated as votes Against	No effect
Item 5: Approval of the amendment and restatement of the PayPal Employee Incentive Plan.	For, Against or Abstain	FOR	Majority of shares represented at the Annual Meeting and entitled to vote	Treated as votes Against	No effect
Item 6: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2016.	For, Against or Abstain	FOR	Majority of shares represented at the Annual Meeting and entitled to vote	Treated as votes Against	Brokers have discretion to vote

* See Question 13 below for additional information on broker non-votes.

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Other Information	111

8.	What shares can I vote?

Each share of PayPal common stock issued and outstanding as of the close of business on April 4, 2016, the record date for the Annual Meeting, is entitled to cast one vote per share on all items being voted on at the Annual Meeting. You may vote all shares of PayPal common stock that you owned as of the record date, including shares held (1) directly in your name as the stockholder of record, including shares purchased or acquired through PayPal’s equity incentive plans, and (2) for you as the beneficial owner through a broker, bank, trustee, or other nominee.

On the record date, 1,211,931,004 shares of common stock were issued and outstanding and entitled to vote.

9.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most PayPal stockholders hold their shares as a beneficial owner through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record	Beneficial Owner
• If your shares are registered directly in your name with PayPal’s transfer agent, Computershare Shareowner Services LLC, you are considered the stockholder of record with respect to those shares. The Notice and proxy statement and any accompanying documents, if applicable, have been provided directly to you by PayPal.	• If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares (this is also commonly referred to as holding shares in “street name”). Accordingly, the Notice and proxy statement and any accompanying documents, if applicable, have been provided to your broker, bank, or other holder of record, who in turn provided the materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting on the Internet or by telephone.

10.	How do I vote?

Stockholders may vote by Internet, telephone, mail, or in person by attending the virtual Annual Meeting by webcast. Please make sure that you have your Notice, proxy card or voting instruction form available and carefully follow the instructions.

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112	Other Information

Stockholders of Record	Beneficial Owners
By Internet: vote your shares online at www.proxyvote.com.	By Internet: vote your shares online at www.proxyvote.com
By telephone: call (800) 690-6903 or the telephone number on your proxy card	By telephone: call (800) 690-6903 or the telephone number on your voting instruction form
By mail: complete, sign and date your proxy card and return it in the postage-paid envelope	By mail: mark, date and sign your voting instruction form and return it in the postage-paid envelope

Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, May 24, 2016.	Internet and telephone voting are available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, May 24, 2016.

Live at the virtual Annual Meeting: participate in the Annual Meeting online at pypl.onlineshareholdermeeting.com and vote your shares during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to participate in the Annual Meeting.	Live at the virtual Annual Meeting: participate in the Annual Meeting online at pypl.onlineshareholdermeeting.com and vote your shares during the Annual Meeting. You will need the 16-digit control number included with these proxy materials to participate in the Annual Meeting.

11.	What can I do if I change my mind after I vote my shares?

If you are the stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	sending written notice of revocation to our Corporate Secretary;
•	submitting a revised proxy by Internet, telephone, or paper ballot after the date of the revoked proxy; or
•	voting in person by attending the virtual Annual Meeting by webcast.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee. Because you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting. Your shares will be voted according to the most recent instructions you provide.

12.	What if I return my proxy card but do not provide voting instructions?

If you are a stockholder of record and you return your signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board (see Question 7 above).

13.	What if I am a beneficial owner and do not give voting instructions to my broker?

If you are a beneficial owner of shares, your broker, bank or other nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2016), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares on the Internet or by telephone. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote” and will have no effect on Proposals 1 through 5 as described above (see Question 7). For your vote to be counted, you will need to communicate your voting decision to your broker, bank or other nominee before the date of the Annual Meeting.

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Other Information	113

14.	What constitutes a quorum?

A majority of the outstanding shares of PayPal common stock issued, outstanding and entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum for purposes of adopting proposals at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

15.	Who will bear the cost of soliciting votes for the Annual Meeting?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co., Inc. to assist us in distributing proxy materials and soliciting proxies for a fee of $15,000, plus reasonable out-of-pocket expenses. We will reimburse brokerage houses and other custodians, fiduciaries, and nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of shares. Our directors, officers and employees may solicit proxies in person, by mail, by telephone, or by electronic communication, but they will not receive any additional compensation for these activities.

16.	What happens if additional matters are presented at the Annual Meeting?

Other than the six items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Daniel H. Schulman, John D. Rainey, and A. Louise Pentland, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

17.	Who will serve as the inspector of election?

A representative from Broadridge will serve as the inspector of election.

18.	Where can I find the voting results of the Annual Meeting

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

Attending the Annual Meeting

19.	How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a PayPal stockholder as of the close of business on April 4, 2016, the record date, or if you hold a valid proxy for the annual meeting.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting pypl.onlineshareholdermeeting.com. You also will be able to vote your shares by attending the virtual Annual Meeting online.

To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

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114	Other Information

The online meeting will begin promptly at 8:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

20.	Why are you holding a virtual meeting instead of a physical meeting?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and our Company. We believe that hosting a virtual meeting will enable more of our stockholders to attend and participate in the meeting since our stockholders can participate from any location around the world with Internet access.

21.	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2017 Annual Meeting of Stockholders (“2017 Annual Meeting”) by submitting their proposals in writing to PayPal’s Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2017 Annual Meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 15, 2016. If we hold our 2017 Annual Meeting more than 30 days before or after the one-year anniversary date of the Annual Meeting, we will disclose the new deadline by which stockholders proposals must be received by any means reasonably determined to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act, and with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to Corporate Secretary, PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131.

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) brought before the meeting by the Company and specified in the notice of a meeting given by or at the direction of our Board, (2) brought before the meeting by or at the direction of our Board, or (3) otherwise properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2017 Annual Meeting, our Corporate Secretary must receive the written notice by overnight express courier or registered mail, return receipt requested, at our principal executive offices:

•	not earlier than the close of business on January 25, 2017, and
•	not later than the close of business on February 24, 2017.

If we hold our 2017 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary of our 2016 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on the 120th day prior to the 2017 Annual Meeting, and
•	not later than the close of business on the 90th day prior to the 2017 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the 2017 Annual Meeting was first made.

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Other Information	115

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear virtually (for a virtual annual meeting) or in person (for a physical annual meeting) to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates: You may propose director candidates for consideration by our Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Proposal 1 - Election of Directors – Consideration of Director Nominees – Stockholder Recommendations and Nominations” on page 21 of this proxy statement.

In addition, our Bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that our Corporate Secretary receive the notice within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

We advise you to review our Bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the stockholder and each proposal and nominee. Our Bylaws were filed with the SEC on Form 8-K on July 20, 2015, and are available at https://investor.paypal-corp.com/annuals-proxies.cfm. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for submitting stockholder proposals and nominating director candidates.

Other Matters

The Board is not aware of any other matters that will be presented for consideration at the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

The Chair of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with our bylaws.

By Order of the Board of Directors

A. Louise Pentland

Senior Vice President, Chief Legal Officer and Secretary
Dated: April 14, 2016

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A-1

APPENDIX A

PAYPAL HOLDINGS, INC.

2015 EQUITY INCENTIVE AWARD PLAN, AS AMENDED AND RESTATED

Article 1. Purpose

The purpose of the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as amended and restated and as it may be further amended and restated from time to time (the “Plan”) is to promote the success and enhance the value of PayPal Holdings, Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants (each as defined below) to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Article 2. Definitions and Construction

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“Assumed Spin-Off Award” means an award granted to certain employees, consultants and directors of the Company, eBay Inc. and their respective subsidiaries under an equity compensation plan maintained by eBay Inc. or a corporation acquired by eBay Inc., which award is assumed by the Company and converted into an Award in connection with the Spin-Off, pursuant to the terms of the Employee Matters Agreement between the Company and eBay Inc., entered into in connection with the Spin-Off, which Assumed Spin-Off Award shall be issued upon the effective time of the Spin-Off.

2.2	“Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock Unit award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan, including an Assumed Spin-Off Award.

2.3	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Change in Control” means and includes each of the following:

(a)	A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission)

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whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)	During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.5(a) or Section 2.5(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i)	Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(ii)	After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.5(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(d)	The Company’s stockholders approve a liquidation or dissolution of the Company.

In addition, if the Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, to the extent required, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation § 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.6	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

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2.7	“Committee” means the committee of the Board described in Article 13.

2.8	“Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person.

2.9	“Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.10	“Deferred Stock Unit” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.

2.11	“Director” means a member of the Board.

2.12	“Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s long-term disability insurance program, as it may be amended from time to time, or if Participant is otherwise ineligible to participate in the Company’s long-term disability insurance program or resides outside the United States and no such program exists, means that the Participant is unable to perform his or her duties with the Company or its Subsidiary by reason of a medically determinable physical or mental impairment, as determined by a physician acceptable to the Company, which is permanent in character or which is expected to last for a continuous period of more than six (6) months.

2.13	“Dividend Equivalent” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.14	“DRO” shall mean a domestic relations order as defined by the Code or Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.15	“Effective Date” shall have the meaning set forth in Section 14.1.

2.16	“Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.

2.17	“Employee” means any person on the payroll records of the Company or a Subsidiary and actively providing services as an employee. Service as a Director or compensation by the Company or a Subsidiary solely for services as a Director shall not be sufficient to constitute “employment” by the Company or a Subsidiary.

2.18	“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

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2.19	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.20	“Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes), or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value of a share of Stock as established by the Committee acting in good faith.

2.21	“Full Value Award” means any Award other than an Option, Stock Appreciation Right or other Award for which the Participant pays the intrinsic value existing at the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Subsidiary).

2.22	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.23	“Independent Director” means a Director of the Company who is not an Employee.

2.24	“Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.25	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26	“Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27	“Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.28	“Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 6 or 8, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.29	“Performance Bonus Award” has the meaning set forth in Section 8.7.

2.30	“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period, determined as follows:
(a)	The Performance Criteria that will be used to establish Performance Goals are limited to the following: trading volume; users; gross merchandise volume; total payment volume; revenue; operating income; EBITDA and/or net earnings (either before or after interest, taxes, depreciation

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and amortization); net income (either before or after taxes); earnings per share; earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”); multiples of price to earnings; multiples of price/earnings to growth; return on net assets; return on gross assets; return on equity; return on invested capital; Stock price; cash flow (including, but not limited to, operating cash flow and free cash flow); net or operating margins; economic profit; Stock price appreciation; total stockholder returns; employee productivity; market share; volume; customer satisfaction metrics; net sales; expense levels; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions; implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; financing and other capital raising transactions (including sales of the Company’s equity or debt securities, factoring transactions); product revenue growth; gross profit; financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; economic value-added models or equivalent metrics; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents, passing pre-approval inspections (whether of the Company or third parties)); gross or cash margins; debt reduction; reductions in costs; year-end cash; working capital levels, including cash, inventory and accounts receivable; research and development achievements; operating efficiencies and employee engagement/satisfaction metrics, any of which may be measured with respect to the Company, or any Subsidiary, affiliate or other business unit of the Company, either in absolute terms, terms of growth or as compared to any incremental increase, as compared to results of a peer group, and may be calculated on a pro forma basis or in accordance with GAAP.

(b)	The Committee may, in its discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under GAAP; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, tax rates, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

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2.31	“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

2.32	“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.33	“Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.34	“Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.35	“Plan” means this PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as it may be amended from time to time.

2.36	“Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.37	“Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.38	“Restricted Stock Unit” means an Award granted pursuant to Section 8.6.

2.39	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

2.40	“Spin-Off” means the distribution of shares of Stock to the stockholders of eBay Inc. on July 17, 2015, pursuant to the Separation and Distribution Agreement between the Company and eBay Inc., dated as of June 26, 2015, entered into in connection with such distribution.

2.41	“Stock” means the common stock of the Company, par value $0.0001 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

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2.42	“Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.43	“Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of a benefit or compensation, granted pursuant to Section 8.4.

2.44	“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if, at the time of the determination, each of the entities other than the last entity in the unbroken chain beneficially owns securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.45	“Substitute Award” shall mean an Option or SAR granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option.

2.46	“Termination of Service” shall mean,
(a)	As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement of employment with the Company or any Subsidiary.
(b)	As to a Non-Employee Director or Independent Director, the time when a Participant who is a Non-Employee Director or Independent Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding: (i) a termination where there is simultaneous employment by the Company or a Subsidiary of such person and (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with such person.
(c)	As to an Employee, the time when the Participant has ceased to actively be employed by or to provide services to the Company or any Subsidiary for any reason, without limitation, including resignation, discharge, death, disability or retirement; but excluding: (i) a termination where there is a simultaneous reemployment or continuing employment of a Participant by the Company or any Subsidiary, (ii) a termination which is followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee, and (iii) a termination where a Participant simultaneously becomes an Independent Director.
(d)	The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Service, including, without limitation, questions relating to the nature and type of Termination of Service, and all questions of whether particular leaves of absence constitute Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Award Agreement, a leave of absence, change in status from an employee to an independent contractor or other change in

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the employee-employer relationship shall constitute a Termination of Service if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Participant shall be deemed to have a Termination of Service in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

Article 3. Shares Subject to the Plan

3.1	Number of Shares.
(a)	Subject to Article 12 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards granted under the Plan is 108,000,000 which includes the aggregate number of shares of Stock subject to all Assumed Spin-Off Awards. Any shares of Stock that are subject to Awards granted under the Plan on or after the 2016 annual meeting of the Company’s stockholders (the “2016 Annual Meeting”) other than Full Value Awards shall be counted against this limit as 0.50 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted.
(b)	To the extent that an Award terminates, expires, or lapses for any reason, or such an Award is settled in cash without delivery of shares to the Participant, then any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan. Any such shares of Stock that cease to be subject to such an Award other than a Full Value Award shall be added to the number of shares available under the Plan as the number of shares of Stock (or portion thereof) deemed subject to such Award under Section 3.1(a) as of the date of grant for every share of Stock that ceases to be subject to such Award. Any such shares of Stock that cease to be subject to a Full Value Award shall be added to the number of shares available under the Plan as one (1) share for every share of Stock that ceases to be subject to such Award. Notwithstanding anything in this Section 3.1(b) to the contrary, shares of Stock subject to an Award may not again be made available for issuance under this Plan if such shares are: (x) shares delivered to or withheld by the Company to pay the exercise price of an Option, (y) shares delivered to or withheld by the Company to satisfy withholding taxes related to such an Award or (z) shares that were subject to an Award and were not issued upon the net settlement of such Award. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding Awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2	Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

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3.3	Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 2,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $3,000,000; provided, however, that such limits shall apply without regard to the Assumed Spin-Off Awards. Any shares of Stock that are subject to Awards granted under the Plan on or after the 2016 Annual Meeting other than Full Value Awards shall be counted against this limit as 0.50 shares for every share of Stock subject to the Award granted. Any shares of Stock that are subject to Full Value Awards granted under the Plan shall be counted against this limit as one (1) share for every share of Stock subject to the Award granted. Awards to Non-Employee Directors and Independent Directors are subject to the limits set forth in Article 11.

Article 4. Eligibility and Participation

4.1	Participation. Subject to the provisions of the Plan, the Committee may, from time to time, and in its sole discretion, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan. In connection with the Spin-Off and pursuant to the terms of the Employee Matters Agreement between the Company and eBay Inc., entered into in connection with the Spin-Off, certain employees, consultants and directors of the Company, eBay Inc. and their respective subsidiaries will receive Assumed Spin-Off Awards.

4.2	Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or sub-plans applicable to particular Subsidiaries or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other Termination of Service, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures and handling of any Stock certificates or other indicia of ownership. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other law applicable to the Stock or the issuance of Stock under the Plan.

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Article 5. Stock Options

5.1	General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a)	Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(c), the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Participant has the right to exercise the vested Options, which time period may not extend beyond the term of the Option. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Participant, and may amend any other term or condition of such Option relating to such a Termination of Service. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.
(c)	Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2	Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.
(a)	Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i)	Ten years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii)	Three months after the Participant’s termination of employment as an Employee; and
(iii)	One year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(b)	Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(c)	Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power

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of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) and the Option is exercisable for no more than five years from the date of grant.
(d)	Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.
(f)	Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3	Substitution of Stock Appreciation Rights. Subject to Section 10.8, the Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have to right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

5.4	Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the exercise price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

Article 6. Restricted Stock Awards

6.1	Grant of Restricted Stock.
(a)	The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
(b)	The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.2	Issuance and Restrictions. All shares of Restricted Stock (including any shares received by Participants thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions on transferability and other restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights

2016 Proxy Statement

Appendix A - PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	A-12

and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Participant’s duration of employment, directorship or consultancy with the Company, Performance Criteria, Company performance, individual performance or other criteria selected by the Committee. By action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.3	Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Participant’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration. If a price was paid by the Participant for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Participant the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Participant for such Restricted Stock or such other amount as may be specified in the Award Agreement. The Committee in its discretion may provide that in the event of certain events, including a Change in Control, the Participant’s death, retirement or disability or any other specified Termination of Service or any other event, the Participant’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

6.4	Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

6.5	Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

Article 7. Stock Appreciation Rights

7.1	Grant of Stock Appreciation Rights.
(a)	A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b)	A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of

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A-13	Appendix A - PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. Except as described in (c) below, the exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.
(c)	Notwithstanding the foregoing provisions of Section 7.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

7.2	Payment and Limitations on Exercise.
(a)	Subject to Sections 7.2(b) payment of the amounts determined under Section 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement and subject to any tax withholding requirements.
(b)	To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

Article 8. Other Types of Awards

8.1	Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2	Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3	Dividend Equivalents.
(a)	Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the

2016 Proxy Statement

Appendix A - PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	A-14

date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, that to the extent shares of Stock subject to an Award are subject to performance-based vesting conditions, any Dividend Equivalents relating to such shares shall be subject to the same performance-based vesting conditions.
(b)	Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or SARs.

8.4	Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5	Deferred Stock Units. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock Units in the manner determined from time to time by the Committee. The number of shares of Deferred Stock Units shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, including service to the Company or any Subsidiary, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock underlying a Deferred Stock Unit award will not be issued until the Deferred Stock Unit award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Deferred Stock Unit Award has vested and the Stock underlying the Deferred Stock Unit Award has been issued.

8.6	Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The Committee shall specify, or permit the Participant to elect, the conditions and dates upon which the shares of Stock underlying the Restricted Stock Units shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. On the distribution dates, the Company shall, subject to Section 10.6(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7	Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

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8.8	Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units shall be set by the Committee in its discretion.

8.9	Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock Units, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

8.10	Exercise or Payment upon Termination of Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock Units, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock Units or Restricted Stock Units may be exercised or paid subsequent to a Termination of Service, as applicable, or following a Change in Control of the Company, or because of the Participant’s retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.

8.11	Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee and set forth in the applicable Award Agreement.

8.12	Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

Article 9. Performance-Based Awards

9.1	Purpose. The purpose of this Article 9 is intended to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in the Plan; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.

9.2	Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

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Appendix A - PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	A-16

9.3	Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock, the restrictions with respect to which lapse upon the attainment of specified Performance Goals and any other performance or incentive Awards that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

9.4	Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.5	Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.6	Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

Article  10. Provisions Applicable to Awards

10.1	Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

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A-17	Appendix A - PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated

10.2	Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3	Payment. The Committee shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan may be paid, the form of payment including, without limitation: (i) cash, (ii) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate payments required, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.4	Limits on Transfer.
(a)	Except as otherwise provided in Section 10.4(b):
(i)	No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;
(ii)	No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and
(iii)	During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.
(b)	Notwithstanding Section 10.4(a), the Committee, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more

2016 Proxy Statement

Appendix A - PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	A-18

Permitted Transferees (as defined below), subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer. For purposes of this Section 10.4(b), “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to the Form S-8 Registration Statement under the Securities Act, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

10.5	Beneficiaries. Notwithstanding Section 10.4, if provided in the applicable Award Agreement, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary designation is provided in the applicable Award Agreement or if no beneficiary has been designated or survives the Participant (or if a beneficiary designation is not enforceable and/or valid under the inheritance and other laws in the Participant’s country, as determined by the Committee in its sole discretion), payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.6	Stock Certificates; Book Entry Procedures.
(a)	Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions

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applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.7	Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.8	Prohibition on Repricing. Subject to Section 12.1, the Committee shall not, without the approval of the stockholders of the Company, authorize the amendment of any outstanding Award to reduce its price per share. Furthermore, subject to Section 12.1, no Award shall be canceled and replaced or substituted for with the grant of an Award having a lesser price per share without the further approval of stockholders of the Company. Subject to Section 12.1, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace or substitute for an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Subject to Section 12.1, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted.

10.9	Full Value Award Vesting Limitations. Notwithstanding any other provision of the Plan to the contrary, but subject to Sections 6.2, 12.1, 12.2 and 13.3(d) of the Plan, effective as of the 2016 Annual Meeting, Full Value Awards granted under the Plan shall become vested on one or more vesting dates over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is granted; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance to one or more Participants of an aggregate of up to 5% of the shares of Stock which may be issued or transferred under the Plan may be granted without regard to such minimum vesting provisions. Nothing in this Section 10.9 shall preclude the Board or the Committee from taking action, in its sole discretion, to accelerate the vesting of any Award in connection with or following a Change in Control.

Article 11. Independent Director Awards

11.1	The Board may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto

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Appendix A - PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as Amended and Restated	A-20

carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion, except that any Assumed Spin-Off Awards shall be subject to the terms as in existence as of the completion of the Spin-Off.

11.2	Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value of shares of Stock that may be granted during any fiscal year of the Company to any Non-Employee Director or Independent Director shall not exceed $600,000; provided, however, that (i) the limit set forth in this sentence shall be multiplied by two in the fiscal year in which a Non-Employee Director or Independent Director commences service on the Board, and (ii) the limit set forth in this sentence shall not apply to awards made pursuant to a Non-Employee Director’s or Independent Director’s election to receive an Award in lieu of all or a portion of a cash retainer for service on the Board or any committee thereunder or pursuant to conversion of an eBay Inc. award to a Company award.

Article 12. Changes in Capital Structure

12.1	Adjustments.
(a)	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and kind of shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.
(b)	In the event of any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any of its affiliates, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)	To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award

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or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)	To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock Units and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv)	To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)	To provide that the Award cannot vest, be exercised or become payable after such event.
(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b):
(i)	The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(ii)	The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).
(iii)	To the extent that such equitable adjustments result in tax consequences to the Participant, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payments by the Company or its Subsidiaries.
(d)	The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12.2	Acceleration Upon a Change in Control.
(a)	Notwithstanding Section 12.1, subject to Section 12.2(b) below, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between

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the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 12.2, this Section 12.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Further, to the extent that there are tax consequences to the Participant as a result of the acceleration or lapsing of forfeiture restriction upon a Change in Control, the Participant shall be responsible for payment of such taxes and shall not be compensated for such payment by the Company or its Subsidiaries.
(b)	Except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs during the Performance Period with respect to an outstanding Award that vests based on Performance Goal(s) or other performance-based objectives, the Performance Period of such Award shall end as of the date of the Change in Control and the Performance Goal(s) or other performance-based objectives shall be deemed to have been satisfied at the actual level of performance as of the date of the Change in Control, as determined by the Committee, as constituted immediately prior to the Change in Control, without proration, and such Award, to the extent deemed earned by the Committee, shall continue to be subject to time-based vesting following the Change in Control in accordance with the original vesting schedule; provided, however, that if the Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully vested pursuant to Section 12.2(a) above.

12.3	No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

Article 13. Administration

13.1	Committee. Except as otherwise provided herein, the Plan shall be administered by a committee consisting of two or more members of the Board (the “Committee”). Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided, that any action taken by the Committee shall

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be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 13.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

13.2	Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3	Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a)	Designate Participants to receive Awards;
(b)	Determine the type or types of Awards to be granted to each Participant;
(c)	Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d)	Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that, except as provided in Article 12 of the Plan, the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
(e)	Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f)	Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g)	Decide all other matters that must be determined in connection with an Award;
(h)	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan, including adopting sub-plans to the Plan or special terms for Award

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Agreements, for the purposes of complying with non-U.S. laws and/or taking advantage of tax favorable treatment for Awards granted to Participants outside the United States (as further set forth in Section 4.2 of the Plan) as it may deem necessary or advisable to administer the Plan;
(i)	Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j)	Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4	Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

13.5	Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants or to exercise any of the power, authority and discretion granted to the Committee pursuant to Section 13.3; provided, that (i) the Committee shall have the sole authority with respect to Awards granted to or held by (a) Employees who are subject to Section 16 of the Exchange Act and (b) Covered Employees, and (ii) officers of the Company (or Directors) to whom authority has been delegated hereunder shall not be delegated such authority with respect to Awards granted to or held by such officers (or Directors). Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board or the Committee.

Article 14. Effective and Expiration Date

14.1	Effective Date. The effective date of this Plan is July 17, 2015 (the “Effective Date”).

14.2	Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

Article 15. Amendment, Modification, and Termination

15.1	Amendment, Modification, and Termination. Subject to Section 16.16, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (iii) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant or (iv) amends Section 10.8 of the Plan.

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15.2	Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.16, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

Article  16. General Provisions

16.1	No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2	No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

16.3	Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require a Participant to remit to the Company or a Subsidiary, an amount sufficient to satisfy federal, state, local and foreign income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant and required by law to be withheld (including any amount deemed by the Company or the Participant’s employer, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or the Participant’s employer). The Committee may, in its discretion and in satisfaction of the foregoing requirement, allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award (as described above) shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding amounts or other applicable withholding rates to the extent that the withholding or repurchase of shares in excess of such minimum statutory amount would result in adverse accounting consequences to the Company.

16.4	No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5	Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

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16.6	Assumed Spin-Off Awards. Notwithstanding anything in this Plan to the contrary, each Assumed Spin-Off Award shall be subject to the terms and conditions of the equity compensation plan and award agreement to which such Award was subject immediately prior to the Spin-Off, subject to the adjustment of such Award by the Compensation Committee of eBay Inc. and the terms of the Employee Matters Agreement, dated as of July 17, 2015, between the Company and eBay Inc. entered into in connection with the Spin-Off; provided, that following July 17, 2015, each such Award shall relate solely to shares of Stock and be administered by the Committee in accordance with the administrative procedures in effect under this Plan.

16.7	Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and each person to whom the Committee delegates its authority under Section 13.5 shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.8	Relationship to Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any severance, resignation, termination, redundancy, end of service payments, long-term service awards, pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.9	Effect of Plan upon Compensation Plans. The adoption of the Plan shall not affect any compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including, without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

16.10	Awards Subject to Clawback. The Awards and any cash payment or shares of Stock delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

16.11	Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

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16.12	Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.13	Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.14	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

16.15	Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The Company shall have no obligation to issue or deliver shares of Stock prior to obtaining any approvals from listing, regulatory or governmental authority that the Company determines are necessary or advisable. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. The Company shall be under no obligation to register pursuant to the Securities Act, any of the shares of Stock paid pursuant to the Plan. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

16.16	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws of that State.

16.17	Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the

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Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

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B-1

APPENDIX B

PAYPAL EMPLOYEE INCENTIVE PLAN, AS AMENDED AND RESTATED

1.	Purpose.

The PayPal Employee Incentive Plan, as amended and restated, is an element of PayPal’s overall compensation strategy to align employee compensation with PayPal’s business objectives, strategy, and performance. The Plan is designed to reward PayPal’s employees for delivering measurable results. The purpose of the Plan is to align compensation with quarterly and annual performance and to enable PayPal to attract, retain, and reward highly qualified individuals who contribute to PayPal’s success and motivate them to enhance the value of the Company.

2.	Definitions.
(a)	“Board” means PayPal’s Board of Directors.
(b)	“Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any subsequent federal internal revenue law.
(c)	“Committee” means the Compensation Committee of PayPal’s Board of Directors (and any committee to which the Compensation Committee has delegated its authority as set forth in Section 3(b) hereof); in any event the Committee shall be comprised of not less than two directors of the Company, each of whom shall qualify in all respects as an “outside director” for purposes of Section 162(m) of the Code.
(d)	“Company” or “PayPal” means PayPal Holdings, Inc. or any corporation or business entity of which PayPal (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.
(e)	“eBay Plan” means the eBay Incentive Plan as in effect immediately prior to the effective time of the Spin-Off.
(f)	“Eligible Employee” means all active regular full-time and part-time employees who are notified by the Company that they are eligible to participate in the Plan.
(g)	“Employee Matters Agreement” means the Employee Matters Agreement dated as of July 17, 2015 between PayPal and eBay Inc.
(h)	“Incentive Award” means any cash or equity incentive payment made under the Plan.
(i)	“Performance Period” means the period in which performance is measured for which Incentive Awards are paid, as determined by the Committee.
(j)	“Plan” means this plan, which shall be known as the PayPal Employee Incentive Plan, as amended and restated and as it may be further amended and restated from time to time.
(k)	“Plan Year” means the calendar year.
(l)	“Spin-Off” means the distribution of shares of common stock of PayPal to the stockholders of eBay Inc. on July 17, 2015 pursuant to the Separation and Distribution Agreement, dated as of June 26, 2015, between the Company and eBay Inc.

3.	Administration.
(a)	The Plan shall be administered by the Committee. The Committee shall have full power and authority to:
(i)	interpret, construe, and administer all questions of policy and expediency pertaining to the Plan;
(ii)	adopt such rules, regulations, agreements, and instruments as it deems necessary for its proper administration;

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(iii)	select Eligible Employees to receive Incentive Awards;
(iv)	determine the terms of the Incentive Awards;
(v)	determine the amounts subject to Incentive Awards, including the exclusive right to establish, adjust, pay or decline to pay the Incentive Award for each Eligible Employee, provided that the exercise of such discretion shall not have the effect of increasing any Incentive Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code;
(vi)	determine whether Incentive Awards will be granted in replacement of, or alternatives to, any other incentive or compensation plan of PayPal or an acquired business unit;
(vii)	grant waivers of Plan or Incentive Award conditions;
(viii)	determine the form of payment of an Incentive Award, which may be in cash, stock or other property as determined by the Committee;
(ix)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or any Incentive Award or notice;
(x)	take any and all actions it deems necessary or advisable for the proper administration of the Plan;
(xi)	adopt such Plan procedures, regulations, subplans and the like as deemed necessary to enable Eligible Employees to receive awards; and
(xii)	amend the Plan at any time and from time to time, provided that no amendment to the Plan shall be effective unless approved by PayPal’s stockholders to the extent that such stockholder approval is required under Section 162(m) of the Code with respect to Incentive Awards that are intended to qualify under that Section.
(b)	The Committee may delegate its authority to grant and administer Incentive Awards to a separate committee or officer of the Company; however, only the Committee may grant and administer Incentive Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

4.	Eligibility.

All active regular full-time and part-time employees who are notified by the Company that they are eligible to participate in the Plan are eligible to participate in the Plan. Except as otherwise provided by the Committee, Participation begins January 1 or the first full Performance Period of employment for newly hired employees. Employees joining PayPal via an acquisition during the Plan Year will generally be eligible as of the first full Performance Period of employment unless otherwise notified by the Company. Employees who participate in other bonus programs, such as any sales incentive plan, are not eligible to participate in the Plan unless they are specifically made eligible in writing by an executive officer of the Company. In addition, the Company may, in its sole discretion, provide for a payout under the Plan for any employee who has changed positions and, as a result, may have been eligible to participate in the Plan and another bonus program during a Performance Period.

Notwithstanding the above, in connection with the Spin-Off and pursuant to the terms of the Employee Matters Agreement, each employee of the Company or its subsidiaries who was participating in the eBay Plan as of the effective date of the Plan shall become an Eligible Employee as of such effective date.

5.	Performance Measures and Goals.
(a)	The Committee shall establish performance measures and goals applicable to a particular Performance Period, provided that the outcome of the performance goals are substantially uncertain at the time such goals are established. Under ordinary circumstances, these performance measures shall be established within 90 days of the commencement of an annual Performance Period, or within the period that is the first 25% of any Performance Period that is shorter than twelve (12) months in duration.

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(b)	Each performance measure applicable to a Performance Period shall identify one or more of the following criteria that are to be monitored for PayPal or any business unit during the Performance Period:

•	trading volume;
•	users;
•	gross merchandise volume;
•	total payment volume;
•	revenue;
•	operating income;
•	EBITDA and/or net earnings (either before or after interest, taxes, depreciation and amortization);
•	net income (either before or after taxes);
•	earnings per share;
•	earnings as determined other than pursuant to United States generally accepted accounting principles (“GAAP”);
•	multiples of price to earnings;
•	multiples of price/earnings to growth;
•	return on net assets;
•	return on gross assets;
•	return on equity;
•	return on invested capital;
•	cash flow (including, but not limited to, operating cash flow and free cash flow);
•	net or operating margin;
•	economic profit;
•	stock price appreciation;
•	total stockholder return;
•	employee productivity;
•	market share;
•	volume;
•	customer satisfaction metrics;
•	sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions;
•	implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel;
•	financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions);
•	Stock price;
•	net sales;
•	expense levels;
•	product revenue growth;
•	gross profit;
•	financial ratios, including those measuring liquidity, activity, profitability or leverage;
•	cost of capital or assets under management;
•	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property, establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors));
•	co-development, co-marketing, profit sharing, joint venture or other similar arrangements;
•	economic value-added models or equivalent metrics;
•	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents, passing pre-approval inspections (whether of the Company or third parties));
•	gross or cash margins;
•	debt reduction;
•	reductions in costs;
•	year-end cash;
•	working capital levels, including cash, inventory and accounts receivable;
•	research and development achievements;
•	operating efficiencies; and
•	employee engagement/satisfaction metrics.

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The measures may be described in terms of growth, an absolute number, or relative to an external group, and may be calculated on a pro forma basis or in accordance with GAAP. The Committee may set Performance Periods and performance goals that differ among Eligible Employees.
(c)	The Committee may base performance measures and goals on one or more of the foregoing business criteria.

6.	Establishment of Target Bonuses.

The Committee will designate those Eligible Employees who are to be participants in the Plan for that year and will specify the terms and conditions for the determination and payment of an Incentive Award to each Eligible Employee. The Committee may condition the payment of an Incentive Award upon the satisfaction of such objective or subjective standards as it deems appropriate. Under ordinary circumstances, these performance measures shall be established within 90 days of the commencement of a Performance Period, or within the period that is the first 25% of any Performance Period that is shorter than twelve (12) months in duration.

7.	Incentive Awards.
(a)	Incentive Awards may be made on the basis of PayPal and/or business unit performance measures, goals, and formulas determined by the Committee.
(b)	No Eligible Employee may receive an Incentive Award of more than $8,000,000 or an equivalent amount of equity based on the fair market value of the Company’s common stock on the date of grant in any Plan Year.
(c)	As soon as practicable after the end of each Performance Period, the Committee will certify in writing whether the stated performance goals have been met and will determine the amount, if any, of the Incentive Award to be paid to each Eligible Employee.
(d)	In determining the Incentive Award, the Committee will consider the target goals established at the beginning of the Plan Year or applicable Performance Period, the degree to which the established goals were satisfied and any other objective or subjective factors it deems appropriate. The Committee may reduce the amount of, or eliminate altogether, any Incentive Award that would otherwise be payable. Individuals who enter the Plan during the Plan Year may have their awards prorated.

8.	Payment of Incentive Awards.

Subject to any election duly and validly made by an Eligible Employee with respect to the deferral of all or a portion of his or her Incentive Award, Incentive Awards shall be paid in cash or equity pursuant to a PayPal equity-based award plan under which securities have been registered on Form S-8 at such times and on such terms as are determined by the Committee in its sole and absolute discretion.

9.	Spin-Off and Assumption of Incentive Awards under the eBay Plan.

In connection with the Spin-Off, all incentive awards granted to any Eligible Employee under the eBay Plan for any performance period (as defined under the eBay Plan) that were pending at the time that the Spin-Off occurred were assumed by the Company and became administered and paid by the Company pursuant to this Plan and the terms of the Employee Matters Agreement, with such changes, if any, to the performance goals that were applicable to such incentive awards under the eBay Plan as were necessary in order to reflect the business of the Company following the Spin-Off.

www.paypal.com

B-5	Appendix B - PayPal Employee Incentive Plan, as Amended and Restated

10.	No Right to Bonus or Continued Employment.
(a)	Neither the establishment of the Plan, the provision for or payment of any amounts hereunder nor any action of the Company, the Board or the Committee with respect to the Plan shall be held or construed to confer upon any person:
(i)	any legal right to receive, or any interest in, an Incentive Award or any other benefit under the Plan, or
(ii)	any legal right to continue to serve as an officer or employee of the Company or any subsidiary or affiliate of the Company.
(b)	The Company expressly reserves any and all rights to discharge any Eligible Employee without incurring liability to any person under the Plan or otherwise. Upon such discharge and notwithstanding any other provision hereof and regardless of whether or not specified performance goals have been achieved or the amount of an Incentive Award has been determined, the Company shall have no obligation to pay any Incentive Award, unless the Committee otherwise expressly provides by written contract or other written commitment.

11.	Withholding.

The Company shall have the right to withhold, or require an Eligible Employee to remit to the Company, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the payment of any Incentive Award.

12.	Nontransferability.

Except as expressly provided by the Committee, the rights and benefits under the Plan are personal to an Eligible Employee and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

13.	Unfunded Plan.

The Company shall have no obligation to reserve or otherwise fund in advance any amounts that are or may in the future become payable under the Plan. Any funds that the Company, acting in its sole and absolute discretion, determines to reserve for future payments under the Plan may be commingled with other funds of the Company and need not in any way be segregated from other assets or funds held by the Company. An Eligible Employee’s rights to payment under the Plan shall be limited to those of a general creditor of the Company.

14.	Incentive Awards Subject to Clawback.

The Incentive Awards and any cash payment, stock or other property delivered pursuant to an Incentive Award are subject to forfeiture, recovery by the Company or other action pursuant to any agreement evidencing an Incentive Award or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

15.	Adoption, Amendment, Suspension and Termination of the Plan.
(a)	The Plan shall be effective for (i) Awards granted under this Plan on or after the consummation of the Spin-Off and (ii) Awards granted under the eBay Plan and assumed by the Company pursuant to Section 9 hereof.

2016 Proxy Statement

Appendix B - PayPal Employee Incentive Plan, as Amended and Restated	B-6

(b)	Subject to the limitations set forth in this subsection, the Board may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board may deem advisable; provided, however, that the Board shall not amend the Plan in any of the following respects without the approval of stockholders then sufficient to approve the Plan in the first instance:
(i)	To increase the maximum amount of Incentive Award that may be paid under the Plan or otherwise materially increase the benefits accruing to any Eligible Employee under the Plan;
(ii)	To materially modify the requirements as to eligibility for participation in the Plan; or
(iii)	To change the material terms of the stated performance goals.
(c)	No Incentive Award may be awarded during any suspension or after termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the consent of the person affected thereby, alter or impair any rights or obligations under any Incentive Award previously awarded under the Plan.

16.	Governing Law.

The validity, interpretation and effect of the Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware without regard to principles of conflict of laws.

www.paypal.com

PAYPAL HOLDINGS, INC.
2211 NORTH FIRST STREET
SAN JOSE, CA 95131

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to pypl.onlineshareholdermeeting.com

The Meeting will be exclusively online via live webcast. You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or Meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E07555-P77276	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PAYPAL HOLDINGS, INC.
The Board of Directors recommends that you vote “FOR” each of the Board of Directors’ nominees below:
Proposal 1 – Election of 9 director nominees named in the proxy statement to hold office until our 2017 Annual Meeting of Stockholders.
Nominees:		For	Against	Abstain

1a.	Wences Casares	☐	☐	☐

1b.	Jonathan Christodoro	☐	☐	☐

1c.	John J. Donahoe	☐	☐	☐

1d.	David W. Dorman	☐	☐	☐

1e.	Gail J. McGovern	☐	☐	☐

1f.	David M. Moffett	☐	☐	☐

1g.	Pierre M. Omidyar	☐	☐	☐

1h.	Daniel H. Schulman	☐	☐	☐

1i.	Frank D. Yeary	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 2, 4, 5 and 6 and "EVERY YEAR" for proposal 3 below:

	For	Against	Abstain

Proposal 2 – Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐

Every Year	Every Two Years	Every Three Years	Abstain

Proposal 3 – Advisory vote to approve the frequency of our future stockholder advisory votes approving the compensation of our named executive officers. ☐	☐	☐	☐

	For	Against	Abstain

Proposal 4 – Approval of the amendment and restatement of our 2015 Equity Incentive Award Plan.	☐	☐	☐

Proposal 5 – Approval of the amendment and restatement of the PayPal Employee Incentive Plan.	☐	☐	☐

Proposal 6 – Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. If this proxy is signed and returned, it will be voted in accordance with your instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E07556-P77276

PAYPAL HOLDINGS, INC.
Annual Meeting of Stockholders
To be Held on May 25, 2016

This proxy is solicited by the Board of Directors

The undersigned hereby appoints DANIEL H. SCHULMAN, JOHN D. RAINEY and A. LOUISE PENTLAND, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of PayPal Holdings, Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PayPal Holdings, Inc., a Delaware corporation, to be held on Wednesday, May 25, 2016, at 8:00 a.m., Pacific Time, at pypl.onlineshareholdermeeting.com, for the purposes listed on the reverse side and at any and all continuation(s) and adjournment(s) of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect to the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting

THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED: FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT, FOR PROPOSALS 2, 4, 5, AND 6, AND FOR EVERY YEAR FOR PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY CONTINUATION(S) AND ADJOURNMENT(S) THEREOF.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Continued and to be signed on reverse side